      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999
                      REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           SKY FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

               OHIO                                6022                             34-1372535
 (State or other jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer Identification
   incorporation or organization)        Classification Code No.)                      No.)

               221 SOUTH CHURCH STREET, BOWLING GREEN, OHIO 43402
                                 (419) 327-6300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

             MARTY E. ADAMS, PRESIDENT AND CHIEF OPERATING OFFICER
                            221 SOUTH CHURCH STREET
                           BOWLING GREEN, OHIO 43402
                                 (419) 327-6300
(Name, address, including zip code, & telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:

     M. PATRICIA OLIVER, ESQ.              W. GRANGER SOUDER, ESQ.               JEFFREY WERTHAN, ESQ.
 Squire, Sanders & Dempsey L.L.P.         Sky Financial Group, Inc.         Silver, Freedman & Taff L.L.P.
          4900 Key Tower                   221 South Church Street         1100 New York Avenue, N.W., Suite
         127 Public Square                Bowling Green, Ohio 43402                       700
    Cleveland, Ohio 44114-1304                                                Washington, D.C. 20005-3934

                            ------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE    OFFERING PRICE PER PROPOSED MAXIMUM AGGREGATE OFFERING      AMOUNT OF
        TO BE REGISTERED           REGISTERED (1)          UNIT                     PRICE (2)              REGISTRATION FEE (3)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock....................      2,118,030           N.A.                    $56,461,490                   $15,697
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) The number of common shares, without par value, of Sky Financial Group, Inc., an Ohio corporation, to be registered pursuant to this Registration Statement is based upon the number of shares of common stock, par value $0.01 per share, of Wood Bancorp, Inc., a Delaware corporation registered with the Federal Reserve Board as a bank holding company, presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates, multiplied by the exchange ratio of .7315 Sky Financial common shares for each share of Wood Bancorp common stock.

(2) This amount is arrived at pursuant to Rule 457(f)(1) and 457(c) under the Securities Act and solely for purpose of calculating the registration fee. The proposed maximum aggregate offering price is equal to the market value of the securities to be received by Sky Financial in the merger, which is calculated as the product of (i) $19.50, the average of the high and low sales prices per share of Wood Bancorp common stock quoted on the Nasdaq National Market System on May 25, 1999 and (ii) 2,895,461 the estimated maximum number of shares of Wood Bancorp common stock that will be canceled in the merger.

(3) The registration fee of $15,697 for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act, as $56,461,490 multiplied by .000278. In accordance with Rule 457(b), $17,719 previously paid by Sky Financial upon the filing of its preliminary proxy materials on May 11, 1999 has been credited against the registration fee payable in connection with this filing. There is no remaining fee to be paid by Sky Financial.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

WOOD BANCORP LOGO

                                PROPOSED MERGER
                                       OF
                                 SKY FINANCIAL
                                      AND
                                  WOOD BANCORP

                          YOUR VOTE IS VERY IMPORTANT

     As you may know, the boards of directors of Sky Financial Group, Inc. and Wood Bancorp, Inc. have agreed to merge with each other. On December 16, 1998, Wood Bancorp and Sky Financial signed a merger agreement, the details of which are described in this proxy statement/prospectus.

     You will receive .7315 Sky Financial common shares for each share of Wood Bancorp common stock you own. The merger has been structured so that you will not recognize any gain or loss for federal income tax purposes as a result of the merger, except for tax payable because of cash received by you instead of fractional Sky Financial common shares.

     Based on market prices on December 16, 1998, the last full trading day before Sky Financial and Wood Bancorp announced their merger, the exchange of shares would give you $20.57 per share. Based on market prices on May 26, 1999, the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus, the exchange of shares would give you $21.26 per share. FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 14.
     Sky Financial common shares are traded on the Nasdaq National Market System under the trading symbol "SKYF." On December 16, 1998, the last full trading day before the announcement of the merger, the closing price of Sky Financial's common shares was $28.13 per share and the closing price of shares of Wood Bancorp's common stock was $15.88 per share. On May 26, 1999, the most recent practicable date before the printing of this proxy statement/prospectus, the closing price of Sky Financial's common shares was $29.06 per share and the closing price of shares of Wood Bancorp's common stock was $19.89 per share.

     Whether or not you plan to attend the stockholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you need assistance voting your shares, please call Wood Bancorp at (419) 352-3502.

     The date, time and place of the stockholders' meeting is:
           Wednesday, July 7, 1999
           10:00 a.m.
           Bowling Green Country Club
           923 Fairview
           Bowling Green, Ohio 43402

/S/ Richard L. Gordley
Richard L. Gordley
President and Chief Executive Officer

     THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated May 28, 1999 and is being first mailed to stockholders on or about June 10, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     Sky Financial filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Sky Financial common shares to be issued to Wood Bancorp stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Sky Financial in addition to being a proxy statement of Wood Bancorp for the Wood Bancorp special meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information contained in the registration statement or in the exhibits and schedules to the registration statement.

     Both Sky Financial and Wood Bancorp file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the companies at the Securities and Exchange Commission's public reference room at the following location:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                              Washington, DC 20549

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Securities and Exchange Commission filings by the companies are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, the filings can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, DC 20006.

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to decide how to vote on the merger. Sky Financial and Wood Bancorp have not authorized anyone to provide you with information that is different from or in addition to what is contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This proxy statement/prospectus is dated May 28, 1999.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows Sky Financial and Wood Bancorp to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the Securities and Exchange Commission by Sky Financial and Wood Bancorp as well as First Western Bancorp, Inc., a bank holding company that is also merging with Sky Financial. First Western and its merger with Sky Financial is discussed in this proxy statement/prospectus. These documents contain important information about the companies. You should read this proxy statement/ prospectus together with the information incorporated by reference.

  SKY FINANCIAL SEC FILINGS
     (FILE NO. 0-18209)        PERIOD OR DATE FILED
  -------------------------    --------------------
Annual Report on Form 10-K     Year ended:             -     December 31, 1998
Annual Report on Form 10-K/A   Year ended:             -     December 31, 1998
Quarterly Report on Form 10-Q  Quarter ended:          -     March 31, 1999
Proxy Statement for 1999       Filed on:               -     March 10, 1999
  Annual Meeting of
  Stockholders
Current Reports on Form 8-K    Filed on:               -     December 28, 1998
                                                       -     February 12, 1999
Registration Statement on      Filed on:               -     *January 23, 1990
  Form 8-A (description of
  Sky Financial common
  shares)
Registration Statement on      Filed on:               -     *September 17, 1998
  Form 8-A (description of
  Sky Financial preferred
  share purchase rights)

* Filed under the name "Citizens Bancshares, Inc."

  WOOD BANCORP SEC FILINGS
     (FILE NO. 0-22034)        PERIOD OR DATE FILED
  ------------------------     --------------------
Annual Report on Form 10-KSB   Year ended:             -     June 30, 1998
Quarterly Reports on Form      Quarters ended:         -     September 30, 1998
  10-Q                                                 -     December 31, 1998
                                                       -     March 31, 1999
Proxy Statement for 1998       Filed on:               -     September 28, 1998
  Annual Meeting of
  Stockholders
Current Reports on Form 8-K    Filed on:               -     December 31, 1998
Registration Statement on      Filed on:               -     July 8, 1993
  Form 8-A (description of
  Wood Bancorp common shares)

  FIRST WESTERN SEC FILINGS
     (FILE NO. 0-13882)        PERIOD OR DATE FILED
  -------------------------    --------------------
Annual Report on Form 10-K     Year ended:             -     December 31, 1998
Annual Report on Form 10-K/A   Year ended:             -     December 31, 1998
Quarterly Report on Form 10-Q  Quarter ended:          -     March 31, 1999
Current Reports on Form 8-K    Filed on:               -     December 15, 1998

     Sky Financial and Wood Bancorp are also incorporating by reference additional documents that Sky Financial, Wood Bancorp and First Western file with the Securities and Exchange Commission between the initial filing of this proxy statement/prospectus and the date of effectiveness of this proxy statement/prospectus and between the date of this proxy statement/prospectus and the date of the Wood Bancorp special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     This proxy statement/prospectus incorporates by reference documents that are not delivered with it. You may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling the appropriate party at the following address or telephone number:

W. Granger Souder, Jr., Corporate Secretary  David L. Nagel, Secretary
Sky Financial Group, Inc.                    Wood Bancorp, Inc.
221 South Church Street                      124 East Court Street
Bowling Green, Ohio 43402                    Bowling Green, Ohio 43402-2259
(419) 327-6300                               (419) 352-3502

     If you would like to request documents from us, please do so by June 29, 1999 to receive the documents before the Wood Bancorp special meeting.

     Sky Financial has supplied all of the information contained or incorporated by reference in this proxy statement/prospectus relating to Sky Financial, Wood Bancorp has supplied all such information relating to Wood Bancorp and First Western has supplied all such information relating to First Western.

     THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF SKY FINANCIAL FOLLOWING THE CONSUMMATION OF THE MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES WITH WHICH SKY FINANCIAL MERGES ARE GREATER THAN EXPECTED; (5) CHANGES OCCUR IN THE INTEREST RATE ENVIRONMENT THAT REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH AFFILIATED COMPANIES WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF SKY FINANCIAL AFTER THE MERGER IS INCLUDED IN THE SECURITIES AND EXCHANGE COMMISSION FILINGS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS.

     FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" ON P. 14.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    i
Incorporation by Reference..................................    i
Questions and Answers About The Sky Financial/Wood Bancorp
  Merger....................................................    1
Summary.....................................................    2
  The Merger................................................    2
  The Companies.............................................    5
  Recent Developments.......................................    6
  Our Reasons for the Merger................................    7
  Board Recommendation to Stockholders......................    7
  The Wood Bancorp Special Meeting..........................    7
  Comparative Market Value Data.............................    8
  Comparison of Certain Unaudited Per Share Data............    9
  Selected Historical Financial Data of Sky Financial.......   10
  Selected Historical Financial Data of First Western.......   11
  Selected Historical Financial Data of Wood Bancorp........   12
  Sky Financial, Wood Bancorp and First Western Unaudited
     Pro Forma Combined Selected Financial Data.............   13
Risk Factors................................................   14
The Wood Bancorp Special Meeting............................   17
  Purpose of the Wood Bancorp Special Meeting...............   17
  Record Date; Voting Rights; Proxies.......................   17
  Solicitation of Proxies...................................   18
  Quorum....................................................   18
  Required Vote.............................................   18
The Merger..................................................   19
  Background of the Merger..................................   19
  Wood Bancorp's Reasons for the Merger; Recommendation of
     the Wood Bancorp Board of Directors....................   21
  Fairness Opinion of Stifel, Nicolaus & Company,
     Incorporated...........................................   22
  Sky Financial's Reasons for the Merger....................   29
  Board of Directors and Management of Sky Financial
     Following the Merger...................................   30
  Board of Directors and Management of Mid Am Bank Following
     the Subsidiary Merger..................................   30
  Interests of Wood Bancorp's Directors and Executive
     Officers in the Merger.................................   30
  Material Federal Income Tax Consequences..................   32
  Accounting Treatment......................................   32
  Effect of the Merger on Employee Benefit Plans............   33

                                                              PAGE
                                                              ----
  Expenses of the Merger....................................   34
  Regulatory Approvals......................................   34
  Resale of Sky Financial Common Shares.....................   34
  Stock Exchange Listing....................................   34
  Dividends.................................................   35
  Rights of Appraisal.......................................   35
The Merger Agreement........................................   35
  The Merger................................................   35
  Effective Date............................................   35
  Conversion of Shares of Wood Bancorp Common Stock.........   35
  Conversion of Wood Bancorp Stock Options..................   36
  Surrender of Certificates.................................   36
  Conditions to Completion of the Merger....................   37
  Representations and Warranties............................   39
  Conduct of Business Pending the Merger....................   40
  Other Acquisition Proposals...............................   41
  Termination...............................................   42
  Amendment; Waiver.........................................   42
  Stock Option Agreement....................................   42
Description of Sky Financial Capital Stock..................   45
Material Differences Between the Rights of Ohio Shareholders
  and Delaware Stockholders.................................   46
  Introduction..............................................   46
  Authorized Shares.........................................   46
  Business Combinations.....................................   46
  Rights of Appraisal.......................................   47
  Number of Directors.......................................   48
  Classification of the Board of Directors..................   48
  Nomination of Directors...................................   48
  Cumulative Voting.........................................   49
  Newly Created Directorships and Vacancies on the Board....   49
  Removal of Directors......................................   50
  Special Meetings of Stockholders..........................   50
  Corporate Action Without a Stockholder Meeting............   50
  Advance Notice Provisions.................................   51
  Amendments to Articles and Certificate of Incorporation...   51
  Amendments to Code of Regulations and Bylaws..............   52
  Preemptive Rights.........................................   52
  Dividends.................................................   53

                                                              PAGE
                                                              ----
  Indemnification of Directors, Officers and Employees......   53
  Limitation of Personal Liability of Directors.............   55
  Constituency Provisions...................................   55
  Anti-Takeover Protection..................................   56
Unaudited Pro Forma Condensed Combined Financial
  Statements................................................   57
Experts.....................................................   65
Legal Opinions..............................................   65
Indemnification.............................................   65
Stockholder Proposals.......................................   66
Annex A -- Agreement and Plan of Merger.....................    A
Annex B -- Stock Option Agreement...........................    B
Annex C -- Fairness Opinion of Stifel, Nicolaus & Company,
  Incorporated..............................................    C

                          QUESTIONS AND ANSWERS ABOUT
                     THE SKY FINANCIAL/WOOD BANCORP MERGER

Q:  WHY ARE SKY FINANCIAL AND WOOD BANCORP PROPOSING TO MERGE?

A: We believe that the merger of Wood Bancorp with Sky Financial will benefit you as a stockholder of Wood Bancorp. The merger will provide enhanced liquidity, access to additional capital and a wide array of banking and financial products and services. The merger will also strengthen our competitive position, generate cost savings and enhance acquisition and other opportunities. The affiliated organization will be able to conduct its banking business through banking centers located throughout Ohio, Western Pennsylvania, West Virginia and Michigan.

Q:  WHAT DO I NEED TO DO NOW?

A: Just mail your signed and dated proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting to vote on the merger. The stockholders' meeting for Wood Bancorp will take place on July 7, 1999. The Board of Directors of Wood Bancorp unanimously recommends that you vote for the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. Just send in a later-dated, signed proxy card before the meeting or attend the meeting in person and vote. You may send a new proxy card to the following address:

    Wood Bancorp, Inc.
    124 E. Court Street
    Bowling Green, Ohio 43402

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, Sky Financial will send you written instructions for exchanging your stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We hope to complete it on or about July 17, 1999, assuming all applicable governmental approvals have been received by that date.

Q:  WHAT IF I HAVE QUESTIONS?

A: If you have questions, please call Richard L. Gordley or David L. Nagel at Wood Bancorp at (419) 352-3502.

                                    SUMMARY

     Because this is a summary, it does not contain all the information that may be important to you. You should carefully read this entire proxy statement/prospectus and its annexes and the documents to which this document refers before you decide how to vote. For a description of the documents to which this document refers, you should review "Where You Can Find More Information" (page i).

                                   THE MERGER

     THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/ PROSPECTUS. WE ENCOURAGE YOU TO READ THIS AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 35)

     You will receive .7315 Sky Financial common shares in exchange for each share of Wood Bancorp common stock you own. Sky Financial will not issue fractional shares. You will receive a cash payment for any fractional shares based on the market value of Sky Financial common shares at the time of the merger.

CONVERSION OF WOOD BANCORP STOCK OPTIONS (SEE PAGE 36)

     Stock options to purchase shares of Wood Bancorp common stock will be automatically converted into stock options to purchase Sky Financial common shares. The number of Sky Financial common shares subject to these converted options and the exercise price of these converted options will be adjusted as provided in the merger agreement to give effect to the exchange ratio of .7315 Sky Financial common shares for each share of Wood Bancorp common stock.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE 8)

     Sky Financial common shares and shares of Wood Bancorp common stock are both listed on the Nasdaq National Market System.

     The following table presents trading information for the Sky Financial common shares and shares of Wood Bancorp common stock on December 16, 1998 and May 26, 1999. December 16, 1998 was the last full trading day prior to our announcement of the signing of the merger agreement. May 26, 1999 was the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus. You should read the information presented below in conjunction with "Comparative Market Value Data" on page 8.

                            SKY            WOOD
                         FINANCIAL        BANCORP
                          COMMON          COMMON
                          SHARES           STOCK
                       (DOLLARS PER    (DOLLARS PER
                          SHARE)          SHARE)
                       -------------   -------------
                       HIGH     LOW    HIGH     LOW
                       ----     ---    ----     ---
December 16, 1998      28.50   27.63   16.25   14.00
May 26, 1999           29.13   28.13   19.89   19.25

TAX FREE TRANSACTION TO YOU (SEE PAGE 32)

     The merger has been structured so that you will not recognize any gain or loss for federal income tax purposes in the merger, except for tax payable because of cash received by you instead of fractional shares.

DIVIDEND POLICY (SEE PAGE 35)

     Sky Financial and Wood Bancorp will cooperate to assure that there will not be a duplicate payment of a Sky Financial dividend and a Wood Bancorp dividend, or a missed dividend payment to you as a result of the merger. The Companies agree that Wood Bancorp may continue to declare quarterly cash dividends, in an amount not to exceed the most recent quarterly cash dividend, on shares of Wood Bancorp common stock prior to the merger. Following completion of the merger, you will receive dividends, if any, declared by Sky Financial as a Sky Financial shareholder.

TRANSACTION FAIR TO YOU ACCORDING TO INVESTMENT BANKERS (SEE PAGE 22)

     In deciding to approve the merger, the Wood Bancorp Board of Directors considered the opinion from its financial advisor as to the fairness from a financial point of view of the exchange ratio under the merger agreement.

     Wood Bancorp received an opinion from its financial advisor, Stifel, Nicolaus & Company, Incorporated, that as of the date of that opinion, the exchange ratio contemplated by the merger agreement was fair from a financial point of view to you. For its financial advisory services, Wood Bancorp has paid Stifel nonrefundable cash fees in the amount of $125,000 and has agreed to pay Stifel a future fee equal to 0.35% of the total merger consideration less $100,000 at the closing of the merger.

     The full text of the opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the reviews undertaken, is attached as Annex C to this proxy statement/prospectus.

WE ENCOURAGE YOU TO READ THE OPINION IN ITS ENTIRETY.

WHAT WILL HAPPEN TO SKY FINANCIAL AND WOOD BANCORP AT THE TIME OF THE MERGER (SEE PAGE 35)

     At the time of the merger, Sky Financial will issue Sky Financial common shares to you in exchange for your shares of Wood Bancorp common stock. Wood Bancorp will be merged with Sky Financial and, thereafter, First Federal Bank will be merged with Mid Am Bank.

BOARD OF DIRECTORS AND MANAGEMENT OF SKY FINANCIAL FOLLOWING THE MERGER (SEE PAGE 30)

     If the merger is completed, the size of the Board will be increased and Robert Spitler from Wood Bancorp will be nominated to serve on the Sky Financial Board of Directors.

BOARD OF DIRECTORS AND MANAGEMENT OF MID AM BANK FOLLOWING THE SUBSIDIARY MERGER (SEE PAGE 30)

     First Federal Bank will merge with Mid Am Bank immediately after the merger, assuming that all necessary regulatory approvals are received. Richard Gordley, a member of the First Federal Bank Board of Directors, will be nominated to serve on the Mid Am Bank Board of Directors.

INTERESTS OF WOOD BANCORP'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 30)

     In considering the recommendation of the Wood Bancorp Board, you should be aware that the executive officers and directors of Wood Bancorp may have employment and other compensation agreements or plans that give them interests in the merger that are somewhat different from or in addition to your interests. Please refer to pages 30 through 31 for more information about these interests.

     Also, following the merger, Sky Financial will provide directors' and officers' insurance for the directors and officers of Wood Bancorp and will indemnify the directors and officers of Wood Bancorp for claims occurring before the effective time of the merger.

CONDITIONS TO THE MERGER (SEE PAGE 37)

     The completion of the merger depends upon meeting a number of conditions, including the following, any of which may be waived:

     - accuracy of the representations and warranties made in the merger agreement;

     - performance of obligations by Sky Financial and Wood Bancorp under the merger agreement;

     - approval and adoption of the merger agreement by Wood Bancorp stockholders;

     - receipt of required governmental approvals and expiration or termination of all applicable statutory waiting periods relating to the merger;

     - absence of any injunction or other order by any court or other governmental entity which would prohibit or prevent the merger;

     - effectiveness of the registration statement filed with the SEC relating to the issuance of common shares by Sky Financial in the merger; and

     - receipt of all required approvals and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 42)

     Both parties can mutually agree to terminate the merger agreement at any time prior to completing the merger.

     In addition, either party acting alone can terminate the merger agreement under the circumstances described on page 42.

STOCK OPTION AGREEMENT (SEE PAGE 42)

     When the merger agreement was signed, Wood Bancorp granted Sky Financial an option to purchase up to 19.9% of the shares of Wood Bancorp common stock at a per share price of $16.00. Sky Financial may only exercise its option upon specified "triggering events." Wood Bancorp granted this option to Sky Financial in order to increase the likelihood that the merger will be completed. The stock option agreement could discourage other companies from trying or proposing to combine with Wood Bancorp before the merger is completed.

     The stock option agreement is attached as Annex B to this proxy statement/prospectus. WE ENCOURAGE YOU TO READ THIS AGREEMENT IN ITS ENTIRETY.

REGULATORY MATTERS (SEE PAGE 34)

     Sky Financial has filed the necessary applications to obtain approval for the merger from the Federal Reserve Board, the Office of Thrift Supervision and the Ohio Division of Financial Institutions. These applications are currently under review. Prior to completing the merger, the appropriate governmental waiting periods must have expired.

POOLING-OF-INTERESTS ACCOUNTING TREATMENT (SEE PAGE 32)

     We expect the merger to qualify as a pooling-of-interests, which means that we will treat our companies as if they had always been one company for accounting and financial reporting purposes.

RIGHTS OF APPRAISAL (SEE PAGE 35)

     Under Delaware law, Wood Bancorp stockholders do not have rights of appraisal in connection with the merger.

VOTES REQUIRED (SEE PAGE 18)

     A majority of the votes cast by the stockholders entitled to vote at the Wood Bancorp special meeting must vote to approve the merger agreement for it to be adopted. A majority of the issued and outstanding shares of Wood Bancorp common stock must be present in person or by proxy for any vote to be valid.

LISTING OF SKY FINANCIAL COMMON SHARES (SEE PAGE 34)

     Sky Financial will list the Sky Financial common shares to be issued in the merger on the Nasdaq National Market System under the trading symbol "SKYF."

MATERIAL DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (SEE PAGE 46)

     The rights of holders of Sky Financial common shares are currently governed by Ohio law and Sky Financial's articles of incorporation and code of regulations. The rights of holders of shares of Wood Bancorp common stock are currently governed by Delaware law and Wood Bancorp's certificate of incorporation and bylaws. When the merger is completed, holders of shares of Wood Bancorp common stock will become holders of Sky Financial common shares.

     See page 46 to learn more about the material differences between the rights of holders of Sky Financial common shares and the rights of holders of shares of Wood Bancorp common stock.

                                 THE COMPANIES

SKY FINANCIAL GROUP, INC.
221 South Church Street
Bowling Green, Ohio 43402
(419) 327-6300

     Sky Financial is a diversified financial services holding company headquartered in Bowling Green, Ohio. Sky Financial's banking affiliates include:

     - Mid Am Bank, Toledo, Ohio;
     - The Citizens Banking Company, Salineville, Ohio (to be renamed Sky Bank upon consummation of the First Western merger); and

     - The Ohio Bank, Findlay, Ohio.

     Sky Financial's financial services affiliates include:

     - Sky Asset Management Services, Inc., Clearwater, Florida;

     - Sky Investments Inc., Bryan, Ohio;

     - Mid Am Credit Corp., Columbus, Ohio;

     - Mid Am Private Trust, N.A., Cleveland, Ohio;

     - Mid Am Financial Services, Inc., Carmel, Indiana;

     - Simplicity Mortgage Consultants, Marion, Indiana;

     - Mid Am Title Insurance Agency, Inc., Adrian, Michigan;

     - Sky Technology Resources, Inc., Bowling Green, Ohio;

     - ValueNet, Inc., Lisbon, Ohio;

     - Picton Cavanaugh, Inc., Toledo, Ohio;

     - Freedom Financial Life Insurance Company, Phoenix, Arizona; and

     - Freedom Express, Inc., Salineville, Ohio.

     At March 31, 1999, Sky Financial had total consolidated assets of approximately $4.7 billion and total shareholders' equity of approximately $349 million. For the three months ended March 31, 1999, Sky Financial's return on average total assets was 1.73% and return on average common shareholders' equity was 23.35%.

Sky Financial common shares are traded on the Nasdaq National Market System under the symbol "SKYF."

WOOD BANCORP, INC.
124 East Court Street
Bowling Green, Ohio 43402-2259
(419) 352-3502

     Wood Bancorp is a Delaware corporation headquartered in Bowling Green, Ohio with a wholly-owned federal savings association subsidiary named First Federal Bank. First Federal Bank has seven offices located in Bowling Green, Rossford, Woodville, Pemberville, Grand Rapids and North Baltimore, Ohio.

     At March 31, 1999, Wood Bancorp had total consolidated assets of approximately $170 million and total stockholders' equity of approximately $25 million. For the nine months ended March 31, 1999, Wood Bancorp's return on average total assets was 1.57% and return on average common stockholders' equity was 11.25%. Shares of Wood Bancorp common stock are traded on the Nasdaq National Market System under the symbol "FFWD."

                              RECENT DEVELOPMENTS

     On December 14, 1998 Sky Financial and First Western, a Pennsylvania business corporation, entered into a merger agreement. First Western is a bank holding company headquartered in New Castle, Pennsylvania and is registered with the Federal Reserve Board as a bank holding company. First Western provides retail and commercial banking and trust services through 47 community banking offices in western Pennsylvania and northeastern Ohio.

     At March 31, 1999, First Western had total consolidated assets of approximately $2.0 billion and total stockholders' equity of approximately $150 million. For the three months ended March 31, 1999, First Western's return on average total assets was 1.03% and return on average common shareholders' equity was 14.36%. Shares of First Western common stock are traded on the Nasdaq National Market System under the symbol "FWBI."

     Assuming the merger with First Western is completed as proposed, on an unaudited pro forma basis at March 31, 1999, the combined entity of Sky Financial and First Western would have had total consolidated assets of approximately $6.7 billion and total shareholders' equity of approximately $471 million. Also on an unaudited pro forma basis for the three months ended March 31, 1999, the combined entity's return on average total assets would have been 1.51% and return on average common shareholders' equity would have been 20.65%. For more detailed unaudited pro forma financial information see the "Sky Financial, Wood Bancorp and First Western Unaudited Pro Forma Combined Selected Financial Data" on page 13 and the "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes on pages 57 through 64.

     Under the merger agreement, a newly formed subsidiary of Sky Financial will merge with First Western, with First Western being the surviving corporation in that merger and, as a result of the merger, being a wholly-owned subsidiary of Sky Financial. Promptly after the merger, Sky Financial will contribute to the capital of First Western all of the outstanding stock of The Citizens Banking Company, a wholly-owned subsidiary of Sky Financial. Assuming the receipt of all necessary regulatory approvals, First Western Bank, National Association, a wholly-owned subsidiary of First Western, will merge with The Citizens Banking Company, which will be the surviving corporation in that merger and will then continue as a wholly-owned subsidiary of First Western, which itself will continue as a wholly-owned subsidiary of Sky Financial.

     The merger agreement also states that First Western stockholders will receive 1.211 Sky Financial common shares for each share of First Western common stock, in a tax free exchange expected to be accounted for as a pooling-of-interests. Assuming the First Western merger is approved, Sky Financial will issue approximately 13.5 million Sky Financial common shares to First Western stockholders and it is estimated that former First Western stockholders will own approximately 23% of the outstanding Sky Financial common shares.

     If the merger is completed, the size of the Sky Financial Board will be increased from 25 to 27 members to accommodate the addition of two of the First Western directors to the Sky Financial Board.

     First Western and Sky Financial entered into a stock option agreement under which First Western granted Sky Financial an option to purchase up to 19.9% of the shares of First Western's common stock at a per share price of $28.50. First Western granted this option to Sky Financial in order to increase the likelihood that they would complete the merger.

                           OUR REASONS FOR THE MERGER

     As previously mentioned, Wood Bancorp believes that the merger of Wood Bancorp with Sky Financial will provide benefits, including increased liquidity, access to capital, and a wide array of banking and financial services and products. If the mergers with First Western and Wood Bancorp are approved, you will become a shareholder of a $6.9 billion financial services organization that will be able to serve its customers through 210 banking centers located throughout Ohio, western Pennsylvania, West Virginia and Michigan. To review our reasons for the Wood Bancorp merger in detail, as well as how Sky Financial and Wood Bancorp came to agree on the merger, see pages 19 through 22.

                      BOARD RECOMMENDATION TO STOCKHOLDERS

     The Board of Directors of Wood Bancorp believes that the merger with Sky Financial is in your best interests and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement.

                                THE WOOD BANCORP
                                SPECIAL MEETING

     You are entitled to vote at the special meeting if you owned shares of Wood Bancorp common stock as of the close of business on June 4, 1999. As of June 4, 1999, a total of 2,873,407 votes were eligible to be cast at the Wood Bancorp special meeting. At the special meeting, the stockholders will consider and vote upon a proposal to approve and adopt the merger agreement.

                         COMPARATIVE MARKET VALUE DATA

     On October 2, 1998, Citizens Bancshares, Inc. and Mid Am, Inc. completed a "merger of equals" transaction, pursuant to which the resulting company changed its name to Sky Financial Group, Inc. The Nasdaq National Market System symbol for Sky Financial common shares was changed from "CICS" to "SKYF." Shares of Wood Bancorp common stock are traded on the Nasdaq National Market System under the symbol "FFWD." The information presented in the following table reflects the last reported sale prices for Sky Financial and Wood Bancorp on December 16, 1998, the last trading day preceding our public announcement of the merger and on May 26, 1999, the last practicable trading day for which information was available shortly prior to the date of this proxy statement/prospectus. No assurance can be given as to what the market price of Sky Financial common shares will be, if and when the merger is consummated. We have calculated the equivalent per share basis by multiplying the last reported sale price of Sky Financial common shares on the dates indicated by the exchange ratio of .7315.

                SKY FINANCIAL GROUP, INC. AND WOOD BANCORP, INC.
                            COMPARATIVE MARKET VALUE
                           -------------------------

                                                                       WOOD BANCORP
                                                                        EQUIVALENT
                                                                        PER SHARE
                                      SKY FINANCIAL    WOOD BANCORP       BASIS
                                      -------------    ------------    ------------
December 16, 1998...................     $28.13           $15.88          $20.57
May 26, 1999........................     $29.06           $19.89          $21.26

                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following table presents historical and pro forma per share data of Sky Financial, Wood Bancorp and First Western. The equivalent pro forma information was obtained by multiplying the related pro forma combined amounts for Sky Financial by the exchange ratio of .7315 for Wood Bancorp. You should read this information together with our historical and pro forma financial statements incorporated by reference or included in this document. The comparative earnings per share data does not include any expenses that we expect to incur in connection with completing the merger and integrating the operations of Sky Financial, Wood Bancorp and First Western. We expect that the merger will provide Sky Financial with financial benefits, including operating cost savings and revenue enhancements. While the pro forma information is helpful in showing the financial characteristics of Sky Financial after the mergers under one set of assumptions, it does not attempt to predict or suggest future results.

     The information in the following table is based on the historical financial information that we have presented in the reports and other information that we have filed with the Securities and Exchange Commission. We have incorporated this material into this document by reference. See "Where You Can Find More Information" on page i.

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                      FOR THE THREE MONTHS       AS OF AND FOR THE YEAR ENDED
                                                         ENDED MARCH 31,                 DECEMBER 31,
                                                      ---------------------      ----------------------------
                                                        1998         1999         1996       1997       1998
                                                      --------     --------      ------     ------     ------
                                                                                         (UNAUDITED)
NET INCOME PER COMMON SHARE:
Historical
  Sky Financial
    Basic...........................................   $  .29       $  .45       $ 1.14     $ 1.29     $  .39
    Diluted.........................................      .29          .44         1.11       1.27        .39
  Wood Bancorp
    Basic...........................................   $  .22       $  .24       $  .50     $  .91     $  .94
    Diluted.........................................      .21          .24          .48        .86        .93
  First Western
    Basic...........................................   $  .50       $  .48       $ 1.49     $ 1.80     $ 1.61
    Diluted.........................................      .49          .47         1.47       1.77       1.58
  Pro forma combined
    Basic...........................................   $  .32       $  .43       $ 1.15     $ 1.34     $  .63
    Diluted.........................................      .32          .43         1.12       1.31        .62
  Equivalent amount of Wood Bancorp(A)
    Basic...........................................   $  .23       $  .31       $  .84     $  .98     $  .46
    Diluted.........................................      .23          .31          .82        .96        .45
DIVIDENDS PER COMMON SHARE:
  Historical
    Sky Financial...................................   $ .145       $  .21       $  .38     $  .51     $  .65
    Wood Bancorp....................................     .085          .10          .16        .27        .35
    First Western...................................      .15          .15          .49        .56        .70
  Equivalent amount of Wood Bancorp(A)..............      .11          .15          .28        .37        .48
BOOK VALUE PER COMMON SHARE:
  Historical
    Sky Financial...................................   $ 8.22       $ 7.76       $ 7.77     $ 8.45     $ 7.64
    Wood Bancorp....................................     8.18         8.63         7.29       8.01       8.52
    First Western...................................    12.92        13.46        11.16      12.47      13.37
  Pro forma combined................................     8.86         8.16         8.18       8.94       8.53
  Equivalent amount of Wood Bancorp(A)..............     6.48         5.97         5.98       6.54       6.24

-------------------------
(A) The equivalent pro forma per share data for Wood Bancorp is computed by multiplying pro forma combined information (or Sky Financial information for dividends per common share) by .7315, the exchange ratio.

              SELECTED HISTORICAL FINANCIAL DATA OF SKY FINANCIAL

     The following table sets forth selected historical financial data of Sky Financial and has been derived from its financial statements. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that Sky Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page i.

                                        FOR THE THREE MONTHS
                                           ENDED MARCH 31,                  AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          1998         1999         1994         1995         1996         1997         1998
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
  Interest income....................  $   89,242   $   87,699   $  267,901   $  307,848   $  323,050   $  347,531   $  363,680
  Interest expense...................      43,573       41,315      110,690      144,520      150,936      166,917      176,556
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income................      45,669       46,384      157,211      163,328      172,114      180,614      187,124
  Provision for credit losses........       1,976        2,360        4,988        6,472        7,713       10,928       24,968
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income after provision
    for credit losses................      43,693       44,024      152,223      156,856      164,401      169,686      162,156
  Other income.......................      23,032       24,509       42,735       46,612       62,244       82,167       97,214
  Other expenses.....................      47,561       38,941      131,678      132,053      149,131      164,783      232,708
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income taxes.........      19,164       29,592       63,280       71,415       77,514       87,070       26,662
  Income taxes.......................       5,947        9,428       19,329       22,348       24,364       27,750        8,854
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................  $   13,217   $   20,164   $   43,951   $   49,067   $   53,150   $   59,320   $   17,808
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Net income available to common
    shareholders.....................  $   13,217   $   20,164   $   41,034   $   46,316   $   50,743   $   58,715   $   17,808
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA(1):
  Basic net income...................  $     0.29   $     0.45   $     0.92   $     1.03   $     1.14   $     1.29   $     0.39
  Diluted net income.................        0.29         0.44         0.91         1.01         1.11         1.27         0.39
  Cash dividends declared............        0.15         0.21         0.14         0.23         0.38         0.51         0.65
  Book value at period-end...........        8.22         7.76         6.38         7.31         7.77         8.45         7.64
  Weighted average shares outstanding
    basic............................      45,365       44,999       44,825       44,876       44,510       45,402       45,124
  Weighted average shares outstanding
    diluted..........................      45,978       45,463       48,512       48,435       47,812       46,699       45,686
BALANCE SHEET DATA (YEAR END):
  Total assets.......................  $4,615,725   $4,683,020   $3,849,371   $4,088,793   $4,263,034   $4,562,303   $4,815,121
  Securities available for sale......   1,067,569      969,941      402,552      906,031      901,640      961,199      996,426
  Securities held to maturity........          --           --      560,790       74,851       88,371       87,207           --
  Loans, net of unearned income......   3,145,954    3,337,426    2,581,681    2,694,889    2,932,396    3,144,439    3,355,881
  Allowance for loan losses..........      41,492       55,149       33,690       33,315       35,401       40,376       54,008
  Deposits...........................   3,714,961    3,740,219    3,198,225    3,436,990    3,551,726    3,662,941    3,832,662
  Total shareholders' equity.........     371,375      349,225      326,639      362,953      377,195      387,278      343,842
SIGNIFICANT RATIOS:
  Return on average assets...........        1.42%        1.73%        1.17%        1.24%        1.28%        1.34%        0.38%
  Return on average shareholders'
    equity...........................       17.28        23.35        14.51        15.02        15.33        16.04         4.68
  Average shareholders' equity to
    average assets...................        8.21         7.39         8.60         8.75         8.81         8.53         8.08
  Average loans as a percent of
    average deposits.................       86.57        90.09        77.73        79.68        80.94        86.48        87.21
  Shareholders' equity as a percent
    of period-end assets.............        8.05         7.46         8.49         8.88         8.85         8.49         7.14
  Allowance for credit losses as a
    percent of loans.................        1.32         1.65         1.30         1.24         1.21         1.28         1.61
  Net charge-offs a percent of
    average loans....................        0.11         0.14         0.17         0.26         0.20         0.19         0.35
  Dividends declared as a percent of
    net income.......................       55.67        46.89        36.76        39.82        41.35        42.62       173.64
  Net interest margin, fully taxable
    equivalent.......................        4.42         4.40         4.57         4.51         4.55         4.48         4.37
  Nonperforming loans to total
    loans............................        0.38         0.36         0.57         0.55         0.35         0.37         0.37
  Allowance for credit losses to
    nonperforming loans..............      349.55       455.02       228.44       225.44       347.72       348.25       431.68

-------------------------

(1) Per share data has been restated to reflect the two-for-one stock split declared on May 12, 1998, the three-for-two stock split declared in 1995 and all mergers accounted for as poolings-of-interests.

              SELECTED HISTORICAL FINANCIAL DATA OF FIRST WESTERN

     The following table sets forth selected historical financial data of First Western and has been derived from its financial statements. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that First Western has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page i.

                                        FOR THE THREE MONTHS                AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                           ENDED MARCH 31,       --------------------------------------------------------------
                                          1998         1999         1994         1995         1996         1997         1998
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
  Interest income....................  $   31,394   $   35,483   $   99,167   $  119,832   $  125,483   $  127,323   $  139,733
  Interest expense...................      16,756       18,756       46,613       64,872       67,214       67,619       77,633
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income................      14,638       16,727       52,554       54,960       58,269       59,704       62,100
  Provision for credit losses........       1,000        1,125        3,650        3,982        8,288        4,836        4,000
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income after provision
    for credit losses................      13,638       15,602       48,904       50,978       49,981       54,868       58,100
  Other income.......................       5,628        4,180        8,649       11,021       15,714       17,231       17,241
  Other expenses.....................      11,428       12,341       35,275       38,027       42,264       42,995       50,646
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income taxes.........       7,838        7,441       22,278       23,972       23,431       29,104       24,695
  Income taxes.......................       2,219        2,128        6,718        7,226        6,304        8,822        6,772
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................  $    5,619   $    5,313   $   15,560   $   16,746   $   17,127   $   20,282   $   17,923
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA:
  Basic net income...................  $     0.50   $     0.48   $     1.34   $     1.44   $     1.49   $     1.80   $     1.61
  Diluted net income.................        0.49         0.47         1.32         1.42         1.47         1.77         1.58
  Cash dividends declared............        0.15         0.15         0.41         0.46         0.49         0.56         0.70
  Book value at period-end...........       12.92        13.46         9.10        10.45        11.16        12.47        13.37
  Weighted average shares outstanding
    basic............................      11,149       11,155       11,636       11,649       11,510       11,242       11,150
  Weighted average shares outstanding
    diluted..........................      11,376       11,390       11,783       11,773       11,669       11,446       11,369
BALANCE SHEET DATA (YEAR END):
  Total assets.......................  $1,704,657   $2,012,709   $1,454,573   $1,603,264   $1,695,778   $1,744,077   $2,227,351
  Securities available for sale......     376,245      752,136       67,670      246,980      201,282      324,521      868,699
  Securities held to maturity........     216,750           --      336,397      259,565      276,559      232,824           --
  Loans, net of unearned income......   1,001,977    1,109,379      978,562    1,024,106      989,910    1,046,363    1,131,206
  Allowance for credit losses........      18,133       18,312       12,943       14,148       16,054       18,077       18,297
  Deposits...........................   1,138,032    1,348,952    1,029,409    1,177,683    1,148,903    1,192,339    1,488,756
  Total shareholders' equity.........     144,190      150,233      106,079      121,688      127,721      138,842      149,021
SIGNIFICANT RATIOS:
  Return on average assets...........        1.32%        1.03%        1.12%        1.06%        1.02%        1.19%        0.90%
  Return on average common
    shareholders' equity.............       16.15        14.36        15.19        14.79        14.06        15.40        12.37
  Average shareholders' equity to
    average assets...................        8.19         7.15         7.37         7.16         7.27         7.75         7.29
  Average loans as a percent of
    average deposits.................       93.37        79.60        89.64        90.32        93.54        90.24        80.13
  Shareholders' equity as a percent
    of period-end assets.............        8.46         7.46         7.29         7.59         7.53         7.96         6.69
  Allowance for credit losses as a
    percent of loans.................        1.77         1.64         1.32         1.38         1.44         1.66         1.60
  Net charge-offs as a percent of
    average loans....................        0.36         0.40         0.20         0.27         0.59         0.27         0.35
  Dividends declared as a percent of
    net income.......................       29.73        31.43        31.25        32.18        33.30        31.38        43.54
  Net interest margin, fully taxable
    equivalent.......................        3.80         3.64         4.12         3.78         3.78         3.80         3.48
  Nonperforming loans to total
    loans............................        0.28         0.21         0.29         0.48         0.46         0.24         0.17
  Allowance for credit losses to
    nonperforming loans..............      622.39       782.80       450.19       285.31       311.91       686.33       949.01

               SELECTED HISTORICAL FINANCIAL DATA OF WOOD BANCORP

     The following table sets forth selected historical financial data of Wood Bancorp and has been derived from its financial statements. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that Wood Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page i.

                                                         AS OF OR FOR
                                                        THE NINE MONTHS
                                                        ENDED MARCH 31,             AS OF OR FOR THE YEAR ENDED JUNE 30,
                                                      -------------------   -----------------------------------------------------
                                                        1998       1999       1994        1995       1996       1997       1998
                                                      --------   --------   --------    --------   --------   --------   --------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
  Interest income...................................  $ 10,181   $ 10,169   $  8,063    $  9,647   $ 11,085   $ 12,635   $ 13,581
  Interest expense..................................     4,918      4,696      3,835       4,395      5,289      6,107      6,501
                                                      --------   --------   --------    --------   --------   --------   --------
  Net interest income...............................     5,263      5,473      4,228       5,252      5,796      6,528      7,080
  Provision for credit losses.......................        90         90         51          60        120        120        120
                                                      --------   --------   --------    --------   --------   --------   --------
  Net interest income after provision for credit
    losses..........................................     5,173      5,383      4,177       5,192      5,676      6,408      6,960
  Other income......................................       729      1,096        308         322        459        585      1,111
  Other expenses....................................     3,076      3,319      2,903       3,276      3,473      4,371      4,283
                                                      --------   --------   --------    --------   --------   --------   --------
  Income before income taxes........................     2,826      3,160      1,582       2,238      2,662      2,622      3,788
  Income taxes......................................     1,059      1,167        464         737        994        947      1,419
                                                      --------   --------   --------    --------   --------   --------   --------
  Net income........................................  $  1,767   $  1,993   $  1,118    $  1,501   $  1,668   $  1,675   $  2,369
                                                      ========   ========   ========    ========   ========   ========   ========
PER SHARE DATA:
  Basic net income..................................  $   0.68   $   0.73   $   0.33(A) $   0.55   $   0.60   $   0.62   $   0.91
  Diluted net income................................      0.64       0.73       0.32(A)     0.53       0.57       0.59       0.86
  Cash dividends declared...........................      0.25       0.28       0.05        0.11       0.12       0.20       0.33
  Book value at period-end..........................      8.18       8.63       6.08        6.65       7.17       7.61       8.45
  Weighted average shares outstanding basic.........     2,592      2,717      2,778       2,746      2,789      2,681      2,602
  Weighted average shares outstanding diluted.......     2,753      2,737      2,857       2,843      2,902      2,817      2,757
BALANCE SHEET DATA (YEAR END):
  Total assets......................................  $165,007   $170,271   $124,375    $135,081   $146,249   $163,918   $166,150
  Securities available for sale.....................    19,910     19,176     10,567      10,150     29,343     24,396     20,671
  Securities held to maturity.......................        --         --      8,221       8,706         --         --         --
  Loans, net of unearned income.....................   137,226    137,109    100,857     111,227    111,970    131,894    136,272
  Allowance for credit losses.......................       631        710        351         410        513        576        654
  Deposits..........................................   129,157    134,502    100,388     104,845    115,830    120,546    130,087
  Total shareholders' equity........................    21,787     24,670     18,241      19,614     20,122     20,166     22,551
SIGNIFICANT RATIOS:
  Return on average assets..........................      1.42%      1.57%      0.90%       1.16%      1.20%      1.07%      1.43%
  Return on average common shareholders' equity.....     11.22      11.25       6.77        7.93       8.33       8.25      11.12
  Average shareholders' equity to average assets....     12.69      13.99      13.31       14.63      14.36      12.92      12.86
  Average loans as a percent of average deposits....    108.02     102.82      94.65      103.94      98.24     109.04     107.36
  Shareholders' equity as a percent of period-end
    assets..........................................     13.20      14.49      14.67       14.52      13.76      12.30      13.57
  Allowance for credit losses as a percent of
    loans...........................................      0.46       0.52       0.35        0.37       0.46       0.44       0.48
  Net charge-offs as a percent of average loans.....      0.03       0.03       0.01        0.00       0.02       0.05       0.03
  Dividends declared as a percent of net income.....     35.70      37.61      17.72       19.73      20.20      32.52      36.01
  Net interest margin, fully taxable equivalent.....      4.44       4.59       3.57        4.19       4.26       4.26       4.42
  Nonperforming loans to total Loans................      0.39       0.28       0.13        0.29       0.19       0.28       0.18
  Allowance for credit losses to nonperforming
    loans...........................................    116.40     187.75     257.35      126.08     238.60     155.26     268.11

-------------------------

(A) Earnings Per Share computed based upon net income of $920,081 from the mutual to stock conversion date of August 21, 1993 through June 30, 1994.

                 SKY FINANCIAL, WOOD BANCORP AND FIRST WESTERN
              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma condensed combined financial data of Sky Financial, First Western and Wood Bancorp giving effect to the mergers as of the beginning of the earliest period presented, after giving effect to the unaudited pro forma adjustments described in the "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" on page
57. The mergers are expected to be accounted for as poolings-of-interests. You should read this selected unaudited pro forma financial data together with the "Unaudited Pro Forma Condensed Combined Financial Statements" and the related notes on pages 57 through 64. The unaudited pro forma information is not necessarily indicative of the actual financial condition that would have existed or the results that would have been achieved had the mergers been consummated on the dates indicated or that may be achieved in the future.

                                                                          AS OF AND FOR THE YEARS ENDED
                                                  THREE MONTHS                     DECEMBER 31,
                                             -----------------------   ------------------------------------
                                                1998         1999         1996         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
                                                                      (UNAUDITED)
INCOME STATEMENT DATA:
Net interest income........................  $   61,501   $   64,323   $  236,558   $  244,893   $  253,988
Provision for loan losses..................       3,006        3,515       16,121       15,884       29,088
Net income.................................      19,413       26,161       71,628       81,959       38,219
Net income available to common
  stockholders.............................      19,413       26,161       69,221       81,354       38,219
PER COMMON SHARE DATA:
Net income -- basic........................  $      .32   $      .43   $     1.15   $     1.34   $      .63
Net income -- diluted......................         .31          .43         1.12         1.31          .62
Book value at period end...................        8.86         8.16         8.18         8.94         8.04
Weighted average shares outstanding --
  basic....................................      60,768       60,566       60,423       60,911       60,553
Weighted average shares outstanding --
  diluted..................................      61,781       61,330       64,011       62,562       61,412
BALANCE SHEET DATA (AT PERIOD-END):
Total assets...............................  $6,485,389   $6,878,900   $6,118,505   $6,472,926   $7,214,523
Net loans..................................   4,279,271    4,529,096    4,146,337    4,328,140    4,643,817
Total deposits.............................   4,982,150    5,223,673    4,817,146    4,982,543    5,456,263
Total stockholders' equity.................     537,352      494,028      525,328      547,435      516,998
RATIOS:
Return on average assets...................        1.21%        1.51%        1.20%        1.31%         .56%
Return on average common equity............       14.58%       20.22%       16.13%       15.69%        6.98%
Average total equity to average assets.....        8.33%        7.49%        8.50%        8.43%        7.98%

                                  RISK FACTORS

     In addition to other information in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference, you should consider carefully the following factors before making a decision on the merger.

SINCE THE MARKET PRICE OF SKY FINANCIAL COMMON SHARES WILL VARY, YOU CANNOT BE SURE OF THE MARKET VALUE OF THE SKY FINANCIAL COMMON SHARES YOU WILL RECEIVE IN THE MERGER.

     At the time the merger is completed, each share of Wood Bancorp common stock will be converted into the right to receive .7315 Sky Financial common shares. This exchange ratio will not be adjusted in the event of any increase or decrease in the price of the Sky Financial common shares or the shares of Wood Bancorp common stock. As a result, the value of the Sky Financial common shares received by Wood Bancorp stockholders in the merger will vary with fluctuations in the value of the Sky Financial common shares. On December 16, 1998, the last full trading day before we announced the merger, the closing price of Sky Financial's common shares was $28.13 per share. On May 26, 1999, the most recent practicable date before the printing of this proxy statement/prospectus, the closing price of Sky Financial's common shares was $29.06 per share.

     In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have particularly affected the market prices of securities of many bank holding companies. These broad market fluctuations could adversely affect the market price of Sky Financial's common shares. If the market price of Sky Financial's common shares decreases, the value of the Sky Financial common shares you own will decrease.

SKY FINANCIAL MAY NOT BE ABLE TO ACHIEVE THE EXPECTED INTEGRATION AND COST SAVINGS FROM THE FIRST WESTERN MERGER, WHICH COULD ADVERSELY AFFECT EARNINGS AND FINANCIAL CONDITION.

     Sky Financial expects to achieve cost savings following the merger between it and First Western. By the year 2000, Sky Financial believes the cost savings should be approximately $11,000,000. Difficulties may arise, however, in the integration of the business and operation of the combined entity. As a result, Sky Financial may not be able to achieve the cost savings and synergies that it expects will result from the merger. Achieving cost savings is dependent on restructuring First Western's balance sheet, consolidating certain operational and functional areas, eliminating duplicative positions and closing certain branch facilities. Additional operational savings are dependent upon the integration of the banking businesses of Sky Financial and First Western, the conversion of data systems and the standardization of business practices. Actual savings in 1999 may be materially less than expected if the merger is delayed beyond July 31, 1999, the integration of both companies' operations is delayed beyond what is anticipated or the conversion to a single data system is not accomplished on a timely basis.

SKY FINANCIAL MAY NOT BE ABLE TO RETAIN MANAGEMENT LEVEL EMPLOYEES AND EMPLOYEES WITH TECHNICAL BACKGROUNDS, WHICH COULD ADVERSELY AFFECT ITS ABILITY TO DEVELOP AND SUPPORT ITS FINANCIAL SERVICES BUSINESS.

     Sky Financial may not be able to retain some management level employees and some employees with technical backgrounds as a result of Sky Financial's merger strategy. The market for these employees is becoming increasingly competitive and Sky Financial has occasionally experienced delays in hiring these personnel. The failure or inability to recruit, retain and train adequate numbers of qualified personnel on a timely basis could affect Sky Financial's ability to develop and support its financial services business.

CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT SKY FINANCIAL'S EARNINGS AND FINANCIAL CONDITION.

     Sky Financial's earnings and financial condition are dependent to a large degree upon net interest income, which is the difference between interest earned from loans and securities and interest paid on deposits and borrowings. In the early 1990's, many banking organizations experienced historically high interest rate spreads, meaning the difference between the interest rates earned on loans and investments and the interest rates paid on deposits and borrowings. More recently, however, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressures, and there can be no assurance that these rate spreads will not narrow even further. This narrowing of interest rate spreads could adversely affect Sky Financial's earnings and financial condition.

     In addition, there can be no assurance that interest rates will continue to remain low. High interest rates could adversely affect Sky Financial's mortgage banking business because higher interest rates could cause customers to request fewer mortgage refinancings and purchase money mortgage originations.

COMPUTER SYSTEM FAILURES OR MISCALCULATIONS RESULTING FROM AN INABILITY TO INTERPRET DATES BEYOND 1999 COULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATIONS.

     Any computer equipment that uses two digits instead of four to specify the year will be unable to interpret dates beyond the year 1999. This "Year 2000" issue could result in system failures or miscalculations causing disruptions of operations. The three major areas that could be critically affected are financial and operating systems, equipment and third-party relationships with suppliers and customers. Each of us has developed plans to address this exposure.

     The three critical areas affected and our accomplishments to date are shown below:

AREA                                             ACCOMPLISHED TO DATE
----                                             --------------------
Financial and operating systems         - Systems assessed
                                        - Detailed plans have been or continue
                                          to be developed
                                        - Conversion commenced
Equipment                               - Systems assessed
                                        - Detailed plans have been or continue
                                          to be developed
                                        - Conversion commenced
Third-party relationships with          - Communicating with critical
  suppliers and customers                 suppliers and customers to ascertain
                                          whether they are addressing
                                          potential Year 2000 issues

     Although we cannot give you any assurance, we believe that our internal systems will be Year 2000 compliant. The failure of major suppliers and customers to achieve Year 2000 compliance could materially and adversely affect Sky Financial's and Wood Bancorp's results of operations.

OFFICERS AND DIRECTORS OF WOOD BANCORP MAY HAVE INTERESTS IN THE MERGER THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST BECAUSE THEY HAVE SEVERANCE AND OTHER AGREEMENTS PROVIDING FOR PAYMENTS.

     When considering the recommendations of the Board of Directors of Wood Bancorp, you should be aware that some executive officers of Wood Bancorp and some members of the Wood Bancorp Board may have interests in the merger that are somewhat different from your interests. These interests exist because of rights they have under employment agreements, stock option agreements, restricted stock agreements and, in two cases, assurances of a position on the Board of Directors of Sky Financial or one of its subsidiaries. These interests may create potential conflicts of interest. See "The Merger -- Interests of Wood Bancorp's Directors and Executive Officers in the Merger" on page 30.

THE STOCK OPTION AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE WOOD BANCORP.

     The merger agreement provides for a stock option agreement that could discourage other companies from trying to or proposing to acquire Wood Bancorp in an alternative transaction before we complete the merger. Such an alternative transaction involving Wood Bancorp may be more advantageous to you than the merger.

     If Sky Financial exercised the option, Wood Bancorp could, by satisfying the option, experience a material negative impact on its earnings and financial condition. This might discourage other companies from trying to or proposing to combine with Wood Bancorp. If the option was to become exercisable, the option also might, for a period of time, prevent a third party from completing a pooling-of-interests transaction with Wood Bancorp. This also could discourage other companies from trying to combine with Wood Bancorp.

SKY FINANCIAL'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, CODE OF REGULATIONS AND SHAREHOLDER RIGHTS PLAN CONTAIN PROVISIONS THAT MAY HAVE THE EFFECT OF DISCOURAGING A THIRD PARTY FROM MAKING AN ACQUISITION OF SKY FINANCIAL BY MEANS OF A TENDER OFFER, PROXY CONTEST OR OTHERWISE.

     The amended and restated articles of incorporation and code of regulations of Sky Financial, among other things:

     - classify the Sky Financial Board into three classes with directors of each class serving for a staggered three-year period;

     - provide that directors may be removed only for cause and only by the affirmative vote of 80% of the Sky Financial Board;

     - require the affirmative vote of at least 75% of the voting power of the Sky Financial shares entitled to vote in order to amend the Sky Financial code of regulations with respect to the number, classification, election, term of office or removal of the directors of Sky Financial;

     - permit the Sky Financial Board to fill vacancies and newly created directorships on the Sky Financial Board; and

     - restrict the ability of shareholders to call special meetings.

These provisions could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the Sky Financial Board. See "Material Differences Between the Rights of Ohio Shareholders and Delaware Stockholders" on page 46.

     The Sky Financial Board has declared a dividend of one preferred share purchase right for each Sky Financial common share outstanding pursuant to a shareholder rights plan. This right will also be attached to each Sky Financial common share subsequently issued, including the Sky Financial common shares to be issued to you in exchange for your shares of Wood Bancorp common stock in the merger. If triggered, the shareholder rights plan would cause substantial dilution to a person or group of persons that acquires more than 10% of Sky Financial's outstanding common shares on terms not approved by the Sky Financial Board. This shareholder rights plan could discourage or make more difficult a merger, tender offer or other similar transaction with Sky Financial. See "Description of Sky Financial Capital Stock" on page 45.

                        THE WOOD BANCORP SPECIAL MEETING

PURPOSE OF THE WOOD BANCORP SPECIAL MEETING

     We are providing this proxy statement/prospectus to holders of shares of Wood Bancorp common stock as part of the Wood Bancorp Board's solicitation of proxies for the special meeting of Wood Bancorp stockholders to be held on July 7, 1999 at 10:00 a.m., at the Bowling Green Country Club, 923 Fairview, Bowling Green, Ohio, including any adjournments or reschedulings of that special meeting. This proxy statement/prospectus and the accompanying proxy card are first being mailed to stockholders of Wood Bancorp on or about June 10, 1999.

     At the Wood Bancorp special meeting, Wood Bancorp stockholders will consider and vote upon a proposal to approve and adopt the merger agreement and the related transactions contemplated thereunder. No other business will be transacted at the Wood Bancorp special meeting.

     Along with each copy of this proxy statement/prospectus mailed to holders of shares of Wood Bancorp common stock, we are sending a form of proxy for use at the Wood Bancorp special meeting. Sky Financial is also sending this proxy statement/prospectus to holders of shares of Wood Bancorp common stock as a prospectus in connection with the issuance of Sky Financial common shares in exchange for shares of Wood Bancorp common stock in the merger.

     THE WOOD BANCORP BOARD HAS APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

     The Wood Bancorp Board has fixed the close of business on June 4, 1999 as the record date for determining stockholders of Wood Bancorp entitled to notice of and to vote at the Wood Bancorp special meeting. Only holders of shares of Wood Bancorp common stock who are holders at the close of business on the Wood Bancorp record date will be entitled to notice of and to vote at the Wood Bancorp special meeting.

     As of June 4, 1999, there were 2,873,407 shares of Wood Bancorp common stock issued and outstanding, each of which entitles the holder of the common stock to one vote. Stockholders may vote either in person or by proxy. Shares of Wood Bancorp common stock held in the treasury of Wood Bancorp or any of its subsidiaries do not have voting rights.

     All shares of Wood Bancorp common stock represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies, unless such proxies have been previously revoked. If your shares of common stock are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the Wood Bancorp special meeting. IF YOUR PROXY CARD DOES NOT INDICATE HOW YOU WANT TO VOTE, YOUR SHARES OF WOOD BANCORP COMMON STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS.

     If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to the Secretary of Wood Bancorp, by signing and returning a later-dated proxy or by voting in person by ballot at the Wood Bancorp special meeting. You should note that your presence at the Wood Bancorp special meeting without voting in person will not revoke an otherwise valid proxy.

     Inspectors of election appointed for the meeting will tabulate votes cast in person or by proxy at the Wood Bancorp special meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares of common stock that are present and entitled to vote, for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of common stock to vote on a particular matter, those shares of common stock will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

     Wood Bancorp will bear its own cost of solicitation of proxies, except that Wood Bancorp and Sky Financial have agreed to share equally all printing, mailing and delivery expenses in connection with this proxy statement/prospectus. In addition to solicitation by mail, directors, officers and employees of Wood Bancorp may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. Wood Bancorp will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names. In addition, Wood Bancorp has engaged Regan & Associates, Inc. to act as its proxy solicitor and has agreed to pay $3,000 plus expenses for such services.

     WOOD BANCORP STOCKHOLDERS SHOULD NOT SEND SHARES OF WOOD BANCORP COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS.

QUORUM

     To have a quorum at the Wood Bancorp special meeting, we must have the holders of a majority of the issued and outstanding shares of Wood Bancorp common stock entitled to vote, present either in person or by properly executed proxy. Shares of Wood Bancorp common stock that are marked "abstain" will be counted as shares of common stock present for the purposes of determining the presence of a quorum.

REQUIRED VOTE

     Under Delaware law and Wood Bancorp's certificate of incorporation, stockholder approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of common stock by the stockholders entitled to vote at the Wood Bancorp special meeting. For any such vote to be valid, a quorum must be present at the Wood Bancorp special meeting. If fewer shares of Wood Bancorp common stock are present in person or by proxy than necessary to constitute a quorum, we expect to adjourn or postpone the Wood Bancorp special meeting to allow additional time for obtaining additional votes or proxies. At any subsequent reconvening of the Wood Bancorp special meeting, all proxies obtained before the adjournment or postponement will be voted in the same manner as the proxies would have been voted at the original convening of the Wood Bancorp special meeting, except for any proxies which have been effectively revoked or withdrawn, even if they were effectively voted on the same, or any other matter, at a previous meeting.

     As of June 4, 1999, directors and executive officers of Wood Bancorp and their respective affiliates beneficially owned an aggregate of 562,269 shares of Wood Bancorp common stock, including shares of common stock which may be acquired within 60 days after such date upon exercise of employee or director stock options. This number amounts to 19.57% of the shares of Wood Bancorp common stock outstanding on that date.

     A properly executed proxy marked "abstain" will not be voted on the approval and adoption of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold shares of Wood Bancorp common stock in "street name" for the beneficial owners of such shares of common stock cannot vote these shares on the approval and adoption of the merger agreement without specific instructions from the beneficial owners. Therefore, if you are the beneficial owner of shares of Wood Bancorp common stock held by a broker in "street name," you should sign, date and return your proxy card to the broker in the envelope provided by the broker. Because approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of outstanding shares of Wood Bancorp common stock entitled to vote, an abstention, or if your shares are held in "street name," your failure to instruct your broker how to vote, will have the same effect as a vote against the merger agreement.

     THE MATTERS TO BE CONSIDERED AT THE WOOD BANCORP SPECIAL MEETING ARE OF GREAT IMPORTANCE TO YOU. THEREFORE, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   THE MERGER

     The following summary of the material terms of the merger is not complete and is qualified in its entirety by reference to the merger agreement that is set forth in Annex A, attached to and incorporated by reference in this proxy statement/prospectus. WE URGE ALL STOCKHOLDERS TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF THE MERGER

     Wood Bancorp was formed in 1993 to serve as the holding company for First Federal Bank, which since 1923 has been operated as a traditional savings institution.

     Wood Bancorp's Board of Directors and senior management had, from time to time, discussed the continuing consolidation of the banking and financial services industries and the pricing multiples that were being paid for Ohio franchises. The Board of Directors, however, continued to pursue the plan of expansion of First Federal's network of branch offices, which at the conclusion of the 1998 fiscal year were seven in number.

     In May, 1998, Mr. John H. Bick, Executive Vice President and Chief Lending Officer of First Federal contacted Mr. Marty E. Adams, then Chief Executive Officer of Citizens Bancshares, Inc., the predecessor to Sky Financial. Mr. Bick indicated that the Board of Directors of Wood Bancorp was assessing its strategic alternatives. Mr. Adams deferred any consideration of a proposed merger with Wood Bancorp in light of the May, 1998 announcement of the merger-of-equals between Mid Am, Inc. and Citizens Bancshares.

     In July, 1998, Mr. Robert E. Spitler, Chairman of Wood Bancorp, Mr. Richard
L. Gordley, President and Chief Executive Officer of Wood Bancorp, Mr. Bick and Mr. Adams met on an informal basis and engaged in preliminary discussions about a possible strategic business combination. Over the following months, Mr. Spitler and Mr. Adams continued the discussions over the telephone.

     In September, 1998, Mr. Gordley provided Sky Financial with preliminary financial data and cost savings estimates of Wood Bancorp under the terms of a confidentiality agreement. Wood Bancorp's cost savings estimates included non-public estimates reflecting management's views as to possible non-interest expense savings applied to a 1998 earnings base. These estimates were premised upon the consolidation with Sky Financial and projected significant cost savings in the areas of fixed assets costs, personnel expense, marketing and third party advisory fees and general corporate overhead.

     In November, 1998, Sky Financial prepared an analysis of the Wood Bancorp acquisition, considering in part Wood Bancorp's cost savings estimates. Based upon its experience with in-market acquisitions, Sky Financial developed its projections taking into account its estimated cost savings, asset and deposit growth and the interest rate environment. At its regular meeting on November 18, 1998, Sky Financial's Board of Directors authorized management to negotiate the exchange ratio and other terms of the transaction.

     During the week of December 7, 1998, Mr. Adams contacted Mr. Spitler and outlined the proposed terms of the transaction, including the exchange ratio, due diligence review and the steps towards the execution of a definitive agreement. Both parties conducted their respective due diligence reviews during that week. Several conversations took place among Mr. Adams, Mr. Spitler and Stifel the following week, during which the proposed terms were discussed, including the exchange ratio.

     Mr. Adams and Mr. Spitler negotiated the exchange ratio on behalf of their companies. On December 15, 1998, Wood Bancorp was presented with a final draft definitive agreement prepared by Sky Financial's counsel, which encompassed negotiations between the parties.

     A special meeting of Wood Bancorp's Board of Directors was held on December 15, 1998 to consider and discuss the merger agreement and to discuss the findings of First Federal's due diligence investigation of Sky Financial. Representatives of Stifel made an oral presentation at the meeting that included, among other things:

     - an analysis of the transaction value at various price levels of Sky Financial's common stock;

     - an historical stock price and volume analyses of Wood Bancorp and Sky Financial;

     - a peer group analysis for Wood Bancorp and Sky Financial;

     - an analysis of First Federal's and Sky Financial's respective earnings models; and

     - an analysis of merger transactions involving banks in the Midwest and nationwide.

Stifel rendered its oral opinion to Wood Bancorp's Board of Directors (which was confirmed in writing) that, as of December 15, 1998, the exchange ratio was fair to the holders of Wood Bancorp common stock from a financial point of view. Representatives of Wood Bancorp's special and corporate legal counsel were also present at the meeting, and reviewed the terms and conditions of the merger agreement with Wood Bancorp's Board of Directors and responded to questions raised by the directors. The Board of Directors evaluated the terms of the merger agreement and discussed the advantages that could be derived from a business combination with Sky Financial, including significant cost savings and expense reduction, the eventual accretion to earnings that would result from the combination and the value to be received by Wood Bancorp's shareholders as a result of the transaction. The Board considered other options as well, including a written indication of interest from an in-state competitor and remaining independent.

     After thorough discussion and consideration of the factors identified below, the Board of Directors adjourned the meeting to the following day. On December 16, 1998, the Board continued the discussion. Stifel was available by telephone and again rendered its oral opinion that, as of December 16, 1998, the exchange ratio was fair to the holders of Wood Bancorp common stock from a financial point of view. The Board then approved the merger agreement and the stock option agreement and authorized their execution.

WOOD BANCORP'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WOOD BANCORP BOARD OF DIRECTORS

     Wood Bancorp's Board of Directors believes that the merger is in the best interest of Wood Bancorp and its stockholders and has approved the merger agreement and the stock option agreement. In the course of approving the merger agreement and the stock option agreement and recommending adoption of the merger agreement by the holders of Wood Bancorp common stock, the Board of Directors, without assigning any relative or specific weights, considered a number of factors, including, without limitation, the following:

     - familiarity with and review of Sky Financial's business, operations, financial condition, earnings and prospects;

     - the financial and valuation analyses prepared by Stifel;

     - the fairness opinion rendered by Stifel, a copy of which is attached hereto as Annex C;

     - the financial terms of the merger, including the exchange ratio, the value of the consideration to be received by Wood Bancorp stockholders as a multiple of per share book value and earnings and such value being recognized as the implied offer consideration of $20.57 per share based upon market prices on December 16, 1998, the last full trading day before Sky Financial and Wood Bancorp announced the merger, which was a 29.6% premium over the price of shares of Wood Bancorp common stock;

     - assuming the companies would be combined, the effective increase, estimated at the time of the Wood Bancorp Board meeting, in dividend income of 71% to Wood Bancorp stockholders;

     - the higher trading volume and enhanced liquidity and the prospects of positive long-term performance of the Sky Financial common shares;

     - the strategic fit between Wood Bancorp and Sky Financial, enhanced funding capacity to portfolio assets originated, the enhanced opportunities for operating efficiencies and cost savings that could result from the merger and the respective contributions the parties would bring to a combined company;

     - the nature and compatibility of Sky Financial's management and business philosophies;

     - the anticipated impact of the merger on employees, customers and communities serviced by both institutions;

     - industry and economic factors; and

     - regulatory and other factors.

     THE WOOD BANCORP BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES OF WOOD BANCORP COMMON STOCK FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FAIRNESS OPINION OF STIFEL, NICOLAUS & COMPANY, INCORPORATED

     Wood Bancorp retained Stifel as its financial advisor in connection with the merger and to render a fairness opinion. Stifel is an investment banking and securities firm with membership on all principal U.S. securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In connection with the December 16, 1998 meeting of the Board of Directors of Wood Bancorp, Stifel rendered its oral opinion that, as of such date, the exchange ratio was fair to you from a financial point of view. Stifel has confirmed its December 16, 1998 oral opinion by delivery of its written opinion to the Wood Bancorp Board of Directors, dated June 10, 1999, that, based upon and subject to the various considerations set forth therein, the exchange ratio is fair to you from a financial point of view. Stifel is familiar with Wood Bancorp, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the merger agreement.

     The full text of Stifel's opinion as of June 10, 1999, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference, and should be read in its entirety in connection with this proxy statement/prospectus. This summary of the opinion of Stifel is qualified in its entirety by reference to the full text of the opinion.

     Stifel's opinion is directed only to the fairness of the exchange ratio from a financial point of view and does not constitute a recommendation to you as to how you should vote at the special meeting or as to any other matter.

     In connection with its December 16, 1998 oral opinion and its written opinion dated June 10, 1999, Stifel reviewed, among other things:

     - the merger agreement;

     - the financial statements of Wood Bancorp and Sky Financial included in their respective Annual Reports on form 10-K for the five years ended December 31, 1997, in the case of Sky Financial, and June 30, 1998, in the case of Wood Bancorp, and their respective Quarterly Reports on form 10-Q for the quarters ended September 30, 1998;

     - certain internal financial analyses and forecasts for Wood Bancorp prepared by its management; and

     - certain pro forma financial forecasts for Wood Bancorp and Sky Financial on a combined basis, giving effect to the merger, prepared by the respective manage-ment's of Wood Bancorp and Sky Financial utilizing Wood Bancorp's and Sky Financial's internal financial forecasts.

Stifel conducted conversations with Wood Bancorp's senior management and Sky Financial's senior management regarding recent developments and management's financial forecasts for Wood Bancorp and Sky Financial. In addition, Stifel spoke to members of Wood Bancorp's senior management and Sky Financial's senior management regarding factors that affect each entity's business. Stifel reviewed the analysts' forecasts for Sky Financial used by the management of Wood Bancorp in preparing pro forma financial forecasts for the combined company resulting from the merger. Stifel has also compared certain financial and securities data of Wood Bancorp and Sky Financial with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Wood Bancorp and Sky Financial, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion. Stifel also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking and thrift industries generally.

     In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel (including without limitation, projected cost savings and operating synergies resulting from the merger), Stifel assumed with Wood Bancorp's consent that:

     - they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Wood Bancorp and Sky Financial as to the future operating and financial performance of Wood Bancorp and Sky Financial;

     - they would be realized in the amounts and time periods estimated; and

     - they provided a reasonable basis upon which Stifel could form its opinion.

     In rendering its opinion, Stifel also:

     - assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Wood Bancorp or Sky Financial since the date of the last financial statements made available to it;

     - assumed, without independent verification and with Wood Bancorp's consent, that the aggregate allowances for loan losses set forth in the financial statements of Wood Bancorp and Sky Financial are in the aggregate adequate to cover all such losses;

     - did not make or obtain any independent evaluation, appraisal or physical inspection of Wood Bancorp's or Sky Financial's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets, nor did it review loan or credit files of Wood Bancorp or Sky Financial;

     - relied on advice of Wood Bancorp's counsel and accountants as to all legal and accounting matters with respect to Wood Bancorp, the agreement and the transactions and other matters contained or contemplated therein;

     - assumed, with Wood Bancorp's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

     The financial forecasts furnished to Stifel for Wood Bancorp and Sky Financial and estimates of cost savings and operating synergies resulting from the merger were prepared by the managements of Wood Bancorp and Sky Financial and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, Wood Bancorp and Sky Financial do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions that are inherently uncertain and that may not be within the control of the management of either Wood Bancorp or Sky Financial, including, without limitation, factors related to the integration of Wood Bancorp and Sky Financial and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

     In connection with rendering its December 16, 1998 oral opinion, Stifel performed a variety of financial analyses that are summarized below. The summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Wood Bancorp or Sky Financial. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel's analyses was identical to Wood Bancorp or Sky Financial or the merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other.

     The following is a summary of the financial analyses performed by Stifel in connection with providing its oral opinion, on December 16, 1998. In connection with its written opinion dated June 10, 1999, Stifel intends on performing procedures to update certain of its analyses and review the assumptions on which such analyses were based and the factors considered. In updating its opinion, Stifel will not utilize any methods of analysis in addition to those described.

     PRO FORMA EFFECT OF THE MERGER. Stifel reviewed certain estimated future operating and financial information developed by Wood Bancorp and Sky Financial and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger for the twelve month period ended December 31, 1999, prepared by the management of Wood Bancorp and Sky Financial. Based on this analysis, Stifel compared certain of Wood Bancorp's estimated future per share results with such estimated figures for the pro forma combined entity. On a pro forma basis the merger is forecast to be dilutive to Wood Bancorp's book value per share and tangible book value per share. Stifel also compared Wood Bancorp's estimated future stand-alone earnings and dividends per share with such estimated figures for the pro forma combined entity. On a pro forma operating basis, prior to the non-recurring charges related to Sky Financial's pending acquisition of First Western Bancorp, the merger is forecast to be accretive to both earnings per share and dividends per share. This analysis did not purport to be indicative of actual future results.

     ANALYSIS OF THRIFT MERGER TRANSACTIONS. Stifel analyzed certain information relating to recent transactions in the thrift industry, consisting of 10 acquisitions announced in the U.S. between January 1, 1998 and December 11, 1998, by sellers in the Midwest and Southeast Regions of the United States with assets between $100 million and $400 million ("Group A"), as well as a group of 23 acquisitions announced between January 1, 1998 and December 11, 1998, by sellers in the United States with assets between $100 million and $400 million ("Group B"). Stifel calculated the following ratios with respect to the merger and the selected transactions:

                                             GROUP A SELECTED TRANSACTIONS
                             WOOD BANCORP/   -----------------------------
RATIOS                       SKY FINANCIAL   MINIMUM    MEDIAN    MAXIMUM
------                       -------------   --------   -------   --------
Deal Price per share/Book
  Value....................      248.6%       127.4%     203.7%    366.1%
Deal Price per
  share/Tangible Book
  Value....................      248.6%       139.8%     208.5%    401.3%
Adjusted Deal Price/6.50%
  Equity...................      428.3%       150.0%     273.4%    362.5%
Deal Price per share/Last
  12 months earnings per
  share....................       23.7x        17.5x      27.5x     51.3x
Deal Price/Assets..........       35.7%         9.5%      21.7%     37.1%
Premium over Tangible Book
  Value/Deposits...........       27.3%         4.2%      16.5%     28.6%
Deal Price/Deposits........       45.7%        10.4%      32.6%     51.2%
                                 =====        =====      =====     =====

                                             GROUP B SELECTED TRANSACTIONS
                             WOOD BANCORP/   -----------------------------
RATIOS                       SKY FINANCIAL   MINIMUM    MEDIAN    MAXIMUM
------                       -------------   --------   -------   --------
Deal Price per share/Book
  Value....................      248.6%       111.4%     177.9%    366.1%
Deal Price per
  share/Tangible Book
  Value....................      248.6%       111.4%     183.7%    401.3%
Adjusted Deal Price/6.50%
  Equity...................      428.3%       122.1%     268.5%    362.5%
Deal Price per share/Last
  12 months earnings per
  share....................       23.7x        16.2x      26.5x     51.3x
Deal Price/Assets..........       35.7%         5.9%      20.9%     37.1%
Premium over Tangible Book
  Value/Deposits...........       27.3%         1.6%      13.3%     28.6%
Deal Price/Deposits........       45.7%         6.2%      26.0%     51.2%
                                 =====        =====      =====     =====

     ANALYSIS OF PREMIUM TO MARKET PRICE FOR THRIFT MERGER TRANSACTIONS. Stifel analyzed the premium paid to the then current market price one day prior to the date of announcement of a transaction for transactions in the thrift industry, announced in the U.S. between December 1, 1997 and December 11, 1998; December 1, 1995 and December 11, 1998; and December 1, 1993 and December 11, 1998; by sellers in the Mid Atlantic, Midwest, Northeast, Southeast, Southwest and West Regions of the United States and the United States. Stifel calculated the following ratios with respect to the merger and the selected transactions:

                                                       TRANSACTIONS
                                WOOD BANCORP/       ANNOUNCED BETWEEN
                                SKY FINANCIAL       12/1/97 & 12/11/98
                                -------------   --------------------------
REGION                                          MINIMUM   MEDIAN   MAXIMUM
------                                          -------   ------   -------
Mid Atlantic Region...........      29.6%         1.2%     15.9%     51.2%
Midwest Region................      29.6%         0.0%     15.5%    129.1%
Northeast Region..............      29.6%         6.3%     19.0%     28.2%
Southeast Region..............      29.6%         2.5%     24.0%     50.8%
Southwest Region..............      29.6%         6.2%     10.4%     14.5%
West Region...................      29.6%         3.8%     16.9%     50.0%
United States.................      29.6%         0.0%     15.9%    129.1%
                                    ====          ===      ====     =====

                                                       TRANSACTIONS
                                WOOD BANCORP/       ANNOUNCED BETWEEN
                                SKY FINANCIAL       12/1/95 & 12/11/98
                                -------------   --------------------------
REGION                                          MINIMUM   MEDIAN   MAXIMUM
------                                          -------   ------   -------
Mid Atlantic Region...........      29.6%          1.1%    16.3%     51.2%
Midwest Region................      29.6%         -1.0%    17.9%    129.1%
Northeast Region..............      29.6%          0.8%    19.0%     58.0%
Southeast Region..............      29.6%         -1.7%    26.5%     86.3%
Southwest Region..............      29.6%          6.2%    16.2%     42.5%
West Region...................      29.6%        -14.5%     9.9%     50.0%
United States.................      29.6%        -14.5%    17.9%    129.1%
                                    ====         =====     ====     =====

                                                       TRANSACTIONS
                                WOOD BANCORP/       ANNOUNCED BETWEEN
                                SKY FINANCIAL       12/1/93 & 12/11/98
                                -------------   --------------------------
REGION                                          MINIMUM   MEDIAN   MAXIMUM
------                                          -------   ------   -------
Mid Atlantic Region...........      29.6%         -2.5%    15.8%     86.4%
Midwest Region................      29.6%         -3.8%    17.9%    129.1%
Northeast Region..............      29.6%         -9.5%    24.1%     66.7%
Southeast Region..............      29.6%         -5.3%    24.0%    262.3%
Southwest Region..............      29.6%          6.2%    16.4%     62.8%
West Region...................      29.6%        -14.5%    17.4%     50.0%
United States.................      29.6%        -14.5%    18.8%    262.3%
                                    ====         =====     ====     =====

     COMPARISON OF SELECTED COMPANIES. Stifel reviewed and compared certain multiples and ratios for a peer group of 24 selected thrifts with assets between $100 million and $400 million that Stifel deemed to be relevant. The group of selected thrifts consisted of AMB Financial Corp, Cavalry Bancorp Inc., Citizens First Financial Corp., Cooperative Bankshares Inc., Eagle BancGroup Inc., North Central Bancshares Inc., First Kansas

Financial Corp., First SecurityFed Financial, Home Bancorp of Elgin Inc., HopFed Bancorp Inc., Hemlock Federal Financial, Industrial Bancorp Inc., Jacksonville Savings Bank, LSB Financial Corp, North Bancshares Inc., Northeast Indiana Bancorp, Park Bancorp Inc., PS Financial Inc., River Valley Bancorp, Stone Street Bancorp Inc., Twin City Bancorp, Union Community Bancorp, Westco Bancorp Inc. and Westwood Homestead Financial.

     Utilizing the range of multiples and ratios for the peer group specified above, Stifel calculated a range of imputed values for a share of Wood Bancorp common stock by comparing the offer price to each of book value, tangible book value, adjusted 6.5% equity, latest 12 month earnings, estimated 1998 earnings and estimated 1999 earnings as provided by Institutional Brokers Estimate System, assets, tangible book value to deposits and deposits, applied to the appropriate financial results of Wood Bancorp. This analysis resulted in a range of imputed values for Wood Bancorp common stock of between $16.18 and $8.57 based on the median multiples and ratios for the peer group. This analysis did not purport to reflect the prices at which shares of Wood Bancorp common stock may trade in the public markets. The value of one share of Wood Bancorp common stock under the terms of the agreement is calculated to be $20.57.

     Additionally, Stifel applied an 18.8% control premium to the selected group of comparable companies listed above. Stifel calculated the following ratios with respect to the 24 selected comparable companies:

                                WOOD BANCORP/          24 SELECTED
                                SKY FINANCIAL      COMPARABLE COMPANIES
                                -------------   --------------------------
RATIOS                                          MINIMUM   MEDIAN   MAXIMUM
------                                          -------   ------   -------
Deal Price per share/Book
  Value.......................      248.6%        90.9%   122.1%    211.4%
Deal Price per share/Tangible
  Book Value..................      248.6%        92.0%   122.9%    211.4%
Adjusted Deal Price/6.50%
  Equity......................      428.3%        71.8%   152.8%    484.2%
Deal Price per share/Last 12
  months earnings per share...       23.7x        14.5x    22.1x     43.9x
Deal Price/Assets.............       35.7%        10.6%    18.6%     53.8%
Premium over Tangible Book
  Value/Deposits..............       27.3%       -2.06%     5.1%     35.8%
Deal Price/Deposits...........       45.7%        16.4%    25.8%     77.1%
                                    =====        =====    =====     =====

     PRESENT VALUE ANALYSIS. Applying discounted cash flow analysis to the theoretical future earnings of Wood Bancorp, Stifel compared the calculated value of a share of Wood Bancorp common stock to the calculated value of a share of Wood Bancorp common stock under the terms of the merger agreement. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and a 12%, 13% and 14% discount rate. Stifel selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly traded comparable thrifts. The stand-alone present value of Wood Bancorp common stock calculated on this basis ranged from $7.83 to $11.36 per share. The value of one share of Wood Bancorp common stock under the terms of the agreement is calculated to be $20.57.

     DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that Wood Bancorp could produce to benefit its shareholders or "dividendable net income". In this analysis, Stifel assumed that Wood Bancorp would perform in accordance with management's estimates and calculated assumed after-tax distributions to Wood Bancorp shareholders such that its tangible common equity ratio would be maintained at 6.5% of assets. Stifel calculated the sum of (1) the estimated terminal values per share of Wood Bancorp common stock based on assumed multiples to Wood Bancorp's projected 2004 earnings ranging from 18.2x to 25.8x, plus (2) the assumed 1998 -- 2003 dividendable net income streams per share, in each case discounted to present values at assumed discount rates ranging from 12.0% to 14.0%. This discounted cash flow analysis indicated an implied equity value reference range of $13.80 to $18.21 per share of Wood Bancorp common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Wood Bancorp common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated revenue enhancements, earnings growth rates, dividend payout rates, terminal values and discount rates.

     CONTRIBUTION ANALYSIS. Stifel reviewed certain financial information for Wood Bancorp and Sky Financial for the nine month period ended September 30, 1998, including net revenues before and after provision for loan losses, net income before preferred dividends and extraordinary items, total assets, loans, total deposits and total equity and compared the percentage contribution of Wood Bancorp to the pro forma combined figures for Wood Bancorp and Sky Financial and to the percentage of total outstanding Sky Financial common shares that would be owned by the Wood Bancorp stockholders as a result of the merger. The contribution analysis showed that Wood Bancorp would contribute 2.3% of pro forma combined net revenues before provision for loan losses, 2.4% of pro forma combined net revenues after provision for loan losses, 2.8% of pro forma combined net income before preferred dividends and extraordinary items and restructuring charges, 2.4% of pro forma combined total assets, 3.1% of pro forma combined loans, 2.4% of pro forma combined total deposits, and 4.2% of pro forma combined total equity. Under the terms of the merger agreement, Wood Bancorp stockholders would own 3.5% of the total outstanding Sky Financial common shares. Ownership figures are based on an exchange ratio of .7315.

     No company or transaction used in the above analyses as a comparison is identical to Wood Bancorp, Sky Financial, or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

     As described above, Stifel's oral opinion was among the many factors taken into consideration by the Wood Bancorp Board of Directors in making its determination to approve the merger.

     Pursuant to the terms of Stifel's engagement, Wood Bancorp has paid Stifel a nonrefundable cash fee of $25,000 upon the execution of the engagement letter and a nonrefundable cash fee of $100,000 upon the execution of the merger agreement and has agreed to pay Stifel a future fee equal to 0.35% of the total aggregate consideration less $100,000 at the closing of the merger. Wood Bancorp has also agreed to reimburse Stifel for certain out-of-pocket expenses and has agreed to indemnify Stifel, its affiliates and their

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

respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, Stifel actively trades equity securities of Wood Bancorp and Sky Financial for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

SKY FINANCIAL'S REASONS FOR THE MERGER

     The Board of Directors and management of Sky Financial believe that the merger is fair and in the best interests of the Sky Financial shareholders. At its November 18, 1998 meeting, the Sky Financial Board approved the merger proposal and its related transactions. We have set forth below all the material factors that the Sky Financial Board considered in reaching its decision to approve the merger proposal and to recommend that Sky Financial's shareholders vote to approve and adopt the merger agreement:

     - the consistency of the merger with Sky Financial's strategic objectives;

     - the Sky Financial Board's familiarity with and review of its and Wood Bancorp's business, financial condition, results of operations and prospects, including but not limited to its potential growth, development, productivity and profitability;

     - the recognition of the direct overlap of the markets served and the products offered by Sky Financial and Wood Bancorp and the expectation that the merger would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, cost savings opportunities and enhanced opportunities for growth, including an expanded pool of acquisition targets;

     - the similarity between Sky Financial's and Wood Bancorp's philosophy and commitments to their respective employees, suppliers, creditors and customers, and the effect of the merger on those constituencies and other community and societal considerations;

     - the review by the Sky Financial Board with its legal and financial advisors of the provisions of the merger agreement and the stock option agreement;

     - the current prospective environment in which each of Sky Financial and Wood Bancorp operates, including national and local conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation and increased competition in the financial services industry, both in the Midwest and elsewhere;

     - the Sky Financial Board's review, based in part on presentations by its management and advisors, of the business, financial condition, results of operations and management of Wood Bancorp, the strategic fit between the parties, and the enhanced opportunities for operating efficiencies that could result from the merger, including cost savings of approximately $2.2 million;

     - the opportunity that the merger provides to strengthen and deepen the management team of the combined entity;

     - the expectation that the merger will generally be a tax-free transaction to Wood Bancorp and its stockholders and will qualify for pooling-of-interests accounting treatment, see "Material Federal Income Tax Considerations" on page 32 and "Accounting Treatment" on page 32; and

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

     - the recognition of various financial benefits accompanying the merger, including the belief that the merger would be 0.3% accretive to projected earnings per share in the first full year of post-merger operations, that the combined projected organization would be well capitalized and have strong asset quality and that the combined organization may have a higher potential for earnings and book value multiples expansion.

     Because of the variety of factors considered in connection with its evaluation of the merger, the Sky Financial Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Sky Financial Board may have assigned different weights to different factors.

BOARD OF DIRECTORS AND MANAGEMENT OF SKY FINANCIAL FOLLOWING THE MERGER

     If the merger is completed, the size of the Sky Financial Board will increase and the Board or its executive committee will nominate Robert Spitler as a director to the Sky Financial Board for a term ending in 2001.

BOARD OF DIRECTORS AND MANAGEMENT OF MID AM BANK FOLLOWING THE SUBSIDIARY MERGER

     If the merger with Sky Financial is completed, Sky Financial will cause Richard Gordley to be elected as a member of the Board of Directors of Mid Am Bank, subject to its fiduciary duties under Ohio law. Sky Financial will use its reasonable best efforts to re-elect Mr. Gordley as a member of the Mid Am Bank Board for as long as he is an employee of Mid Am Bank. First Federal Bank, a federal savings association that is a wholly-owned subsidiary of Wood Bancorp, will merge with and into Mid Am Bank, an Ohio commercial bank that is a wholly-owned subsidiary of Sky Financial, immediately after the merger, assuming that the parties receive all necessary regulatory approvals. Also, in connection with the subsidiary bank merger, Mid Am Bank will establish a community banking division of which Richard Gordley will be President.

INTERESTS OF WOOD BANCORP'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In connection with the merger, you should be aware that some executive officers and board members of Wood Bancorp have interests in the merger that are somewhat different than your interests. These interests exist because of rights they have under employment agreements and other compensation agreements.

     EMPLOYMENT AGREEMENTS. At the effective date of the merger, three Wood Bancorp executive officers will experience constructive involuntary terminations under their current employment agreements. The terminations will trigger the change of control provisions in these executive employment agreements, and the executive officers will be entitled to the following payments:

     - Mr. Gordley will receive a payment equal to 299% of his "base amount" as defined in the Internal Revenue Code or $553,113;

     - Mr. Bick will receive a payment equal to 299% of his "base amount" as defined in the Internal Revenue Code or $231,829, which will be subject to a cutback in accordance with the provisions of Section 280G of the Internal Revenue Code; and

     - David Nagel will receive a payment equal to 100% of his "base amount" as defined in the Internal Revenue Code or $103,248, plus $100,000 for the termination and

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

       waiver of all his rights under his current employment agreement with First Federal Bank.

     RE-EMPLOYMENT BY SKY FINANCIAL. After the merger, Mid Am has agreed to enter into employment agreements with Messrs. Gordley and Bick for a period of three years, after which their employment will become "at will." Pursuant to these agreements, Mr. Gordley will become Regional President of the Community Bank Division and Mr. Bick will become Senior Vice President of Lending of Mid Am. In addition, Mid Am will offer Mr. Nagel at will employment at his current annual salary to perform executive duties for the Community Bank Division of Mid Am, which employment may be terminated at any time by Mid Am upon two weeks written notice.

     RECOGNITION AND RETENTION PLAN AND RESTRICTED STOCK AGREEMENT. Wood Bancorp has a recognition and retention plan under which it has entered into a restricted stock agreement with John Bick. Pursuant to this agreement, Mr. Bick currently has unvested restricted stock grants to acquire 1,688 shares of Wood Bancorp common stock. On consummation of the merger, Sky Financial will assume the recognition and retention plan and the restricted stock agreement. Mr. Bick's unvested restricted stock, which represents shares of Wood Bancorp common stock, will be converted at the exchange ratio to Sky Financial common shares subject to the terms of the recognition and retention plan and the restricted stock agreement.

     ANNUAL BONUS PROGRAM. First Federal Bank currently maintains an annual bonus program for its officers and selected associates that has been accruing monthly for an aggregate annual bonus pool of $55,000 for the current fiscal year ending June 30, 1999. First Federal Bank's Board of Directors will award this bonus pool at the end of the fiscal year. Those individuals who may be eligible for incentive compensation from Mid Am for their fiscal year ending December 31, 1999, shall only be eligible for an award for their service prorated from the date of the merger.

     INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. Sky Financial has agreed that, for a period of six years following the effective date of the merger, it will indemnify, defend and hold harmless the current directors, officers and employees of Wood Bancorp and its subsidiaries against all expenses, judgments, fines, losses, claims, damages or liabilities arising from acts or omissions occurring at or before the effective date, to the fullest extent permitted by Delaware law and the Wood Bancorp certificate of incorporation and bylaws.

     Sky Financial has also agreed that, for a period of three years from the effective date of the merger, it will use its reasonable best efforts to provide directors' and officers' insurance for the present and former officers and directors of Wood Bancorp with respect to claims arising from facts or events occurring prior to the effective date. The insurance provided by Sky Financial must contain at least the same coverage and amounts with terms and conditions no less advantageous than Wood Bancorp's current policy; provided, however, that Sky Financial is not required to expend more than 200 percent of the current amount expended by Wood Bancorp to maintain or obtain that insurance coverage. If Sky Financial cannot maintain or obtain the required insurance coverage within the 200 percent limit, it is required to use its reasonable best efforts to obtain as much comparable insurance as is available for that amount. Finally, if Sky Financial merges into or consolidates with any other entity or sells substantially all its assets to another entity, Sky Financial must cause its successors or assigns to assume these obligations.

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

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The merger is structured to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended, so that neither Sky Financial nor Wood Bancorp realize any gain or loss as a result of the merger. It is anticipated that you will not recognize any gain or loss upon the exchange of your shares of Wood Bancorp common stock for newly issued Sky Financial common shares, except for cash received in lieu of fractional shares. Assuming the merger is treated as a tax-free reorganization, the federal income tax basis of the Sky Financial common shares received by you, including fractional shares that are treated for federal income tax purposes as distributed to you and then surrendered for cash, will be the same as the federal income tax basis of the shares of Wood Bancorp common stock surrendered in the exchange. The holding period of the Sky Financial common shares received by you, including fractional shares that are treated for federal income tax purposes as distributed to you and then surrendered for cash, will include the holding period of the shares of Wood Bancorp common stock surrendered in the exchange, provided that the shares of Wood Bancorp common stock were held as a capital asset on the date of the exchange.

     Wood Bancorp stockholders who receive cash in lieu of Sky Financial fractional common shares as a result of the exchange will be treated for federal income tax purposes as if the fractional share interest has been issued in the merger and then had been redeemed by Sky Financial for cash, which will result in their realization of income for federal income tax purposes. Assuming that:

     - the payment of cash in lieu of Sky Financial fractional common shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration,

     - the total cash consideration paid to Wood Bancorp stockholders instead of issuing Sky Financial fractional common shares will not exceed one percent of the total consideration issued to the Wood Bancorp stockholders in the merger, and

     - the Sky Financial fractional share interests of each Wood Bancorp stockholder will be aggregated and no Wood Bancorp stockholder will receive cash in an amount equal to or greater than the value of one full Sky Financial common share, the cash payment will be treated for federal income tax purposes as having been received in exchange for the constructively redeemed fractional share. The amount of income realized on this exchange will be equal to the difference between the cash received and the federal income tax basis allocated to the fractional share for federal income tax purposes, and the income will be taxed as long-term capital gain if the shares of Wood Bancorp common stock surrendered by a Wood Bancorp stockholder were held as a capital asset and for a period exceeding one year.

     THIS DISCUSSION OF FEDERAL INCOME TAXES IS FOR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PROPOSED MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     It is expected that the merger will be accounted for as a pooling-of-interests transaction in accordance with generally accepted accounting principles. The pro forma results of this accounting treatment are shown in the "Unaudited Pro Forma Condensed Combined Financial Statements" on page 57.

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

     As noted above, as a condition to each party's obligation to consummate the merger, Sky Financial must receive a letter from Crowe, Chizek and Company LLP stating that the merger will qualify as a pooling-of-interests transaction under generally accepted accounting principles. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Sky Financial and Wood Bancorp will be combined at the effective date of the merger and carried forward at their previously recorded amounts and the stockholders' equity accounts of Sky Financial and Wood Bancorp will be combined on Sky Financial's consolidated balance sheet. Income and other financial statements of Sky Financial issued after consummation of the merger will be restated retroactively to reflect the combined operations of Sky Financial and Wood Bancorp as if the merger had taken place prior to the periods covered by those financial statements. In order for the merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding shares of Wood Bancorp common stock must be exchanged for Sky Financial common shares with substantially similar terms. Other criteria must also be satisfied in order for the merger to qualify as a pooling-of-interests, some of which criteria cannot be satisfied until after the effective time of the merger. For example, a company is generally precluded from using pooling accounting for a just-completed merger if treasury shares acquired within six months after the effective time of the merger, when combined with shares otherwise considered to preclude pooling treatment, exceed 10% of the number of shares issued in the merger, unless the acquisition of such shares is part of a previously established systematic plan meeting appropriate criteria. Furthermore, in order to qualify for pooling-of-interests accounting treatment, no affiliate of either Sky Financial or Wood Bancorp may reduce his or her risk relative to Sky Financial common shares until financial results covering at least 30 days of post-merger combined operations have been published. In the event these conditions are not met, the merger would not be consummated unless the condition was waived by Sky Financial and Wood Bancorp.

EFFECT OF THE MERGER ON EMPLOYEE BENEFIT PLANS

     Wood Bancorp maintains various employee benefit plans in which eligible employees of Wood Bancorp and its subsidiaries participate, including a tax-qualified profit sharing plan and employee stock ownership plan or ESOP. At the effective date, Sky Financial or one of its subsidiaries will be substituted for Wood Bancorp or one of its subsidiaries as the sponsoring employer under the employee plans. Sky Financial or one of its subsidiaries is required to maintain the employee plans; provided, however, that Sky Financial or its subsidiaries may, except as hereafter provided, amend or terminate any employee plan in compliance with the terms of such employee plan and applicable law. With respect to the ESOP, Sky Financial or one of its subsidiaries will continue to maintain the ESOP until its termination pursuant to the automatic termination provisions thereof solely for the benefit of the Wood Bancorp employees participating therein. Sky Financial must also terminate, spin-off or spin-off and merge the profit sharing plan with Sky Financial's 401(k) and profit sharing plan, and Wood Bancorp employees will receive full credit for their past service with Wood Bancorp and its subsidiaries for purposes of eligibility, participation and vesting therein.

     In addition, at or as promptly as practicable after the effective date, Sky Financial and its subsidiaries must provide employees of Wood Bancorp and its subsidiaries the opportunity to participate in the employee benefit and welfare plans maintained by Sky Financial and its subsidiaries for similarly situated employees. For purposes of determining eligibility, participation and vesting, Wood Bancorp employees must be given full credit for past service with Wood Bancorp and its subsidiaries.

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

EXPENSES OF THE MERGER

     Sky Financial and Wood Bancorp will each bear its respective expenses incurred in connection with the merger and the related transactions, including without limitation, all fees of its respective legal counsel, financial advisors and accountants, except that printing, mailing and delivery expenses in connection with this proxy statement/prospectus will be shared equally. In addition, Sky Financial will also be responsible for all expenses incident to obtaining requisite regulatory approvals.

REGULATORY APPROVALS

     Sky Financial has filed the application necessary to obtain approval for the merger from the Federal Reserve Board. This application is currently under review. The merger may not be consummated for 30 days after approval by the Federal Reserve Board, during which time the United States Department of Justice may bring an action challenging the merger on antitrust grounds. Sky Financial has also filed the applications necessary to obtain approval for the merger from the Office of Thrift Supervision and the Ohio Division of Financial Institutions.

RESALE OF SKY FINANCIAL COMMON SHARES

     No restrictions on the sale or other transfer of the Sky Financial common shares issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of common shares issued to any Wood Bancorp stockholder who may be deemed to be an "affiliate" of Wood Bancorp for purposes of Rule 145 under the Securities Act of 1933. Generally, affiliates of Wood Bancorp would include officers, directors and significant stockholders of Wood Bancorp. The merger agreement requires Wood Bancorp to cause persons who could be considered to be affiliates to enter into an agreement with Sky Financial stating that these affiliates will not sell, pledge, transfer or otherwise dispose of the Sky Financial common shares they acquire except in compliance with the Securities Act of 1933 and the rules and regulations thereunder. Sales of Sky Financial common shares by affiliates of Sky Financial are subject to similar transfer restrictions.

     Wood Bancorp affiliates may resell the Sky Financial common shares they receive in the merger only:

     - in transactions permitted by Rule 145 promulgated under the Securities Act of 1933;

     - pursuant to an effective registration statement; or

     - in transactions exempt from registration.

Rule 145, as currently in effect, restricts the manner in which affiliates may resell common shares and also restricts the number of common shares that affiliates, and others with whom they might act together, may sell within any three month period.

STOCK EXCHANGE LISTING

     Sky Financial common shares to be issued in connection with the merger will be authorized for listing on the Nasdaq National Market System under the symbol "SKYF."

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

DIVIDENDS

     Sky Financial and Wood Bancorp will cooperate to assure that there will not be a duplicate payment of a Sky Financial dividend and a Wood Bancorp dividend, or a missed dividend payment, to you, as a result of the merger. The companies agree that Wood Bancorp may continue to declare quarterly cash dividends, in an amount not to exceed the most recent quarterly cash dividend, on shares of Wood Bancorp common stock prior to the merger. Sky Financial and Wood Bancorp will cooperate to assure that the Wood Bancorp stockholders receive the dividend, if any, declared by Wood Bancorp rather than the dividend, if any, declared by Sky Financial, if the effective date of the merger occurs at the end of a fiscal quarter.

     The selection of the effective date of the merger will not cause the Wood Bancorp stockholders to lose a quarterly dividend or a portion of a quarterly dividend. Following completion of the merger, former Wood Bancorp stockholders will receive dividends, if any, declared by Sky Financial as Sky Financial shareholders.

RIGHTS OF APPRAISAL

     Under Delaware law, Wood Bancorp stockholders do not have rights of appraisal in connection with the merger because the shares of Wood Bancorp common stock are listed on the Nasdaq National Market System.

                              THE MERGER AGREEMENT

     The following is a description of certain material terms of the merger agreement and the stock option agreement. Complete copies of the merger agreement and stock option agreement are attached as Annexes A and B to this proxy statement/prospectus and are incorporated into this proxy statement/prospectus by reference. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT IN THEIR ENTIRETY.

THE MERGER

     Under the merger agreement, Wood Bancorp will merge with Sky Financial and, promptly after the merger, assuming the receipt of all necessary regulatory approvals, First Federal Bank, a federal savings association and wholly-owned subsidiary of Wood Bancorp, will merge with Mid Am Bank, an Ohio commercial bank and wholly-owned subsidiary of Sky Financial. At the effective time of the merger, Sky Financial will issue approximately $2.1 million Sky Financial common shares to existing Wood Bancorp stockholders in exchange for their shares of Wood Bancorp common stock. Because Sky Financial and Wood Bancorp are corporations that were formed under Ohio and Delaware law, respectively, the merger must be completed in accordance with those laws.

EFFECTIVE DATE

     The merger will become effective on the date the certificate of merger is filed with the Secretary of State of the State of Ohio and the certificate of merger is filed with the Delaware Secretary of State. We plan to file the certificates of merger as soon as possible after all of the conditions described in the merger agreement have been satisfied.

CONVERSION OF SHARES OF WOOD BANCORP COMMON STOCK

     On the effective date of the merger, each outstanding share of Wood Bancorp common stock will be converted into .7315 Sky Financial common shares. If you would

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

have the right to receive a fraction of a Sky Financial common share as a result of that conversion, you will receive instead, a cash payment in an amount equal to the fractional Sky Financial common share multiplied by the last sale price of Sky Financial common shares as reported by the Nasdaq National Market System, for the last trading day immediately preceding the effective date of the merger. The Bank of New York will serve as exchange agent and will be responsible for sending you any cash payment you have a right to receive.

     Also, if you are a holder of shares of Wood Bancorp common stock that are converted to Sky Financial common shares as a part of the merger, we will also issue to you and attach to each Sky Financial common share a preferred share purchase right under Sky Financial's shareholder rights plan, which will not be evidenced by a separate certificate. On the effective date of the merger, if you are a holder of shares of Wood Bancorp common stock, you will no longer have any rights as a holder of those shares of common stock, but you will, upon proper surrender of your shares of Wood Bancorp common stock certificates, have the rights of a holder of Sky Financial common shares. For a comparison of the rights you have as a holder of shares of Wood Bancorp common stock to the rights you will have as a holder of Sky Financial common shares, read "Material Differences in the Rights of Stockholders" on page 46.

CONVERSION OF WOOD BANCORP STOCK OPTIONS

     On the effective date of the merger, if you hold an option to purchase shares of Wood Bancorp common stock, that option will be converted into the right to purchase a number of Sky Financial common shares equal to the number of shares of Wood Bancorp common stock you had the option to purchase multiplied by
 .7315. This number will be rounded to the nearest whole number to determine the number of shares you will have the right to purchase. The exercise price for the options for each Sky Financial common share you receive for your Wood Bancorp options will be equal to the aggregate exercise price for the Wood Bancorp options divided by the number of full Sky Financial common shares subject to this option. This number will be rounded to the nearest whole cent to determine the exercise price. Accordingly, upon completion of the merger, Sky Financial would issue 27,000 Sky Financial common shares if all outstanding Wood Bancorp stock options were exercised and all vesting period requirements were satisfied.

SURRENDER OF CERTIFICATES

     After the effective time of the merger, each holder of an outstanding certificate or certificates for shares of Wood Bancorp common stock converted into Sky Financial common shares will be entitled to receive a certificate or certificates representing the number of whole Sky Financial common shares into which the holder's shares of Wood Bancorp common stock were converted, and if applicable, a cash payment in lieu of any fractional share or for unpaid dividends. Each holder of shares of Wood Bancorp common stock will surrender the outstanding certificate(s) to Sky Financial's designated exchange agent, The Bank of New York.

     If you are a Wood Bancorp stockholder, promptly after the effective time of the merger, the exchange agent will send you transmittal materials that you should use when surrendering your shares of Wood Bancorp common stock certificates to the exchange agent. After you surrender your shares of Wood Bancorp common stock certificate(s) for cancellation to the exchange agent, together with a completed letter of transmittal and any other documents reasonably requested, you will be entitled to receive certificates for the

Sky Financial common shares you have a right to receive and, if applicable, a cash payment. Your surrendered shares of Wood Bancorp common stock certificate(s) will be canceled. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     If you own shares of Wood Bancorp common stock, the transfer of which has not been registered in the transfer records of Wood Bancorp, you may nevertheless exchange these shares of common stock for Sky Financial common shares if you provide the exchange agent with the certificate representing your shares of Wood Bancorp common stock, along with all documents required by Sky Financial to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. Furthermore, if your certificates have been lost, stolen or destroyed, the exchange agent will issue the Sky Financial certificate(s) provided you complete an affidavit stating that your certificate(s) have been lost, stolen or destroyed. The affidavit may ask that you agree to indemnify Sky Financial and the exchange agent against any liabilities that could arise from claims to the shares of common stock brought by other people.

     After the consummation of the merger, there will be no transfers of any shares of Wood Bancorp common stock on the stock transfer books of Wood Bancorp. If, after the consummation of the merger, certificates and letters of transmittal for shares of Wood Bancorp common stock are properly presented to the exchange agent, the exchange agent will cancel these certificates and exchange them as described above, subject to applicable law and to the extent that Sky Financial has not surrendered the certificates or cash to a public official pursuant to applicable abandoned property laws.

     IF YOU ARE A WOOD BANCORP STOCKHOLDER, YOU SHOULD NOT SEND IN YOUR CERTIFICATES UNTIL YOU RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

     AFTER THE EFFECTIVE TIME OF THE MERGER, WE WILL PROMPTLY MAIL DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL FORM, AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF WOOD BANCORP COMMON STOCK FOR CERTIFICATES REPRESENTING SKY FINANCIAL COMMON SHARES, TO HOLDERS OF SHARES OF WOOD BANCORP COMMON STOCK.

CONDITIONS TO COMPLETION OF THE MERGER

     CONDITIONS TO SKY FINANCIAL'S OBLIGATION AND WOOD BANCORP'S OBLIGATION TO COMPLETE THE MERGER. The obligations of Sky Financial and Wood Bancorp to complete the merger are subject to the satisfaction of certain conditions, including:

     - Wood Bancorp stockholders must approve and adopt the merger agreement;

     - We must receive the required regulatory approvals and all applicable statutory waiting periods relating to the merger must expire or be terminated;

     - There may not be any injunction or other order by any court or governmental entity or preventing the merger;

     - The registration statement relating to the issuance of Sky Financial common shares in the merger must be effective;

     - We must receive all required approvals and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger; and

     - Sky Financial must have received a letter from Crowe, Chizek and Company LLP, dated the date of or shortly prior to the mailing of this proxy statement/prospectus

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

       and the effective date of the merger, stating its opinion that the merger qualifies for "pooling-of-interests" accounting treatment under generally accepted accounting principles.

     CONDITIONS TO WOOD BANCORP'S OBLIGATION TO COMPLETE THE MERGER. The obligation of Wood Bancorp to complete the merger is further subject to the satisfaction of several conditions, including:

     - Sky Financial must perform its obligations under the merger agreement in all material respects;

     - Representations and warranties of Sky Financial contained in the merger agreement must be true and correct when made and as if made on the effective date of the merger, except where the failure of these representations and warranties to be true and correct would not have a material adverse effect on Sky Financial;

     - Wood Bancorp must receive a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, that the merger will constitute a "reorganization" for federal income tax purposes and that no gain or loss will be recognized by Wood Bancorp stockholders who receive Sky Financial common shares, other than the gain or loss recognized as to cash received in lieu of fractional shares;

     - Wood Bancorp must receive a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, stating that Sky Financial is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Sky Financial, that the Sky Financial common shares to be issued will be authorized, fully paid and nonassessable and that upon the filing of the certificate of merger in Ohio and the certificate of merger in Delaware, the merger will be effective; and

     - Wood Bancorp must receive a fairness opinion from Stifel, Nicolaus & Company, Incorporated, financial advisor to Wood Bancorp, stating that the merger consideration is fair to the stockholders of Wood Bancorp from a financial point of view.

     CONDITIONS TO OBLIGATIONS OF SKY FINANCIAL TO COMPLETE THE MERGER. The obligation of Sky Financial to complete the merger is further subject to the satisfaction of several conditions, including:

     - Wood Bancorp must perform its obligations under the merger agreement in all material respects;

     - Representations and warranties of Wood Bancorp contained in the merger agreement must be true and correct when made and as if made on the effective date of the merger, except where the failure of these representations and warranties to be true and correct would not have a material adverse effect on Wood Bancorp;

     - Sky Financial must receive a legal opinion from Silver, Freedman & Taff L.L.P., counsel to Wood Bancorp, stating that Wood Bancorp is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Wood Bancorp and that upon the filing of the certificate of merger in Ohio and the certificate of merger in Delaware, the merger will be effective; and

     - Sky Financial must receive executed affiliate agreements from each affiliate of Wood Bancorp.

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

     Each of us could, to the extent permitted by law, decide to waive some of the conditions to our obligation to complete the merger even though they have not been met. In the case of mutual conditions, however, both of us would have to decide to waive a condition to our obligations to complete the merger. We cannot guarantee that the conditions to the merger will be satisfied or waived, or that the merger will be completed at all.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains some customary representations and warranties made both by Sky Financial and by Wood Bancorp, including representations and warranties relating to:

     - due organization and good standing;

     - capitalization;

     - subsidiaries;

     - corporate power and authorization to enter into the transactions contemplated by the merger agreement;

     - governmental filings, reviews and approvals required in connection with the transactions contemplated by the merger agreement;

     - filings with the Securities and Exchange Commission;

     - financial statements;

     - litigation;

     - regulatory matters;

     - compliance with laws;

     - absence of default under any material contracts or agreements;

     - brokerage fees;

     - laws regarding takeovers;

     - environment;

     - taxes;

     - risk management instruments;

     - corporate books and records;

     - insurance coverage;

     - accounting treatment;

     - disclosure statements made in the representations and warranties sections of the merger agreement;

     - Year 2000 compliance;

     - absence of certain material changes or events;

     - loans;

     - allowance for loan losses;

     - repurchase agreements; and

     - deposit insurance with the Federal Deposit Insurance Corporation.

     In addition, Wood Bancorp made certain additional representations and warranties to Sky Financial relating to:

     - employee benefit plans and plan compliance; and

     - labor matters.

     The representations and warranties in the merger agreement will not survive the effective date of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

     CONDUCT OF BUSINESS BY WOOD BANCORP UNTIL THE EFFECTIVE TIME OF THE MERGER. From December 16, 1998 until the effective date of the merger, unless Sky Financial consents in writing, Wood Bancorp and its subsidiaries must:

     - conduct their business in the ordinary course;

     - use their reasonable efforts to preserve intact their present business organizations and assets;

     - use their reasonable efforts to preserve their relationships with customers, suppliers, employees and business associates; and

     - not voluntarily take any action that is likely to have an adverse effect upon Wood Bancorp's ability to perform any of its material obligations under the merger agreement.

     In addition, except as permitted by the merger agreement, during this period Wood Bancorp and its subsidiaries may not:

     - issue or sell any shares of capital stock or authorize the creation of additional shares of capital stock;

     - permit any additional shares of their capital stock to become subject to new grants of employee or director stock options or similar rights;

     - declare or pay any dividend, other than the normal quarterly dividends, in an amount not to exceed the amount paid in its most recent quarterly cash dividend, in accordance with past practices;

     - enter into, amend or renew any employment, consulting, severance or similar agreements with directors, officers or employees;

     - increase employee compensation, severance or other benefits;

     - enter into, adopt or amend any employee benefit plan or arrangement with respect to any director, officer or employee;

     - acquire or sell capital assets or any other assets except in the ordinary course of business;

     - amend their organizational documents;

     - adopt any change in their accounting principles or practices;

     - enter into, amend or terminate any material contract;

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

     - settle any material claim, action or proceeding other than in the ordinary course of business;

     - take any action that would disqualify the merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

     - take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being untrue, any conditions not being satisfied or a material violation of any provision;

     - except pursuant to applicable law, adopt any material change in their interest rate risk management or other risk management policies, fail to follow their existing policies or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk;

     - incur any indebtedness for borrowed money other than in the ordinary course of business; or

     - agree or commit to do any of the foregoing.

     CONDUCT OF BUSINESS BY SKY FINANCIAL UNTIL THE EFFECTIVE TIME OF THE MERGER. From December 16, 1998 until the effective date of the merger, unless Wood Bancorp otherwise consents in writing, Sky Financial and its subsidiaries must:

     - use their reasonable efforts to preserve intact their present business organizations and assets; and

     - use their reasonable efforts to preserve intact their relationships with customers, suppliers, employees and business associates.

     In addition, except as permitted in the merger agreement, during this period Sky Financial and its subsidiaries may not:

     - declare or pay any extraordinary dividend;

     - take any action that would disqualify the merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

     - take any action that is intended or is likely to result in any representations or warranties in the merger agreement being untrue, any condition not being satisfied or a material violation of any provision;

     - except pursuant to law, fail to follow their existing policies or practices with respect to managing their exposure to interest rate and other risk or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk; or

     - agree or commit to do any of the foregoing.

OTHER ACQUISITION PROPOSALS

     Wood Bancorp has agreed not to solicit or encourage inquiries or proposals or engage in discussions or negotiations with any person relating to any acquisition proposal. An acquisition proposal is any tender or exchange offer, merger, consolidation or other business combination proposal, or any offer to acquire a substantial equity interest in, or a substantial portion of the assets of, Wood Bancorp or any of its subsidiaries, other than the merger with Sky Financial.

     Wood Bancorp has agreed to end any inquiries, discussions or negotiations with persons other than Sky Financial, that were begun prior to the date of the merger agreement.

     Wood Bancorp will promptly notify Sky Financial of receipt of any acquisition proposals and the contents thereof, including any material developments.

     Notwithstanding the foregoing, Wood Bancorp may provide information or enter into negotiations with persons presenting acquisition proposals, if the Wood Bancorp Board determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to do so would result in a breach of their fiduciary duties to Wood Bancorp stockholders under law.

TERMINATION

     We can terminate the merger agreement without completing the merger if each of our boards of directors agree by a majority vote to terminate it. Either of us acting alone can terminate the merger agreement if:

     - the other party breaches a representation or warranty or breaches a covenant or agreement contained in the merger agreement that cannot be cured within 30 days of giving notice of the breach to the breaching party, provided that the breach would be reasonably likely to result in a material adverse effect to the other party;

     - the merger has not been completed on or before September 30, 1999;

     - the approval of any governmental entity required for consummation of the merger has been denied by final nonappealable action; or

     - the Wood Bancorp stockholders do not approve the merger agreement.

     Wood Bancorp, acting alone, can terminate the merger agreement if the average closing price of Sky Financial common shares over the 10 day period immediately preceding the eighth trading day prior to the closing date of the merger is lower than $24.25, unless Sky Financial agrees to issue additional common shares to compensate for the lower share value.

AMENDMENT; WAIVER

     The merger agreement may be amended by the parties in writing at any time before the Wood Bancorp stockholders approve the merger agreement. Either of us may extend the time for performance, waive any inaccuracies in the representations and warranties or waive compliance with any agreements or conditions under the merger agreement by a writing signed by the party against whom the waiver or extension is to be effective. However, after the Wood Bancorp special meeting, the parties cannot make any amendment or give any waiver that would be in violation of Delaware laws or the federal securities laws.

STOCK OPTION AGREEMENT

     On December 16, 1998, Sky Financial entered into a stock option agreement with Wood Bancorp that grants Sky Financial a binding option to purchase up to 19.9% of the outstanding shares of Wood Bancorp common stock at an exercise price of $16.00 per share upon specified triggering events. Wood Bancorp entered into the stock option agreement as an inducement for Sky Financial to enter into the merger agreement.

     The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with the terms of the merger agreement. Therefore, some aspects of the stock option agreement may have the effect of discouraging persons who might now or at any other time prior to the effective date of the merger be interested in acquiring all of or a significant interest in Wood Bancorp from considering or proposing an acquisition. The acquisition of Wood Bancorp by a party other than Sky Financial could cause Sky Financial's option to become exercisable. The existence of the option could significantly increase the cost to a potential acquirer of acquiring Wood Bancorp compared to the cost if the stock option agreement did not exist. This increased cost might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer having to pay a lower per share price to acquire Wood Bancorp than it might otherwise have proposed to pay. Moreover, following consultation with their own independent accountants, Sky Financial and Wood Bancorp believe that the exercise or repurchase of Sky Financial's option is likely to prohibit any other acquirer of Wood Bancorp from accounting for that acquisition using the pooling-of-interests accounting method for a period of two years. Our financial advisors tell us that a stock option agreement is within the customary range of actions companies take to ensure completion of negotiated merger agreements.

     Sky Financial may exercise the Wood Bancorp stock option, in whole or in part, if an "initial triggering event" and a "subsequent triggering event" occur prior to:

     - the effective time of the merger;

     - termination of the merger agreement prior to an initial triggering event;

     - the passage of eighteen months after termination of the merger agreement if the termination of the merger agreement follows an initial triggering event; or

     - termination of the merger agreement by Wood Bancorp as a result of a material breach by Sky Financial of its representations, warranties, covenants or agreements contained in the merger agreement.

     The following actions by Wood Bancorp or other people constitute initial triggering events:

     - Wood Bancorp enters into or its Board of Directors recommends to the stockholders, an agreement with any person to merge, consolidate or acquire all or substantially all of the assets of Wood Bancorp or for the purchase or acquisition of 10% or more of the voting securities of Wood Bancorp;

     - the Wood Bancorp Board of Directors withdraws or modifies its recommendation that the stockholders approve the merger;

     - any person other than Wood Bancorp or Sky Financial acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Wood Bancorp common stock;

     - the Wood Bancorp stockholders fail to approve the merger at a meeting held for that purpose or the meeting was not held after a public announcement that a person has made, or disclosed an intention to make, a proposal to engage in a merger or consolidation or to acquire 10% or more of Wood Bancorp voting securities;

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

     - any person other than Sky Financial or its subsidiaries makes a proposal to Wood Bancorp or its stockholders to merge or consolidate or to acquire 10% or more of Wood Bancorp voting securities and the proposal is publicly announced;

     - Wood Bancorp willfully breaches any covenant or representation contained in the merger agreement in anticipation of engaging in a merger or consolidation or acquisition of 10% or more of its voting securities, and following the merger Sky Financial would be entitled to terminate the merger agreement;

     - any person files with the Securities and Exchange Commission a registration statement or tender offer materials that involve an exchange or tender offer that would result in a merger or consolidation with Wood Bancorp or the acquisition of 10% or more of its voting securities; or

     - any person other than Sky Financial or its subsidiaries files an application or notice with the Board of Governors of the Federal Reserve System or other federal or state bank regulatory or antitrust authority for approval to merge or consolidate with Wood Bancorp or acquire 10% or more of its voting securities.

     In addition to any of the above initial triggering events, a subsequent triggering event must occur before Sky Financial can exercise its option:

     - the acquisition by any person other than Sky Financial or its subsidiaries of 25% or more of Wood Bancorp's outstanding shares of common stock or

     - a purchase or other acquisition, including any merger or consolidation, of 25% or more of the voting securities of Wood Bancorp.

     Furthermore, if any person other than Sky Financial or its subsidiaries acquires beneficial ownership of 50% or more of shares of Wood Bancorp common stock or initiates a purchase or other acquisition, including a merger or consolidation, of 50% or more of the voting securities of Wood Bancorp, then Wood Bancorp must repurchase the stock option or option common shares from Sky Financial.

     In connection with a repurchase, the price of the stock option will be the amount by which the market/offer price exceeds $16.00 multiplied by the common shares that can be exercised. The price of the option common shares will be the market/offer price multiplied by the number of common shares selected by Sky Financial to be repurchased. The market/offer price is the highest of:

     - the price per common share at which a tender or exchange offer is made;

     - the price per common share paid by any person pursuant to an agreement with Wood Bancorp;

     - the highest price for the common shares within six months preceding the date Sky Financial gives notice to Wood Bancorp that it desires Wood Bancorp to repurchase the stock option or option common shares; or

     - in case of a sale of all or a substantial part of Wood Bancorp's assets or deposits, the net price paid in the sale plus the value of any remaining assets divided by the number of outstanding shares of Wood Bancorp common stock.

     Instead of requesting Wood Bancorp to repurchase the stock option or option common shares, Sky Financial may elect to relinquish the stock option and any of the option common shares for $2.8 million, plus, if applicable, Sky Financial's purchase price for the option common shares minus net cash amounts in excess of Sky Financial's purchase price for those shares.

     Except as provided in the stock option agreement, neither Sky Financial nor Wood Bancorp may assign any of its rights or obligations under the agreement without the express written consent of the other party. Sky Financial, however, may assign its rights and obligations after the occurrence of an initial triggering event.

                   DESCRIPTION OF SKY FINANCIAL CAPITAL STOCK

     The following is a summary of the material terms of the Sky Financial capital stock. If you would like to review copies of the Sky Financial certificate of incorporation and code of regulations, these documents are on file with the Securities and Exchange Commission. For further information on the rights of holders of Sky Financial common shares, see "Material Differences in the Rights of Stockholders."

     Sky Financial has authorized 150,000,000 common shares, without par value, of which 44,976,000 shares are issued and outstanding and 107,000 are held in treasury. Each outstanding Sky Financial common share is duly authorized, validly issued, fully paid and nonassessable. The holders of Sky Financial common shares have one vote per share on each matter on which shareholders are entitled to vote. Each Sky Financial common share has an associated preferred share purchase right pursuant to Sky Financial's existing stockholder rights plan. Directors are elected for staggered, three year terms. Specifically, the Sky Financial Board is divided into three classes, one of which is elected annually. On liquidation or dissolution of Sky Financial, the holders of Sky Financial common shares are entitled to share ratably in the assets that remain after creditors have been paid.

     In addition, Sky Financial has authorized 10,000,000 serial preferred shares, none of which are currently outstanding. The terms of the serial preferred shares are to be established by the Sky Financial Board; therefore, if Sky Financial were to issue serial preferred shares in the future, holders of preferred shares might have preference over the holders of Sky Financial common shares in the event of a liquidation or dissolution and may have other rights that are superior to or in addition to the rights of holders of Sky Financial common shares. Serial preferred shares have a par value of $10.00 per share. Sky Financial common shares have no par value. Holders of Sky Financial common shares have no preemptive rights, subscription rights or conversion rights.

     The Sky Financial Board determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Sky Financial Board take into account Sky Financial's financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be.

     The Bank of New York is the transfer agent and registrar for Sky Financial common shares and will be the exchange agent for the merger.

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

                    MATERIAL DIFFERENCES BETWEEN THE RIGHTS
                 OF OHIO SHAREHOLDERS AND DELAWARE STOCKHOLDERS

INTRODUCTION

     On the effective date of the merger, each share of Wood Bancorp common stock, other than treasury shares, will be converted into .7315 Sky Financial common shares. As a result, stockholders of Wood Bancorp, a Delaware corporation, will become shareholders of Sky Financial, an Ohio corporation, and Ohio law, the Sky Financial articles of incorporation and the Sky Financial code of regulations will govern the rights of these new Sky Financial shareholders. The following is a summary of certain similarities and material differences between the rights of Sky Financial shareholders and Wood Bancorp stockholders. These differences arise from differences between various provisions of Ohio and Delaware law, as well as differences between the Sky Financial articles of incorporation and code of regulations and the Wood Bancorp certificate of incorporation and bylaws. As it is impractical to compare all of the aspects in which Ohio and Delaware law and the companies' charter documents differ with respect to stockholders' rights, the following discussion summarizes the material differences between them.

     This is a summary of the material provisions of Ohio and Delaware law and the Sky Financial and Wood Bancorp charter documents as they affect the rights of Sky Financial and Wood Bancorp stockholders. We encourage you to read the relevant provisions of Ohio and Delaware law, the Sky Financial articles of incorporation and code of regulations and the Wood Bancorp certificate of incorporation and bylaws.

AUTHORIZED SHARES

     SKY FINANCIAL. The Sky Financial articles of incorporation provide for 150,000,000 Sky Financial common shares, without par value, and 10,000,000 Sky Financial preferred shares, par value $10.00 per share. No serial preferred shares are currently outstanding. If Sky Financial serial preferred shares were to be issued, the rights of holders of Sky Financial common shares would be subordinated, in some respects, to the rights of holders of Sky Financial serial preferred shares.

     WOOD BANCORP. The Wood Bancorp certificate of incorporation provides for 5,000,000 shares of Wood Bancorp common stock, par value $0.01 per share and 500,000 shares of Wood Bancorp preferred stock, par value $0.01. No shares of Wood Bancorp preferred stock have been issued, nor may any be issued pursuant to the merger agreement.

BUSINESS COMBINATIONS

     SKY FINANCIAL. Under Ohio law, to effectuate a merger, the directors and the stockholders of the corporation that is being merged must adopt the merger agreement. For stockholder adoption, at least two thirds of the shares entitled to vote must vote in favor of the merger agreement, unless the corporation's articles of incorporation provide otherwise; however, a corporation's articles may not provide for approval by less than a majority of the shares entitled to vote. In addition, if the articles require adoption by a particular class of shareholders, those shareholders must also adopt the merger agreement as specified in the articles. Under the Sky Financial articles of incorporation, for shareholder approval of a merger agreement, a majority of common shares entitled to vote must be voted in favor of the merger agreement.

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

     WOOD BANCORP. Under Delaware law, to effectuate a merger or consolidation, both the Board of Directors and the stockholders of the Delaware corporation must approve the merger agreement. For stockholders' approval of the merger agreement, holders of a majority of the outstanding stock of the corporation entitled to vote must vote to adopt the merger agreement.

     Pursuant to Delaware law, holders of a majority of the outstanding shares of Wood Bancorp common stock must approve this merger agreement.

RIGHTS OF APPRAISAL

     SKY FINANCIAL. Under Ohio law, upon compliance with certain requirements and procedures, a dissenting shareholder has the right to receive the fair cash value for his or her shares if the shareholder objects to, among other things:

     - certain amendments to the articles of incorporation;

     - the sale, lease, exchange, transfer or other disposition of substantially all the assets of the corporation; or

     - certain mergers and consolidations.

     In a merger, upon compliance with certain requirements and procedures, the dissenting shareholders of a domestic corporation that is being merged into another corporation and the shareholders of a domestic surviving corporation whose adoption of the merger agreement is required are entitled to dissenters' rights. A shareholder entitled to dissenters' rights may exercise these rights if:

     - the merger requires shareholder adoption of the merger agreement;

     - the dissenting shareholder holds shares of the corporation as of the record date for the shareholder meeting at which the merger agreement is submitted;

     - the dissenting shareholder does not vote his or her shares in favor of the merger agreement; and

     - not more than ten days after the date of the meeting at which the shareholder vote was taken, the dissenting shareholder delivers to the corporation a written demand for payment to him or her of the fair cash value of his or her shares. The demand must state the dissenting shareholder's address, the number and class of dissenting shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

     WOOD BANCORP. Under Delaware law, a stockholder may seek rights of appraisal from, and receive payment of the fair value of his or her shares of common stock in the event of certain mergers or consolidations. No rights of appraisal are available, however, with respect to shares of common stock that, at the applicable record date, were listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, unless the stockholders are required by the terms of the merger or consolidation to accept any consideration other than shares of the surviving corporation, shares of stock of another listed corporation or cash in lieu of fractional shares. Because Wood Bancorp's shares of common stock are listed on Nasdaq National Market System, and because the enumerated exceptions do not apply, Wood Bancorp stockholders are not entitled to rights of appraisal with respect to this merger.

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

NUMBER OF DIRECTORS

     SKY FINANCIAL. Under Ohio law, a corporation's articles of incorporation or code of regulations determines the number of directors. Unless the articles of incorporation or code of regulations provides otherwise, the shareholders may fix or change the number of directors at a shareholder meeting for the election of directors by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. The Sky Financial code of regulations provides for no less than five nor more than thirty-five directors and the Board of Directors has currently set the number at twenty-five. This number will be changed from twenty-five to twenty-seven directors if the merger between Sky Financial and First Western is completed and will be changed from twenty-seven to twenty-eight if the merger with Wood Bancorp is completed. To change the number of directors on the Sky Financial Board, the Sky Financial code of regulations requires the vote of 80% of the directors then in office.

     WOOD BANCORP. Under Delaware law, a corporation's bylaws or certificate of incorporation dictates the number of directors and the method for changing the number of directors. Under Wood Bancorp's certificate of incorporation and bylaws, only the Board of Directors may designate or change the number of directors. If the board does not designate a number, the number of directors is six.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     SKY FINANCIAL. Under Ohio law, a corporation's articles of incorporation or bylaws may provide for the classification of directors into either two or three classes so long as no director serves a term of office greater than three years. The Sky Financial code of regulations classifies the Board of Directors into three classes as nearly equal in number as possible, with approximately one-third of the directors elected each year. Consequently, for shareholders to change a majority of the directors on the board requires two annual meetings.

     WOOD BANCORP. Under Delaware law, a corporation's certificate of incorporation or bylaws may divide the board into one, two or three classes so long as the term of office of one class expires each year. The Wood Bancorp certificate of incorporation divides the board into three classes, as nearly equal in number as possible and with the term of one class expiring at the annual meeting each year. As is the case with Sky Financial, for stockholders to change a majority of the directors on the board requires two annual meetings.

NOMINATION OF DIRECTORS

     SKY FINANCIAL. Under the Sky Financial code of regulations, any of the following may nominate a candidate for the Board of Directors at a shareholder meeting: the directors, the nominating committee, a person appointed by the directors or any shareholder entitled to vote for the election of directors and who complies with certain notice requirements. The notice required of shareholders must be written and must include:

     - the name, age, business address and residence address of each nominee who is not an incumbent director;

     - the nominee's principal occupation or employment;

     - the class and number of shares of the company that the nominee beneficially owns;

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

     - any other information relating to the nominee that is required to be disclosed by Regulation 14A of the Securities Exchange Act;

     - the name and record address of the nominating shareholder; and

     - the class and number of shares of the company that the nominating shareholder beneficially owns.

     The nominating shareholder should send to the company along with the required notice the written consent of each proposed nominee to serve as director if elected. Sky Financial must receive the shareholder notice and required consents no less than 60 nor more than 90 days prior to the meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 75 days before the meeting date, Sky Financial must receive the required notice and consents by the close of business on the 15th day after notice is mailed or public disclosure is made.

     WOOD BANCORP. Under the Wood Bancorp bylaws, either the Board of Directors or any stockholder entitled to vote in the election of directors may nominate a candidate for the Board of Directors. Stockholders must make their nominations through notices to the corporation which include:

     - the information relating to the nominee required to be disclosed in solicitations for proxies and required by Regulation 14A of the Securities Exchange Act of 1934;

     - the nominee's written consent to be named in the proxy as a nominee and to serve as a director if elected;

     - the name and address of the nominating stockholder as they appear in the corporation's books; and

     - the class and number of Wood Bancorp stock beneficially owned by the nominating stockholder.

     The stockholder's notice must be delivered to or received by Wood Bancorp at its principal executive offices not less than 30 days before the meeting. If, however, less than forty days notice of the meeting date is given to stockholders, the stockholder notice must be received no later than the close of business on the 10th day following the date on which the meeting notice was mailed.

CUMULATIVE VOTING

     SKY FINANCIAL. Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation's articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. Sky Financial's articles of incorporation have been amended in accordance with the applicable Ohio law procedures to eliminate cumulative voting in the election of directors.

     WOOD BANCORP. Under Delaware law, stockholders may cumulate votes in the election of directors if the certificate of incorporation so provides. Wood Bancorp's certificate of incorporation explicitly prohibits cumulative voting in the election of directors.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES ON THE BOARD

     SKY FINANCIAL AND WOOD BANCORP. Under Ohio and Delaware law, unless a corporation's articles or certificate of incorporation or code of regulations or bylaws provide otherwise, the remaining directors of a corporation may fill any newly created directorship or vacancy on the board by the vote of a majority of the remaining directors. Directors elected to fill a vacancy serve the balance of the unexpired term. The Sky Financial code of regulations and Wood Bancorp certificate of incorporation generally correspond to the provisions of Ohio and Delaware law regarding vacancies on the board. The Sky Financial code of regulations provides, however, that until 2001, if a Mid Am director is unable to serve his or her term, the vacancy will be filled by a person nominated by the remaining Mid Am-designated directors. A similar provision exists regarding Citizens Bancshares-designated directors.

REMOVAL OF DIRECTORS

     SKY FINANCIAL. Under Ohio law, where stockholders do not have cumulative voting rights, unless the corporation's articles of incorporation or code of regulations provides otherwise, shareholders may remove directors from office without cause by the vote of a majority of shares entitled to elect directors in place of those removed. The Sky Financial code of regulations provides, however, that a director may be removed only for cause and only by the affirmative vote of at least 80% of the Sky Financial Board.

     WOOD BANCORP. Under Delaware law, the holders of a majority of shares entitled to vote at an election of directors may vote to remove any director or the entire board, with or without cause, subject to several exceptions. First, where the corporation's board is classified, stockholders may remove directors only for cause, unless the corporation's certificate of incorporation provides otherwise. The Wood Bancorp certificate of incorporation classifies the Board of Directors and provides for removal of directors only for cause by the affirmative vote of the holders of 80% of the outstanding shares entitled to vote. The other two exceptions apply where a corporation has cumulative voting and where the holders of a class or series of shares are entitled to elect one or more directors. Wood Bancorp's certificate of incorporation explicitly prohibits cumulative voting, and although Wood Bancorp has authorized preferred stock, none has been issued. If the Wood Bancorp directors were to issue preferred stock and if the directors designated that certain directors are to be elected by the preferred stockholders, then a majority of the preferred stockholders would be required to remove those directors.

SPECIAL MEETINGS OF STOCKHOLDERS

     SKY FINANCIAL. Pursuant to Ohio law and the Sky Financial code of regulations, any of the following persons may call a special meeting of shareholders: the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, the directors by action at a meeting, a majority of the directors acting without a meeting and holders of Sky Financial common shares representing at least 50% of the outstanding shares entitled to vote at the special meeting.

     WOOD BANCORP. Under Delaware law, the Board of Directors or any other person authorized in the certificate of incorporation or bylaws may call a special meeting of stockholders. The Wood Bancorp bylaws permit only the Board of Directors to call a special meeting of stockholders pursuant to a resolution adopted by a majority of the total number of directors designated by the board.

CORPORATE ACTION WITHOUT A STOCKHOLDER MEETING

     SKY FINANCIAL. Under Ohio law, unless a corporation's articles of incorporation or code of regulations prohibits action by shareholders without a meeting, shareholders may act without a meeting on any action required or permitted to be taken at a shareholder meeting, provided that all shareholders entitled to notice of the meeting sign a writing authorizing the action, and the shareholders file this writing with the corporation. Because Sky Financial's articles of incorporation and code of regulations are silent on this issue, Ohio law governs.

     WOOD BANCORP. Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, stockholders may act without a meeting, notice or a vote, if a written consent stating the action to be taken is signed by the number of holders of outstanding stock that would be required to take the action at a meeting at which all shares entitled to vote were present and voted. The Wood Bancorp certificate of incorporation and bylaws specifically prohibit stockholder action by written consent. Wood Bancorp stockholders may act only at a duly called annual or special meeting.

ADVANCE NOTICE PROVISIONS

     SKY FINANCIAL. Under Sky Financial's code of regulations, only those matters that are properly brought before a meeting of shareholders may be considered at the meeting. For a shareholder to properly bring a matter before a meeting, the shareholder must give timely written notice of the matter to the corporation not less than 60 days nor more than 90 days before the meeting. If, however, less than 75 days' notice or prior public disclosure of the meeting date is given or made to shareholders, the shareholder must give notice of the matter not later than the close of business on the 15th day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.

     WOOD BANCORP. Under Wood Bancorp's bylaws, only those matters that are properly brought before a meeting of stockholders may be considered at the meeting. For a stockholder to properly bring a matter before an annual meeting, the stockholder must give timely written notice of the matter to the corporation not less than 30 days before the annual meeting. If, however, less than 40 days notice or prior public disclosure of the meeting date is given or made to stockholders, the stockholder must give notice of the matter not later than the close of business on the 10th day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. At a special meeting of stockholders, the holders of not less than 1/10(th) of the outstanding shares entitled to vote who called the special meeting may properly bring a matter before the meeting.

AMENDMENTS TO ARTICLES AND CERTIFICATE OF INCORPORATION

     SKY FINANCIAL. Under Ohio law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds of the shares entitled to vote on the proposal unless the corporation's articles of incorporation provide for a greater or lesser vote; however, the articles of incorporation must require the vote of at least a majority of shares entitled to vote. The Sky Financial articles of incorporation provide that, except for specific provisions relating to an amendment with respect to Sky Financial serial preferred shares, shareholders may amend the articles of incorporation by the vote of a majority of the outstanding shares of Sky Financial voting as a class. If, however, the amendment to the articles of incorporation is inconsistent with or would have the effect of amending the code of regulations, then adoption of the amendment would require the same vote as would be required to amend the code of regulations.

     WOOD BANCORP. Under Delaware law, unless a corporation's certificate of incorporation requires a greater vote, a corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of outstanding stock entitled to vote. The Wood Bancorp certificate of incorporation corresponds with Delaware law with one exception. The affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote in the election of directors is required to amend the following provisions of the certificate of incorporation:

     - stockholder action by written consent;

     - the calling of special meetings of stockholders;

     - the processes for fixing the number of directors, classifying the board, filling newly created directorships or vacancies, removing directors and nominating directors;

     - the processes and votes required for amending the certificate of incorporation and the bylaws;

     - the process for approving transactions with affiliates or interested persons; and

     - provisions regarding director and officer indemnification.

AMENDMENTS TO CODE OF REGULATIONS AND BYLAWS

     SKY FINANCIAL. Under Ohio law, shareholders may amend or adopt regulations consistent with the law and the corporation's articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholder meeting. For shareholders to amend the code of regulations without a meeting requires the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal. Ohio law provides that a corporation's articles of incorporation or code of regulations may increase or decrease the required shareholder vote. With one exception, the Sky Financial code of regulations requires the affirmative vote of only a majority of shares present in person or by proxy at a meeting to amend the code of regulations. The exception: any amendment with respect to the number, classification, election, term of office or removal of directors requires the affirmative vote of at least 75% of the shares present in person or by proxy at a meeting unless the amendment has been recommended by at least two-thirds of the Sky Financial Board.

     WOOD BANCORP. Under Delaware law, the power to adopt, amend and repeal bylaws lies in the stockholders. In addition, the certificate of incorporation may confer the same power to the Board of Directors, but this will not divest the stockholders of their power. Under the Wood Bancorp certificate of incorporation, for stockholders to adopt, amend or repeal the bylaws requires the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote in the election of directors. The Wood Bancorp certificate of incorporation also grants the Board of Directors the power to adopt, amend or repeal bylaws by the affirmative vote of a majority of the whole board.

PREEMPTIVE RIGHTS

     SKY FINANCIAL. Under Ohio law, subject to certain limitations, shareholders have preemptive rights unless the corporation's articles of incorporation provide otherwise. If shareholders are entitled to preemptive rights, a corporation offering its shares for cash must provide those shareholders with the opportunity to purchase the offered shares in proportion to their current holdings at a fixed price before the corporation may offer the shares for sale to the public. Sky Financial's articles of incorporation have eliminated preemptive rights for shareholders.

     WOOD BANCORP. Under Delaware law, stockholders do not have preemptive rights unless the corporation's certificate of incorporation specifically provides for them. The Wood Bancorp certificate of incorporation are silent on the issue of preemptive rights; therefore, Wood Bancorp stockholders are not entitled to preemptive rights.

DIVIDENDS

     SKY FINANCIAL. Under Ohio law, directors may declare dividends on outstanding shares of the corporation. The dividends may be paid in cash, property or shares of the corporation so long as the dividends do not exceed the combination of the surplus of the corporation and the difference between:

     - the reduction in surplus that results from the immediate recognition of the transition obligations under statement of financial accounting standards no. 106 (SFAS no. 106), issued by the financial accounting standards board; and

     - the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend if the corporation had elected to amortize its recognition of the transition obligation under SFAS no. 106.

     Ohio law and the Sky Financial articles of incorporation place other restrictions on the payment of dividends, including the following:

     - dividends may not be paid to shareholders of any class in violation of the rights of shareholders of any other class;

     - dividends may not be paid when the corporation is insolvent or when there is reasonable ground to believe that payment of the dividend would result in insolvency; and

     - if any portion of a dividend is paid out of capital surplus, the corporation must notify each shareholder receiving the dividend of the kind of surplus out of which the dividend is being paid.

     WOOD BANCORP. Under Delaware law, the directors of the corporation, subject to any restrictions in the certificate of incorporation, may declare and pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Wood Bancorp's bylaws provide for the payment of dividends in accordance with the law.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     SKY FINANCIAL. Under Ohio law, generally a corporation may indemnify any director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires a corporation to indemnify any person for reasonable expenses incurred if he or she was successful in the defense of any action, suit or proceeding or part of any action, suit or proceeding. Ohio law and the Sky Financial code of regulations prohibit indemnification of a person finally judged to have been knowingly fraudulent or deliberately dishonest or who has acted with willful misconduct or in violation of applicable law. Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the action, suit or proceeding if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. The Sky Financial code of regulations provides for indemnification to the fullest extent permitted by law. In addition, Sky Financial has entered into indemnification agreements that expand the indemnification rights of certain directors and executive officers. Pursuant to these agreements, indemnitees would receive the highest available of the following:

     - benefits provided by Sky Financial's code of regulations as of the date of the indemnification agreement;

     - benefits provided by Sky Financial's code of regulations in effect at the time the indemnification expenses are incurred;

     - benefits allowable under Ohio law in effect on the date of the indemnification agreement;

     - benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time the indemnifiable expenses are incurred;

     - benefits available under liability insurance obtained by Sky Financial;

     - benefits that would have been available to the indemnitees under a Citizens Bancshares, Inc. insurance policy that expired on May 8, 1986; or

     - such other benefits otherwise available to the indemnitees.

     The indemnification rights granted under these agreements are subject, however, to certain restrictions, including a provision that a corporation may not indemnify a person if a court determines by clear and convincing evidence that the person acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

     WOOD BANCORP. Under Delaware law and the Wood Bancorp certificate of incorporation, a corporation may indemnify any director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the matter was a criminal action or proceeding, the person must also have had no reasonable cause to believe that his or her conduct was unlawful. The corporation must indemnify the person for reasonable expenses incurred if he or she was successful in the defense of any action, suit, proceeding or part thereof. The corporation may not indemnify a person for expenses related to any claim for which he or she was found liable to the corporation unless a Court of Chancery deems indemnification proper. The corporation may pay expenses to the person in advance of a final disposition of the claim only if the person undertakes to repay the amount advanced if it is ultimately decided that the person was not entitled to indemnification. Finally, the rights granted under Delaware law and the Wood Bancorp certificate of incorporation do not limit any other right of indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     SKY FINANCIAL. Under Ohio law, a director of an Ohio corporation shall not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under Ohio law, a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation's articles of incorporation or code of regulations make this provision inapplicable by specific reference. The Sky Financial articles of incorporation and code of regulations do not make this provision inapplicable.

     WOOD BANCORP. Delaware law permits and the Wood Bancorp certificate of incorporation contains a provision limiting the personal liability of directors for monetary damages to the corporation or stockholders for breaching their fiduciary duties except:

     - for breach of loyalty to the corporation or the stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware Code (which deals generally with unlawful payments of dividends, stock repurchases and redemptions); or

     - for any transaction from which the director derived an improper personal benefit.

CONSTITUENCY PROVISIONS

     SKY FINANCIAL. Under Ohio law, a director, in determining what is in the best interests of the corporation, must consider the interests of the shareholders, and may consider any of the following:

     - the interests of the corporation's employees, suppliers, creditors and customers;

     - the economy of the state and nation;

     - community and societal considerations; and

     - the long-term as well as short-term interests of the corporation and its shareholders.

     WOOD BANCORP. Delaware law does not contain a provision relating to the ability of the Board of Directors to consider the impact of groups or persons other than stockholders. Under the Wood Bancorp certificate of incorporation, however, the Board of Directors, in judging what is in the best interests of stockholders when evaluating an offer for certain business combinations, may consider relevant factors, including the social and economic effect:

     - on the corporation's present and future customers and employees and those of its subsidiaries;

     - on the communities in which the corporation and its subsidiaries operate or are located;

     - on the ability of the corporation to fulfill its corporate objectives as a financial institution holding company; and

     - on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

ANTI-TAKEOVER PROTECTION

CONTROL SHARE ACQUISITION PROVISIONS

     SKY FINANCIAL. A control share acquisition is the acquisition, directly or indirectly, by a person of shares that, when added to the voting power the person already has, would entitle the person, to cast for the first time, a percentage of votes within particular ranges as defined by statute. The Ohio control share acquisition provision applies to a corporation unless the corporation's articles of incorporation or code of regulations states otherwise. The Ohio control share acquisition provision prohibits a control share acquisition unless the shareholders of the corporation approve the acquisition by vote of a majority of shares represented at the meeting and a majority of disinterested shares represented at the meeting. The Sky Financial articles of incorporation specifically state that the Ohio control share acquisition provision does not apply to Sky Financial.

     WOOD BANCORP. Delaware law does not contain a control share acquisition provision.

TRANSACTIONS INVOLVING INTERESTED STOCKHOLDERS

     SKY FINANCIAL. Under Ohio law, an issuing public corporation is prohibited from entering into a "Chapter 1704 transaction," as defined here, with the direct or indirect beneficial owner of 10% or more of the corporation's shares for at least three years after the shareholder attains 10% ownership unless, before the shareholder attains 10% ownership, the Board of Directors approves either the Chapter 1704 transaction or the purchase of shares resulting in 10% ownership. A Chapter 1704 transaction is broadly defined to include, among other things:

     - a merger or consolidation involving the corporation and the 10% shareholder;

     - a sale or purchase of substantial assets between the corporation and the 10% shareholder;

     - a reclassification, recapitalization or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder; and

     - the receipt by the 10% shareholder of a loan, guarantee, other financial assistance or tax benefit not received proportionately by all shareholders.

Ohio law restricts these types of transactions between a corporation and a 10% stockholder even after the three year period. At that time, such a transaction may proceed only if:

     - the Board of Directors had approved the purchase of shares that gave the shareholder his 10% ownership;

     - the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation, or such other percent as the articles of incorporation specify, and at least a majority of the disinterested shares; or

     - the transaction results in shareholders other than the 10% shareholder receiving a prescribed fair price plus interest for their shares.

Sky Financial is currently subject to this provision of Ohio law.

     WOOD BANCORP. Under Delaware law, a corporation cannot engage in certain business combinations with an "interested stockholder," generally a person who owns 15% or more of the corporation's outstanding stock, for three years after the person becomes an interested stockholder unless:

     - before the person became an interested stockholder the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

     - the interested stockholder owned at least 85% of the outstanding stock upon consummation of the transaction by which the person became an interested stockholder; or

     - at or subsequent to the person becoming an interested stockholder, the board approves the business combination and the stockholders do so at a meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

In addition to the above-described statutory provision, the Wood Bancorp certificate of incorporation contains a similar provision. The provision in the certificate of incorporation restricts the corporation from engaging in certain "business combinations" with "interested stockholders," as those terms are defined in the certificate provision, unless the holders of at least 80% of the outstanding stock entitled to vote in the election of directors approve the transaction.

STOCKHOLDER RIGHTS PLAN

     SKY FINANCIAL. Sky Financial has a shareholder rights plan that was adopted July 21, 1998. This plan may make it more difficult for a potential acquirer to effect a non-negotiated business combination with Sky Financial.

     WOOD BANCORP.  Wood Bancorp does not have a stockholder rights plan.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of March 31, 1999, and the unaudited pro forma condensed combined income statements for the three months ended March 31, 1999 and March 31, 1998 and for each of the three years in the period ended December 31, 1998, give effect to the merger, to be accounted for as a pooling-of-interests. The unaudited pro forma condensed combined financial statements have been prepared by the managements of Sky Financial, First Western and Wood Bancorp based on their respective consolidated financial statements under the assumptions and adjustments discussed in the accompanying notes. Because Wood Bancorp has a June 30 fiscal year-end, its financial information was adjusted to be reflected on a calendar-year basis to be consistent with Sky Financial and First Western. Pro forma per share amounts are based on the conversion rate of 1.211 Sky Financial common shares for each First Western common share in the First Western merger and the conversion rate of .7315 Sky Financial common shares for each share of Wood Bancorp common stock in the Wood Bancorp merger.

     The unaudited pro forma condensed combined financial statements include results of operations as if the merger had been consummated as of the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet reflects preliminary estimates by Sky Financial, First Western and Wood Bancorp of merger-related charges to be incurred in connection with the consummation of the mergers;

however, the pro forma condensed combined income statements do not reflect these charges nor the cost savings anticipated to result from the merger. The current estimate of merger-related charges is considered preliminary based on the due diligence that has been performed to date by management in connection with the merger and is subject to change. The actual charges incurred may be higher or lower than what is currently estimated. Merger-related charges are contingent upon consummation of the merger and would be recognized in the period in which the merger closes.

     You should read the unaudited pro forma condensed combined financial statements together with the historical consolidated financial statements, including the respective notes, of Sky Financial, First Western and Wood Bancorp and the supplemental consolidated financial statements, including the respective notes, of Sky Financial, incorporated by reference. Pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated as of the beginning of the earliest period indicated, nor are they necessarily indicative of future results of operations or combined financial position.

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1999

                                                                                                                    SKY FINANCIAL
                                                                                                                        WOOD
                                                                                                                       BANCORP
                                                                                                                      AND FIRST
                                                                       SKY FINANCIAL AND                               WESTERN
                                                                         FIRST WESTERN                              -------------
                                   SKY         FIRST      PRO FORMA    ------------------     WOOD     PRO FORMA      PRO FORMA
                                FINANCIAL     WESTERN     ADJUSTMENT   PRO FORMA COMBINED   BANCORP    ADJUSTMENT     COMBINED
                                ----------   ----------   ----------   ------------------   --------   ----------   -------------
                                                                   (IN THOUSANDS) (UNAUDITED)
ASSETS
Cash and due from banks.......  $  153,997   $   46,973                    $  200,970       $  9,761                 $  210,731
Federal funds sold and
  interest-bearing deposits...      37,085        3,967                        41,052            431                     41,483
Securities....................     969,941      752,136                     1,722,077         19,176                  1,741,253
Loans, net....................   3,297,679    1,095,018                     4,392,697        136,399                  4,529,096
Premises and equipment........      87,441       22,292                       109,733          2,613                    112,346
Accrued interest receivable
  and other assets............     136,877       92,323    $ 11,900(1)        241,100          1,891    $ 1,000(1)      243,991
                                ----------   ----------    --------        ----------       --------    -------      ----------
Total assets..................  $4,683,020   $2,012,709    $ 11,900        $6,707,629       $170,271    $ 1,000      $6,878,900
                                ==========   ==========    ========        ==========       ========    =======      ==========
LIABILITIES
Deposits......................  $3,740,219   $1,348,952                    $5,089,171       $134,502                 $5,223,673
Federal funds purchased and
  repurchase agreements.......     215,098      226,532                       441,630                                   441,630
Other debt and Federal Home
  Loan Bank advances..........     317,471      265,887                       583,358          9,466                    592,824
Accrued interest payable and
  other liabilities...........      61,007       21,105    $ 40,000(1)        122,112          1,633    $ 3,000(1)      126,745
                                ----------   ----------    --------        ----------       --------    -------      ----------
Total liabilities.............   4,333,795    1,862,476      40,000         6,236,271        145,601      3,000       6,384,872
STOCKHOLDERS' EQUITY..........     349,225      150,233     (28,100)(1)        471,358        24,670     (2,000)(1)     494,028
                                ----------   ----------    --------        ----------       --------    -------      ----------
Total liabilities and
  stockholders' equity........  $4,683,020   $2,012,709    $ 11,900        $6,707,629       $170,271    $ 1,000      $6,878,900
                                ==========   ==========    ========        ==========       ========    =======      ==========

-------------------------

(1) Preliminary estimates of merger-related charges are as follows:

                                                              FIRST WESTERN    WOOD BANCORP    COMBINED
                                                              -------------    ------------    --------
Severance and other employee-related costs..................     $10,000          $  750       $10,750
Branch closings and consolidations costs....................       8,500           1,000         9,500
Transaction costs...........................................       6,000             250         6,250
Other merger and integration related costs..................      15,500           1,000        16,500
                                                                 -------          ------       -------
Total pre-tax costs.........................................      40,000           3,000        43,000
Less: tax expense...........................................      11,900           1,000        12,900
                                                                 -------          ------       -------
                                                                 $28,100          $2,000       $30,100
                                                                 =======          ======       =======

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                              SKY FINANCIAL   FIRST WESTERN                                                    SKY FINANCIAL
                              -------------   -------------                                     WOOD BANCORP   WOOD BANCORP
                                                                              SKY FINANCIAL     ------------        AND
                                  THREE           THREE                     AND FIRST WESTERN                  FIRST WESTERN
                                 MONTHS          MONTHS                     -----------------   THREE MONTHS   -------------
                                  ENDED           ENDED        PRO FORMA        PRO FORMA          ENDED         PRO FORMA
                                 3/31/99         3/31/99      ADJUSTMENTS       COMBINED          3/31/99        COMBINED
                              -------------   -------------   -----------   -----------------   ------------   -------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
INTEREST INCOME
Loans, including fees.......     $73,238         $22,420                        $ 95,658           $2,972        $ 98,630
Securities and other........      14,461          13,063                          27,524              368          27,892
                                 -------         -------                        --------           ------        --------
    Total interest income...      87,699          35,483                         123,182            3,340         126,522
INTEREST EXPENSE
Deposits....................      33,703          12,493                          46,196            1,359          47,555
Borrowings..................       7,612           6,263         $ 620(1)         14,495              149          14,644
                                 -------         -------         -----          --------           ------        --------
    Total interest
      expense...............      41,315          18,756           620            60,691            1,508          62,199
                                 -------         -------         -----          --------           ------        --------
NET INTEREST INCOME.........      46,384          16,727          (620)           62,491            1,832          64,323
PROVISION FOR LOAN LOSSES...       2,360           1,125                           3,485               30           3,515
                                 -------         -------         -----          --------           ------        --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN
  LOSSES....................      44,024          15,602          (620)           59,006            1,802          60,808
OTHER INCOME................      24,509           4,180                          28,689              338          29,027
OTHER EXPENSES..............      38,941          12,341          (620)(1)        50,662            1,047          51,709
                                 -------         -------         -----          --------           ------        --------
INCOME BEFORE INCOME
  TAXES.....................      29,592           7,441                          37,033            1,093          38,126
INCOME TAXES................       9,428           2,128                          11,556              409          11,965
                                 -------         -------         -----          --------           ------        --------
NET INCOME..................     $20,164         $ 5,313                        $ 25,477           $  684        $ 26,161
                                 =======         =======         =====          ========           ======        ========
EARNINGS PER COMMON SHARE
Basic.......................     $  0.45         $  0.48                        $   0.44           $ 0.24        $   0.43
Diluted.....................        0.44            0.47                            0.43             0.24            0.43
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic.......................      44,999          11,155                          58,508            2,814          60,566
Diluted.....................      45,463          11,390                          59,256            2,835          61,330

-------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial Group.

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                                         SKY FINANCIAL
                                                                                                         WOOD BANCORP
                                                                       SKY FINANCIAL                          AND
                       SKY FINANCIAL   FIRST WESTERN                 AND FIRST WESTERN   WOOD BANCORP    FIRST WESTERN
                       -------------   -------------                 -----------------   -------------   -------------
                       THREE MONTHS    THREE MONTHS     PRO FORMA        PRO FORMA       THREE MONTHS      PRO FORMA
                       ENDED 3/31/98   ENDED 3/31/98   ADJUSTMENTS       COMBINED        ENDED 3/31/98     COMBINED
                       -------------   -------------   -----------   -----------------   -------------   -------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
INTEREST INCOME
Loans, including
  fees...............     $72,061         $22,434                        $ 94,495           $3,001         $ 97,496
Securities and
  other..............      17,181           8,960                          26,141              379           26,520
                          -------         -------                        --------           ------         --------
    Total interest
      income.........      89,242          31,394                         120,636            3,380          124,016
INTEREST EXPENSE
Deposits.............      36,624          11,199                          47,823            1,389           49,212
Borrowings...........       6,949           5,557         $ 584(1)         13,090              213           13,303
                          -------         -------         -----          --------           ------         --------
    Total interest
      expense........      43,573          16,756           584            60,913            1,602           62,515
                          -------         -------         -----          --------           ------         --------
NET INTEREST
  INCOME.............      45,669          14,638          (584)           59,723            1,778           61,501
PROVISION FOR LOAN
  LOSSES.............       1,976           1,000                           2,976               30            3,006
                          -------         -------         -----          --------           ------         --------
NET INTEREST INCOME
  AFTER PROVISION FOR
  LOAN LOSSES........      43,693          13,638          (584)           56,747            1,748           58,495
OTHER INCOME.........      23,032           5,628                          28,660              272           28,932
OTHER EXPENSES.......      47,561          11,428          (584)(1)        58,405            1,080           59,485
                          -------         -------         -----          --------           ------         --------
INCOME BEFORE INCOME
  TAXES..............      19,164           7,838                          27,002              940           27,942
INCOME TAXES.........       5,947           2,219                           8,166              363            8,529
                          -------         -------         -----          --------           ------         --------
NET INCOME...........     $13,217         $ 5,619                        $ 18,836           $  577         $ 19,413
                          =======         =======         =====          ========           ======         ========
EARNINGS PER COMMON
  SHARE
Basic................     $  0.29         $  0.50                        $   0.32           $ 0.22         $   0.32
Diluted..............        0.29            0.49                            0.32             0.21             0.31
WEIGHTED AVERAGE
  SHARES OUTSTANDING
Basic................      45,365          11,149                          58,866            2,600           60,768
Diluted..............      45,978          11,376                          59,754            2,771           61,781

-------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial Group.

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                     TWELVE MONTHS ENDED DECEMBER 31, 1998

                                                                                                               SKY FINANCIAL
                                                                                                WOOD BANCORP   WOOD BANCORP
                                                                              SKY FINANCIAL     ------------        AND
                               SKY FINANCIAL   FIRST WESTERN                AND FIRST WESTERN      TWELVE      FIRST WESTERN
                               -------------   -------------                -----------------      MONTHS      -------------
                                YEAR ENDED      YEAR ENDED     PRO FORMA        PRO FORMA          ENDED         PRO FORMA
                                 12/31/98        12/31/98      ADJUSTMENT       COMBINED          12/31/98       COMBINED
                               -------------   -------------   ----------   -----------------   ------------   -------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
INTEREST INCOME
Loans, including fees........    $296,682        $ 90,546                       $387,228          $12,111        $399,339
Securities and other.........      66,998          49,187                        116,185            1,499         117,684
                                 --------        --------                       --------          -------        --------
    Total interest income....     363,680         139,733                        503,413           13,610         517,023
INTEREST EXPENSE
Deposits.....................     146,385          52,745                        199,130            5,624         204,754
Borrowings...................      30,171          24,888       $ 2,473(1)        57,532              749          58,281
                                 --------        --------       -------         --------          -------        --------
    Total interest expense...     176,556          77,633         2,473          256,662            6,373         263,035
                                 --------        --------       -------         --------          -------        --------
NET INTEREST INCOME..........     187,124          62,100        (2,473)         246,751            7,237         253,988
PROVISION FOR LOAN LOSSES....      24,968           4,000            --           28,968              120          29,088
                                 --------        --------       -------         --------          -------        --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN
  LOSSES.....................     162,156          58,100        (2,473)         217,783            7,117         224,900
OTHER INCOME.................      97,214          17,241                        114,455            1,412         115,867
OTHER EXPENSES...............     232,708          50,646        (2,473)(1)      280,881            4,559         285,440
                                 --------        --------       -------         --------          -------        --------
INCOME BEFORE INCOME TAXES...      26,662          24,695            --           51,357            3,970          55,327
INCOME TAXES.................       8,854           6,772            --           15,626            1,482          17,108
                                 --------        --------       -------         --------          -------        --------
NET INCOME...................    $ 17,808        $ 17,923       $    --         $ 35,731          $ 2,488        $ 38,219
                                 ========        ========       =======         ========          =======        ========
EARNINGS PER COMMON SHARE
Basic........................    $   0.39        $   1.61                       $   0.61          $  0.94        $   0.63
Diluted......................        0.39            1.58                           0.60             0.93            0.62
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic........................      45,124          11,150                         58,627            2,633          60,553
Diluted......................      45,686          11,369                         59,454            2,677          61,412

-------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial Group.

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                     TWELVE MONTHS ENDED DECEMBER 31, 1997

                                                                                                                  SKY FINANCIAL
                                                                                  SKY FINANCIAL                   WOOD BANCORP
                                                                                       AND        WOOD BANCORP         AND
                                     SKY FINANCIAL   FIRST WESTERN                FIRST WESTERN   -------------   FIRST WESTERN
                                     -------------   -------------                -------------   TWELVE MONTHS   -------------
                                      YEAR ENDED      YEAR ENDED     PRO FORMA      PRO FORMA         ENDED         PRO FORMA
                                       12/31/97        12/31/97      ADJUSTMENT     COMBINED        12/31/97        COMBINED
                                     -------------   -------------   ----------   -------------   -------------   -------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
INTEREST INCOME
Loans, including fees..............    $281,902         $89,831                     $371,733         $11,639        $383,372
Securities and other...............      65,629          37,492                      103,121           1,694         104,815
                                       --------         -------                     --------         -------        --------
    Total interest income..........     347,531         127,323                      474,854          13,333         488,187
INTEREST EXPENSE
Deposits...........................     142,216          47,464                      189,680           5,224         194,904
Borrowings.........................      24,701          20,155       $ 2,252(1)      47,108           1,282          48,390
                                       --------         -------       -------       --------         -------        --------
    Total interest expense.........     166,917          67,619         2,252        236,788           6,506         243,294
                                       --------         -------       -------       --------         -------        --------
NET INTEREST INCOME................     180,614          59,704        (2,252)       238,066           6,827         244,893
PROVISION FOR LOAN LOSSES..........      10,928           4,836                       15,764             120          15,884
                                       --------         -------       -------       --------         -------        --------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES..................     169,686          54,868        (2,252)       222,302           6,707         229,009
OTHER INCOME.......................      82,167          17,231                       99,398             783         100,181
OTHER EXPENSES.....................     164,783          42,995        (2,252)(1)    205,526           3,791         209,317
                                       --------         -------       -------       --------         -------        --------
INCOME BEFORE INCOME TAXES.........      87,070          29,104            --        116,174           3,699         119,873
INCOME TAXES.......................      27,750           8,822                       36,572           1,342          37,914
                                       --------         -------       -------       --------         -------        --------
NET INCOME.........................    $ 59,320         $20,282       $    --       $ 79,602         $ 2,357        $ 81,959
                                       ========         =======       =======       ========         =======        ========
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS.....................    $ 58,715         $20,282                     $ 78,997         $ 2,357        $ 81,354
                                       ========         =======                     ========         =======        ========
EARNINGS PER COMMON SHARE
Basic..............................    $   1.29         $  1.80                     $   1.34         $  0.91        $   1.34
Diluted............................        1.27            1.77                         1.31            0.86            1.31
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic..............................      45,402          11,242                       59,016           2,591          60,911
Diluted............................      46,699          11,446                       60,560           2,737          62,562

-------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial Group.

                           SKY FINANCIAL GROUP, INC.
                               WOOD BANCORP, INC.
                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                     TWELVE MONTHS ENDED DECEMBER 31, 1996

                                                                                          SKY          WOOD     SKY FINANCIAL
                                                                                       FINANCIAL     BANCORP    WOOD BANCORP
                                                                                          AND        --------        AND
                                        SKY FINANCIAL   FIRST WESTERN                FIRST WESTERN    TWELVE    FIRST WESTERN
                                        -------------   -------------                -------------    MONTHS    -------------
                                         YEAR ENDED      YEAR ENDED     PRO FORMA      PRO FORMA      ENDED       PRO FORMA
                                          12/31/96        12/31/96      ADJUSTMENT     COMBINED      12/31/96     COMBINED
                                        -------------   -------------   ----------   -------------   --------   -------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)(UNAUDITED)
INTEREST INCOME
Loans, including fees.................    $257,355        $ 92,321                     $349,676      $ 9,887      $359,563
Securities and other..................      65,695          33,162                       98,857        1,809       100,666
                                          --------        --------                     --------      -------      --------
    Total interest income.............     323,050         125,483                      448,533       11,696       460,229
INTEREST EXPENSE
Deposits..............................     137,288          46,111                      183,399        4,922       188,321
Borrowings............................      13,648          21,103                       34,751          599        35,350
                                          --------        --------                     --------      -------      --------
    Total interest expense............     150,936          67,214                      218,150        5,521       223,671
                                          --------        --------                     --------      -------      --------
NET INTEREST INCOME...................     172,114          58,269                      230,383        6,175       236,558
PROVISION FOR LOAN LOSSES.............       7,713           8,288                       16,001          120        16,121
                                          --------        --------                     --------      -------      --------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES.....................     164,401          49,981                      214,382        6,055       220,437
OTHER INCOME..........................      62,244          15,714                       77,958          449        78,407
OTHER EXPENSES........................     149,131          42,264                      191,395        4,333       195,728
                                          --------        --------                     --------      -------      --------
INCOME BEFORE INCOME TAXES............      77,514          23,431                      100,945        2,171       103,116
INCOME TAXES..........................      24,364           6,304                       30,668          820        31,488
                                          --------        --------                     --------      -------      --------
NET INCOME............................    $ 53,150        $ 17,127                     $ 70,277      $ 1,351      $ 71,628
                                          ========        ========                     ========      =======      ========
NET INCOME AVAILABLE FOR COMMON
  SHAREHOLDERS........................    $ 50,743        $ 17,127                     $ 67,870      $ 1,351      $ 69,221
                                          ========        ========                     ========      =======      ========
EARNINGS PER COMMON SHARE
Basic.................................    $   1.14        $   1.49                     $   1.16      $  0.50      $   1.15
Diluted...............................        1.11            1.47                         1.13         0.48          1.12
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic.................................      44,510          11,510                       58,449        2,699        60,423
Diluted...............................      47,812          11,669                       61,943        2,827        64,011

                                    EXPERTS

     Crowe, Chizek and Company LLP has audited the consolidated financial statements of Sky Financial as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this proxy statement/prospectus, as set forth in its report that is also incorporated by reference. We have incorporated by reference the financial statements audited by Crowe, Chizek and Company LLP based on their report given upon their authority as experts in accounting and auditing.

     Crowe, Chizek and Company LLP has audited the consolidated financial statements of Wood Bancorp as of June 30, 1998 and 1997 and for the years ended June 30, 1998, 1997 and 1996, incorporated by reference in this proxy statement/prospectus, as set forth in its report that is also incorporated by reference. We have incorporated by reference the financial statements audited by Crowe, Chizek and Company LLP based on their report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of First Western Bancorp, Inc. incorporated in this proxy statement/prospectus by reference from First Western's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 1999 and 1998, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the audited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                 LEGAL OPINIONS

     Squire, Sanders & Dempsey L.L.P. has rendered a legal opinion stating that Sky Financial has duly authorized the issuance of the Sky Financial common shares offered hereby and that the common shares, when issued in accordance with the merger agreement, will be duly issued and outstanding and fully paid and non-assessable.

                                INDEMNIFICATION

     The code of regulations of Sky Financial provides that Sky Financial will indemnify any director or officer of Sky Financial or any person who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, joint venture, trust or other enterprise and his or her heirs, executors and administrators against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of Ohio law.

     In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sky Financial pursuant to the foregoing provisions, Sky Financial has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             STOCKHOLDER PROPOSALS

     The Sky Financial 2000 annual meeting of shareholders is scheduled to be held in April 2000. Any shareholder who intends to present a proposal at the 2000 annual meeting and who wishes to have the proposal included in Sky Financial's proxy statement and form of proxy for that meeting must deliver the proposal to Sky Financial's executive offices, 221 South Church Street, Bowling Green, Ohio 43402, by November 20, 1999. Sky Financial must receive notice of all other shareholder proposals for the 2000 annual meeting no less than sixty days nor more than ninety days prior to the Annual Meeting; provided, however, on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not received by Sky Financial within this time frame, Sky Financial will consider such notice untimely. Sky Financial reserves the right to vote in its discretion all of the common shares for which it has received proxies for the 2000 annual meeting with respect to any untimely shareholder proposals.

     Wood Bancorp has not yet set a date for its October 1999 annual meeting of stockholders pending the outcome of the stockholder vote on the merger proposal described in this proxy statement/prospectus. If Wood Bancorp holds an annual meeting of stockholders in October 1999, any stockholder who intends to present a proposal at that meeting and who wishes to have the proposal included in Wood Bancorp's proxy statement and form of proxy for that meeting must deliver the proposal to Wood Bancorp's executive offices, 124 East Court Street, Bowling Green, Ohio 43402-2259, by June 27, 1999. Wood Bancorp must receive notice of all other stockholder proposals for the October 1999 annual meeting by September 11, 1999 or Wood Bancorp will consider them untimely. Wood Bancorp reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the October 1999 annual meeting with respect to any untimely stockholder proposals.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               DECEMBER 16, 1998

                                 BY AND BETWEEN

                           SKY FINANCIAL GROUP, INC.

                                      AND

                               WOOD BANCORP, INC.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
RECITALS..............................................................   A-1
ARTICLE I     CERTAIN DEFINITIONS.....................................   A-1
  1.01        Certain Definitions.....................................   A-1
ARTICLE II    THE MERGER..............................................   A-6
  2.01        The Parent Merger.......................................   A-6
  2.02        The Subsidiary Merger...................................   A-6
  2.03        Certificate of Parent Merger............................   A-6
  2.04        Effective Date and Effective Time.......................   A-6
ARTICLE III   CONSIDERATION; EXCHANGE PROCEDURES......................   A-7
  3.01        Merger Consideration....................................   A-7
  3.02        Rights as Stockholders; Stock Transfers.................   A-7
  3.03        Fractional Shares.......................................   A-7
  3.04        Exchange Procedures.....................................   A-7
  3.05        Anti-Dilution Provisions................................   A-8
  3.06        Options.................................................   A-9
ARTICLE IV    ACTIONS PENDING ACQUISITION.............................   A-9
  4.01        Forebearances of WBI....................................   A-9
  4.02        Forebearances of SFG....................................  A-11
ARTICLE V     REPRESENTATIONS AND WARRANTIES..........................  A-12
  5.01        Disclosure Schedules....................................  A-12
  5.02        Standard................................................  A-12
  5.03        Representations and Warranties of WBI...................  A-12
  5.04        Representations and Warranties of SFG...................  A-21
ARTICLE VI    COVENANTS...............................................  A-26
  6.01        Reasonable Best Efforts.................................  A-26
  6.02        Stockholder Approvals...................................  A-26
  6.03        Registration Statement..................................  A-26
  6.04        Press Releases..........................................  A-27
  6.05        Access; Information.....................................  A-27
  6.06        Acquisition Proposals...................................  A-28
  6.07        Affiliate Agreements....................................  A-28
  6.08        Takeover Laws...........................................  A-29
  6.09        Certain Policies........................................  A-29
  6.10        NASDAQ Listing..........................................  A-29
  6.11        Regulatory Applications.................................  A-29
  6.12        Indemnification.........................................  A-30
  6.13        Benefit Plans...........................................  A-30
  6.14        Notification of Certain Matters.........................  A-31

                                                                        PAGE
                                                                        ----
  6.15        Dividend Coordination...................................  A-32
  6.16        Board Representation....................................  A-32
  6.17        Separate Division of MAB................................  A-32
ARTICLE VII   CONDITIONS TO CONSUMMATION OF THE MERGER................  A-32
  7.01        Conditions to Each Party's Obligation to Effect the
              Merger..................................................  A-32
  7.02        Conditions to Obligation of WBI.........................  A-33
  7.03        Conditions to Obligation of SFG.........................  A-34
ARTICLE VIII  TERMINATION.............................................  A-34
  8.01        Termination.............................................  A-34
  8.02        Effect of Termination and Abandonment, Enforcement of
              Agreement...............................................  A-35
ARTICLE IX    MISCELLANEOUS...........................................  A-36
  9.01        Survival................................................  A-36
  9.02        Waiver; Amendment.......................................  A-36
  9.03        Counterparts............................................  A-36
  9.04        Governing Law...........................................  A-36
  9.05        Expenses................................................  A-36
  9.06        Notices.................................................  A-36
  9.07        Entire Understanding; No Third Party Beneficiaries......  A-37
  9.08        Interpretation; Effect..................................  A-37
  9.09        Waiver of Jury Trial....................................  A-37

EXHIBIT A  Form of Stock Option Agreement..............................
EXHIBIT B  Form of WBI Affiliate Agreement.............................

     AGREEMENT AND PLAN OF MERGER, dated as of December 16, 1998 (this "Agreement"), by and between Sky Financial Group, Inc. ("SFG") and, Wood Bancorp, Inc. ("WBI").

                                    RECITALS

     A. WBI. WBI is a Delaware corporation, having its principal place of business in Bowling Green, Ohio.

     B. SFG. SFG is an Ohio corporation, having its principal place of business in Bowling Green, Ohio.

     C. Stock Option Agreement. As an inducement to the willingness of SFG to continue to pursue the transactions contemplated by this Agreement, WBI intends to grant to SFG an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the "pooling-of-interests" accounting method and that each be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "Code").

     E. Board Action. The respective Boards of Directors of each of SFG and WBI have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving WBI or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, WBI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Agreement to Merge" has the meaning set forth in Section 2.02.

     "Average NASDAQ Closing Price" has the meaning set forth in Section
8.01(e)l.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

     "Consultants" has the meaning set forth in Section 5.03(m).

     "Costs" has the meaning set forth in Section 6.12(a).

     "DGCL" means the Delaware General Corporation Law.

     "DSS" means the Delaware Secretary of State.

     "Directors" has the meaning set forth in Section 5.03(m).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Dissenting Shares" means any shares of WBI Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with Section 262 of the DGCL.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Merger, as provided for in
Section 2.04.

     "Employees" has the meaning set forth in Section 5.03(m).

     "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04.

     "Exchange Fund" has the meaning set forth in Section 3.04.

     "Exchange Ratio" has the meaning set forth in Section 3.01.

     "FFB" means First Federal Bank, a federal savings association and wholly-owned subsidiary of WBI.

     "FFIEC" means Federal Financial Institutions Examination Committee.

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "IRS" has the meaning set forth in Section 5.03(m).

     "Indemnified Party" has the meaning set forth in Section 6.12(a).

     "Insurance Amount" has the meaning set forth in Section 6.12(b).

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "MAB" means Mid American National Bank & Trust Company, a national banking association and wholly-owned subsidiary of SFG.

     "MAB Board" means the Board of Directors of MAB.

     "Material Adverse Effect" means, with respect to SFG or WBI, any effect that (i) is material and adverse to the financial position, results of operations or business of SFG and its Subsidiaries taken as a whole or WBI and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either SFG or WBI to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

     "Merger" has the meaning set forth in Section 2.02.

     "Merger Consideration" has the meaning set forth in Section 2.01.

     "Multiemployer Plan" has the meaning set forth in Section 5.03(m).

     "NASD" means The National Association of Securities Dealers.

     "NASDAQ" means The NASDAQ Stock Market, Inc.'s National Market System.

     "New Certificate" has the meaning set forth in Section 3.04.

     "OGCL" means the Ohio General Corporation Law.

     "OSS" means the Office of the Secretary of State of the State of Ohio.

     "Old Certificate" has the meaning set forth in Section 3.04.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Parent Merger" has the meaning set forth in Section 2.01.

     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Plans" has the meaning set forth in Section 5.03(m).

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

     "Proxy/Prospectus" has the meaning set forth in Section 6.03.

     "Proxy Statement" has the meaning set forth in Section 6.03.

     "Registration Statement" has the meaning set forth in Section 6.03.

     "Regulatory Authority" has the meaning set forth in Section 5.03(i).

     "Replacement Option" has the meaning set forth in Section 3.06.

     "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "Resulting Bank" has the meaning set forth in Section 2.02.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "SFG" has the meaning set forth in the preamble to this Agreement.

     "SFG Board" means the Board of Directors of SFG.

     "SFG Common Stock" means the common stock, without par value per share, of SFG.

     "SFG SEC Documents" has the meaning set forth in Section 5.04(g).

     "SFG Stock" means the SFG Common Stock and SFG serial preferred stock.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Stock Option Agreement" has the meaning set forth in Recital C.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Subsidiary Merger" has the meaning set forth in Section 2.02.

     "Takeover Laws" has the meaning set forth in Section 5.03 (o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Treasury Stock" shall mean shares of WBI Stock held by WBI or any of its Subsidiaries or by SFG or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "WBI" has the meaning set forth in the preamble to this Agreement.

     "WBI Affiliate" has the meaning set forth in Section 6.07(a).

     "WBI Board" means the Board of Directors of WBI.

     "WBI By-Laws" means the By-Laws of WBI.

     "WBI Certificate" means the Certificate of Incorporation of WBI.

     "WBI Common Stock" means the common stock, par value $.01 per share, of WBI.

     "WBI Employees" has the meaning set forth in Section 6.13(b).

     "WBI Meeting" has the meaning set forth in Section 6.02.

     "WBI Preferred Stock" means the preferred stock, par value $.01 per share, of WBI.

     "WBI SEC Documents" has the meaning set forth in Section 5.03(g).

     "WBI Stock" means WBI Common Stock and WBI Preferred Stock.

     "WBI Stock Option" has the meaning set forth in Section 3.06.

     "WBI Stock Plans" means the option plans and agreements of WBI and its Subsidiaries pursuant to which rights to purchase WBI common stock are outstanding immediately prior to the Effective Time.

                                   ARTICLE II

                                   THE MERGER

     2.01 THE PARENT MERGER. At the Effective Time, WBI shall merge with and into SFG (the "Parent Merger"), the separate corporate existence of WBI shall cease and SFG shall survive and continue to exist as an Ohio corporation. SFG may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of WBI Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of WBI's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling-of-interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     2.02 THE SUBSIDIARY MERGER. At the time specified by WBI or MAB in its notice of consummation to the Comptroller of the Currency (which shall not be earlier than the Effective Time), FFB shall merge with and into MAB (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by FFB and MAB and filed with the Office of the Comptroller of the Currency. Upon consummation of the Subsidiary Merger, the separate corporate existence of FFB shall cease and MAB shall survive and continue to exist as a national banking association (MAB, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "Resulting Bank"). SFG may, at any time prior to the Effective Date, convert the charter of MAB to an Ohio state-chartered bank, in its sole discretion. In such event, the Subsidiary Merger will be implemented in accordance with applicable Ohio banking laws. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".)

     2.03 CERTIFICATE OF PARENT MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing in the office of the DSS and the OSS of a certificate of merger in accordance with Section 252 of the DGCL and
Section 1701.81 of the OGCL or such later date and time as may be set forth in such certificate. The Parent Merger shall have the effects prescribed in the DGCL and the OGCL.

     2.04 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in
Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of SFG, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month; provided, no such election shall cause the Effective Date to fall after the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, or (ii) such other date to which the parties may agree in writing. In no event will the Effective Date occur earlier than May 1, 1999. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person:

          (a) Outstanding WBI Common Stock and WBI Rights. Each share, excluding Treasury Stock and Dissenting Shares, of WBI Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into .7315 of a share of SFG Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

          (b) Treasury Shares. Each share of WBI Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Dissenting Shares. Dissenting Shares shall not be exchanged for SFG Common Stock but rather shall be entitled to the rights set forth in
     Section 262 of the DGCL. Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions (except dividends or other distributions payable to stockholders of record of WBI at a date which is prior to the Effective
     Date) and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

          (d) Outstanding SFG Stock. Each share of SFG Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Parent Merger.

     3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of WBI Common Stock shall cease to be, and shall have no rights as, stockholders of WBI, other than to receive any dividend or other distribution with respect to such WBI Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of WBI of shares of WBI Stock.

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of SFG Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger; instead, SFG shall pay to each holder of WBI Common Stock who would otherwise be entitled to a fractional share of SFG Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of SFG Common Stock to which the holder would be entitled by the last sale price of SFG Common Stock, as reported by the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NASDAQ trading day immediately preceding the Effective Date.

     3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, SFG shall deposit, or shall cause to be deposited, with Bank of New York (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of WBI Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of SFG Common Stock ("New Certifi cates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of WBI Common Stock.

     (b) As promptly as practicable after the Effective Date, SFG shall send or cause to be sent to each former holder of record of shares of WBI Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. SFG shall cause the New Certificates into which shares of a stockholder's WBI Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of WBI Common Stock (or indemnity reasonably satisfactory to SFG and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of WBI Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to SFG Common Stock with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing shares of WBI Common Stock converted in the Parent Merger into the right to receive shares of such SFG Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of SFG Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of WBI for six months after the Effective Time shall be paid to SFG. Any stockholders of WBI who have not theretofore complied with this Article III shall thereafter look only to SFG for payment of the shares of SFG Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on SFG Common Stock deliverable in respect of each share of WBI Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 ANTI-DILUTION PROVISIONS. In the event SFG changes (or establishes a record date for changing) the number of shares of SFG Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding SFG Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of WBI Common Stock under the WBI Stock Plans (each, a "WBI Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such WBI Stock Option, the number of shares of SFG Common Stock equal to (a) the number of shares of WBI Common Stock subject to the WBI Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of WBI Common Stock which were purchasable pursuant to such WBI Stock Option divided by
(z) the number of full shares of SFG Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each WBI Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, WBI shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the WBI Stock Plans to permit the replacement of the outstanding WBI Stock Options by SFG pursuant to this Section and to permit SFG to assume the WBI Stock Plans. WBI shall further take all action necessary to amend the WBI Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, SFG shall assume the WBI Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that SFG shall have no obligation with respect to any awards under the WBI Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed WBI Stock Plans.

     (b) At all times after the Effective Time, SFG shall reserve for issuance such number of shares of SFG Common Stock as necessary so as to permit the exercise of the Replacement Options in the manner contemplated by this Agreement and the instruments pursuant to which the corresponding WBI Stock Options were granted. SFG shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and SFG shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and subsequent sale of such shares.

                                   ARTICLE IV

                          ACTIONS PENDING ACQUISITION

     4.01 FOREBEARANCES OF WBI. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or a separate agreement entered into by the parties on the date hereof, without the prior written consent of SFG, WBI will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of WBI and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon WBI's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of WBI Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of WBI Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on WBI Stock in an amount not to exceed the per share amount declared and paid in its most recent quarterly cash dividend, with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries to WBI, or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of WBI or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of WBI or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

          (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) Governing Documents. Amend the WBI Certificate, WBI By-Laws or the articles of incorporation or by-laws (or similar governing documents) of any of WBI's Subsidiaries.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to WBI and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management.  Except pursuant to applicable law or regulation,
     (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Commitments.  Agree or commit to do any of the foregoing.

     4.02 FOREBEARANCES OF SFG. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of WBI, SFG will not, and will cause each of its Subsidiaries not to:

          (a) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend.

          (c) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of SFG to exercise its rights under the Stock Option Agreement.

          (d) Risk Management.  Except pursuant to applicable law or regulation,
     (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (e) Commitments.  Agree or commit to do any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, SFG has delivered to WBI a schedule and WBI has delivered to SFG a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. WBI's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of SFG.

     5.02  STANDARD.  No representation or warranty of WBI or SFG contained in
Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than senior vice president and that party's in-house counsel, if any.

     5.03  REPRESENTATIONS AND WARRANTIES OF WBI.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, WBI hereby represents and warrants to SFG:

          (a) Organization, Standing and Authority. WBI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. WBI is duly qualified to do business and is in good standing in the state of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. FFB is a federal savings association duly organized, validly existing and in good standing under the laws of the United States of America. FFB is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) WBI Stock. As of the date hereof, the authorized capital stock of WBI consists solely of 5,000,000 shares of WBI Common Stock, of which 2,818,722 shares are outstanding as of the date hereof, and 500,000 shares of WBI Preferred Stock, of which none were outstanding as of the date hereof. As of the date hereof, 288,343 shares of Treasury Stock were held by WBI or otherwise owned by WBI or its Subsidiaries. The outstanding shares of WBI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of WBI Common Stock authorized and reserved for issuance, WBI does not have any Rights issued or outstanding with respect to WBI Common Stock, and WBI does not have any commitment to authorize, issue or sell any WBI Common Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of WBI Common Stock which are issuable and reserved for issuance upon exercise of WBI Stock Options as of the date hereof are Previously Disclosed in WBI's Disclosure Schedule.

          (c) Subsidiaries. (i)(A) WBI has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by WBI or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by WBI or its Subsidiaries free and clear of any Liens.

          (ii) WBI does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

          (iii) Each of WBI's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. Each of WBI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; WBI has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement; and FFB has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

          (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of WBI Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of WBI and the WBI Board prior to the date hereof. The Agreement to Merge, when executed by FFB, shall have been approved by the Board of Directors of FFB and by the WBI Board, as the sole stockholder of FFB. This Agreement is a valid and legally binding obligation of WBI, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The WBI Board has received the written opinion of Stifel, Nicolaus & Company, Incorporated to the effect that as of the date hereof the consideration to be received by the holders of WBI Common Stock in the Parent Merger is fair to the holders of WBI Common Stock from a financial point of view.

          (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by WBI or any of its Subsidiaries in connection with the execution, delivery or performance by WBI of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with federal and state thrift and banking authorities, (B) filings with the SEC and state securities authorities, and
     (C) the filing of the certificate of merger with the DSS pursuant to the DGCL and the OSS pursuant to the OGCL. As of the date hereof, WBI is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to receipt of the regulatory and stockholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of WBI or of any of its Subsidiaries or to which WBI or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the WBI Certificate or the WBI By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents. (i) WBI's Annual Reports on Form 10-KSB for the fiscal years ended June 30, 1996, 1997 and 1998 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to June 30, 1996 under the Securities Act, or under
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "WBI SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such WBI SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of WBI and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such WBI SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of WBI and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

          (ii) Since June 30, 1998, WBI and its Subsidiaries have not incurred any material liability not disclosed in any WBI SEC Document other than in the ordinary course of business consistent with past practice.

          (iii) Since June 30, 1998, (A) WBI and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to WBI.

          (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against WBI or any of its Subsidiaries and, to WBI's knowledge, no such litigation, claim or other proceeding has been threatened.

          (i) Regulatory Matters.

             (i) Neither WBI nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

             (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance with Laws.  Each of WBI and its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to WBI's knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since June 30, 1998, no notification or communication from any Governmental Authority (A) asserting that WBI or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
        (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to WBI's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement, the Stock Option Agreement, those agreements and other documents filed as exhibits to the WBI SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) No Brokers. No action has been taken by WBI that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Stifel, Nicolaus & Company, Incorporated.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of WBI's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of WBI or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither WBI nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

          (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and WBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of WBI, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither WBI nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject WBI or any of its Subsidiaries to a tax or penalty imposed by either
     Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of
     Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

          (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by WBI or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with WBI under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of WBI, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to WBI's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of WBI, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

          (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which WBI or any of its Subsidiaries is a party have been timely made or have been reflected on WBI's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of WBI, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
     Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

          (v) Neither WBI nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
     Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by WBI or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

          (vi) WBI and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

          (vii) With respect to each Compensation and Benefit Plan, if applicable, WBI has provided or made available to SFG, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

          (viii) Except as disclosed on Section 5.03(m)(viii) of WBI's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

          (ix) Except as disclosed on Section 5.03(m)(ix) of WBI's Disclosure Schedule, neither WBI nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

          (x) Except as disclosed on Section 5.03(m)(x) of WBI's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of SFG or WBI, or any of their respective Subsidiaries, will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code)of WBI on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither WBI nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is WBI or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel WBI or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to WBI's knowledge, threatened, nor is WBI aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws. WBI has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, the State of Delaware.

          (p) Environmental Matters. To WBI's knowledge, neither the conduct nor operation of WBI or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to WBI's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To WBI's knowledge, neither WBI nor any of its Subsidiaries has received any notice from any person or entity that WBI or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to WBI and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax

     Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of WBI or its Subsidiaries. WBI has made available to SFG true and correct copies of the United States federal income Tax Returns filed by WBI and its Subsidiaries for each of the three most recent fiscal years ended on or before June 30, 1997. Neither WBI nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the WBI SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in WBI SEC Documents filed on or prior to the date hereof. As of the date hereof, neither WBI nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (iii) WBI and its Subsidiaries will not be liable for any taxes as a result of any Covered Transaction.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for WBI' own account, or for the account of one or more of WBI' Subsidiaries or their customers (all of which are listed on WBI' Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of WBI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither WBI nor its Subsidiaries, nor to WBI' knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. The books and records of WBI and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (t) Insurance. WBI's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by WBI or its Subsidiaries. WBI and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of WBI reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; WBI and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Accounting Treatment. As of the date hereof, after due inquiry, WBI is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (v) Disclosure.  The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (w) Year 2000. Neither WBI nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any Office of Thrift Supervision Year 2000 Report of Examination. WBI has disclosed to SFG a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries and such plan is in material compliance with the schedule set forth in the FFIEC statements.

     5.04  REPRESENTATIONS AND WARRANTIES OF SFG.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, SFG hereby represents and warrants to WBI as follows:

          (a) Organization, Standing and Authority. SFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. SFG is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. MAB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. MAB is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) SFG Stock. (i) As of the date hereof, the authorized capital stock of SFG consists of 160,000,000 shares, of which 150,000,000 shares are SFG Common Stock, of which 45,045,733 shares are outstanding as of the date hereof, and 10,000,000 shares are SFG serial preferred stock, of which no shares are outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, SFG does not have any Rights issued or outstanding with respect to SFG Common Stock and SFG does not have any commitment to authorize, issue or sell any SFG Common Stock or Rights, except pursuant to this Agreement. The outstanding shares of SFG Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

          (ii) The shares of SFG Common Stock to be issued in exchange for shares of WBI Common Stock in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries. Each of SFG's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) Corporate Power. Each of SFG and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and SFG has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of SFG and the SFG Board prior to the date hereof and no stockholder approval is required on the part of SFG. The Agreement to Merge, when executed by MAB, shall have been approved by the Board of Directors of MAB and by the SFG Board, as the sole stockholder of MAB. This Agreement is a valid and legally binding agreement of SFG, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or "affecting creditors" rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by SFG or any of its Subsidiaries in connection with the execution, delivery or performance by SFG of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, or the Agreement to Merge, as applicable, with the federal and state thrift and banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the certificate of merger with the DSS pursuant to the DGCL and with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of SFG Common Stock in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, SFG is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of SFG or of any of its Subsidiaries or to which SFG or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or Code of Regulations (or similar governing documents) of SFG or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) SFG's supplemental consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1998, as filed with the SEC on SFG's Current Report on Form 8-K dated October 15, 1998 (which include the financial statements of Mid Am, Inc., Citizens Bancshares, Inc., Century Financial Corporation and Unibank), and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 1997 under the Securities Act, or under
     Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SFG SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SFG SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of SFG and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SFG SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of SFG and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) The Ohio Bank financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997,
     (A) complied or will comply in all material respects with generally accepted accounting principles, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to SFG.

          (h) Litigation; Regulatory Action. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against SFG or any of its Subsidiaries and, to the best of SFG's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Neither SFG nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has SFG or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws.  Each of SFG and its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that SFG or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
        (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to SFG's knowledge, do any grounds for any of the foregoing exist).

          (j) No Brokers. No action has been taken by SFG that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (k) Takeover Laws. SFG has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to SFG.

          (l) Environmental Matters. To SFG's knowledge, neither the conduct nor operation of SFG or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violated Environmental Laws and to SFG's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To SFG's knowledge, neither SFG nor any of its Subsidiaries has received any notice from any person or entity that SFG or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (m) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to SFG and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full,
     (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of SFG or its Subsidiaries. Neither SFG nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the SFG SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in SFG's SEC Documents filed on or prior to the date hereof. As of the date hereof, SFG has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

          (n) Books and Records. The books and records of SFG and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (o) Insurance. SFG's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by SFG or its Subsidiaries. SFG and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of SFG reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; SFG and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (p) Accounting Treatment. As of the date hereof, after due inquiry, SFG is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (q) Contracts. Neither SFG nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (r) Disclosure.  The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (s) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for SFG's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of SFG or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither SFG nor its Subsidiaries, nor to SFG's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

          (t) Year 2000. Neither SFG nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. SFG has disclosed to WBI a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

                                   ARTICLE VI

                                   COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of WBI and SFG agrees to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 STOCKHOLDER APPROVAL. WBI agrees to take, in accordance with applicable law, the WBI Certificate and WBI By-Laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by WBI's stockholders for consummation of the Parent Merger (including any adjournment or postponement, the "WBI Meeting"), as promptly as practicable after the Registration Statement is declared effective. The WBI Board shall recommend that its stockholders adopt this Agreement at the WBI Meeting unless otherwise necessary under the applicable fiduciary duties of the WBI Board, as determined by the WBI Board in good faith after consultation with and based upon advice of independent legal counsel.

     6.03 REGISTRATION STATEMENT. (a) SFG agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by SFG with the SEC in connection with the issuance of SFG Common Stock in the Parent Merger (including the proxy statement and prospectus and other proxy solicitation materials of WBI constituting a part thereof (the "Proxy Statement") and all related documents). WBI agrees to cooperate, and to cause its Subsidiaries to cooperate, with SFG, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that WBI and its Subsidiaries have cooperated as required above, SFG agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of WBI and SFG agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. SFG also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. WBI agrees to furnish to SFG all information concerning WBI, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of WBI and SFG agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the WBI stockholders and at the time of the WBI Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of WBI and SFG further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) SFG agrees to advise WBI, promptly after SFG receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of SFG Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 PRESS RELEASES. Each of WBI and SFG agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

     6.05 ACCESS; INFORMATION. (a) Each of WBI and SFG agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, WBI shall promptly furnish SFG with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 ACQUISITION PROPOSALS. WBI agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than SFG with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. WBI shall promptly (within 24 hours) advise SFG following the receipt by WBI of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise SFG of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, but only after the receipt of an Acquisition Proposal and during the period prior to the WBI Meeting, WBI may provide information at the request of or enter into negotiations with the party presenting the Acquisition Proposal with respect thereto, if the WBI Board determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to do so would result in a breach of the fiduciary duties of the WBI Board to the WBI stockholders under applicable law.

     6.07 AFFILIATE AGREEMENTS. Not later than the 15th day prior to the mailing of the Proxy Statement, WBI shall deliver to SFG a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the WBI Meeting, deemed to be an "affiliate" of WBI (each, a "WBI Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. WBI shall use its reasonable best efforts to cause each person who may be deemed to be a WBI Affiliate, as the case may be, to execute and deliver to SFG on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

     6.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 CERTAIN POLICIES. Prior to the Effective Date, WBI shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and SFG, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of SFG; provided, however, that WBI shall not be obligated to take any such action pursuant to this Section 6.09 unless and until SFG acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to WBI that SFG's representations and warranties, subject to Section 5.02, are true and correct as of such date and that SFG is otherwise material in compliance with this Agreement. WBI's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

     6.10 NASDAQ LISTING. SFG shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the shares of SFG Common Stock to be issued to the holders of WBI Common Stock in the Merger.

     6.11 REGULATORY APPLICATIONS. (a) SFG and WBI and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of SFG and WBI shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 INDEMNIFICATION. (a) Following the Effective Date and for a period of six years thereafter, SFG shall indemnify, defend and hold harmless the present directors, officers and employees of WBI and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that WBI is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Delaware, the WBI Certificate and the WBI By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Delaware law, the WBI Certificate and the WBI By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to SFG) selected by SFG and reasonably acceptable to such officer, director or employee.

     (b) For a period of three years from the Effective Time, SFG shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of WBI or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to WBI) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by WBI; provided, however, that in no event shall SFG be required to extend more than 200 percent of the current amount expended by WBI (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further that if SFG is unable to maintain or obtain the insurance called for by this Section 6.12(b), SFG shall use its reasonable best efforts to obtain as much comparable insurance or is available for the Insurance Amount; provided, further, that officers and directors of WBI or any Subsidiary may be required to make application and provide customary representations and warranties to SFG's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify SFG thereof; provided that the failure so to notify shall not affect the obligations of SFG under Section 6.12(a) unless and to the extent that SFG is actually prejudiced as a result of such failure.

     (d) If SFG or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of SFG shall assume the obligations set forth in this Section 6.12.

     6.13 BENEFIT PLANS. (a) Except as expressly contemplated by a separate agreement entered into by WBI and SFG on the date hereof, at the Effective Time, SFG or an applicable SFG Subsidiary, as the case may be, shall be substituted for WBI and each WBI Subsidiary as the sponsoring employer under those benefit and welfare plans with respect to which WBI or any of its Subsidiaries is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in WBI and/or its Subsidiaries with respect to each such plan. Except as expressly contemplated by a separate agreement entered into by WBI and SFG on the date hereof, each such plan shall be continued in effect by SFG or an applicable SFG Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to SFG or any applicable SFG Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with the terms of the plans and applicable law. WBI, each WBI Subsidiary, and SFG will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

     (b) At or as promptly as practicable after the Effective Time, SFG shall provide, or cause an appropriate SFG Subsidiary to provide, to each employee of WBI, and its wholly-owned subsidiaries as of the Effective Time ("WBI
Employees" ) the opportunity to participate in, subject to eligibility and vesting provisions, each employee benefit and welfare plan maintained by SFG or an appropriate SFG Subsidiary, whichever is applicable, for similarly-situated employees; provided that with respect to such plans maintained by SFG or an SFG Subsidiary, whichever is applicable, WBI Employees shall be given full credit for their service with WBI and its Subsidiaries in determining participation in, eligibility for and vesting in benefits thereunder and past years of service will be fully taken into account for vacation and severance benefits to the extent applicable; provided further that WBI Employees shall not be subject to any pre-existing condition exclusions under the group health plan of SFG or any applicable SFG Subsidiary; and provided further that to the extent that the initial period of coverage for WBI Employees under any plan of SFG or an SFG Subsidiary, whichever is applicable, that is an "employee benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, WBI Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such WBI Employees under the corresponding welfare plan of WBI or an applicable WBI subsidiary during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate SFG or any SFG Subsidiary to provide or cause to be provided any benefits duplicative to those provided under any benefit or welfare plan of WBI or any applicable WBI Subsidiary while continued pursuant to subparagraph (a) above. Except as otherwise provided in this Agreement, or in any applicable plan, the power of SFG or any SFG Subsidiary to amend or terminate any benefit or welfare plans of WBI and its Subsidiaries shall not be altered or affected. Moreover, this subsection 6.13(b) shall not confer upon any WBI Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at SFG or any SFG Subsidiary.

     (c) Any separate agreement entered into by WBI and SFG on the date hereof relating to employee or director benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

     6.14 NOTIFICATION OF CERTAIN MATTERS. Each of WBI and SFG shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

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

     6.15 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any applicable period, there shall not be a duplicating payment of both an SFG and a WBI dividend. The parties further agree that if the Effective Date is at the end of a fiscal quarter, then they will cooperate to assure that the WBI shareholders receive the dividend, if any, declared by WBI rather than the dividend for that period, if any, by SFG. In no event will the selection of the Effective Date cause the stockholders of WBI to lose a quarterly or a portion of a quarterly dividend.

     6.16 BOARD REPRESENTATION. SFG shall cause its Executive Committee to nominate for election to the SFG Board one (1) member of the WBI Board, which nominee shall be recommended by WBI and reasonably satisfactory to SFG. At the Effective Time, the nominee so selected shall be elected to fill a vacancy for a term ending at the annual meeting of stockholders of SFG in 2001 and shall thereafter serve as a member of the SFG Board until his successor is elected and shall have qualified. SFG shall cause its Executive Committee to nominate for election to the MAB Board one (1) member of the FFB Board, which nominee shall be recommended by WBI and reasonably satisfactory to SFG.

     6.17 SEPARATE DIVISION OF MAB. In connection with the merger of FFB into MAB, MAB shall name a new Community Bank Division, which will include all of FFB's offices (with the exception of the Rossford, Ohio branch) in addition to the MAB branches in Bowling Green, Elmore, North Baltimore, Grand Rapids, Genoa, Stony Ridge, Weston and Bradner, Ohio.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of SFG and WBI to consummate the Merger is subject to the fulfillment or written waiver by SFG and WBI prior to the Effective Time of each of the following conditions:

          (a) WBI Stockholder Approval. This Agreement shall have been duly adopted by the requisite vote of the stockholders of WBI.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements which the SFG Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on SFG after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the SFG Board reasonably determines would either before or after the Effective Date be unduly burdensome.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of SFG Common Stock to be issued in the Parent Merger shall have been received and be in full force and effect.

          (f) Accounting Treatment. SFG shall have received from Crowe, Chizek and Company, LLP, SFG's independent auditors, a letter, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     7.02 CONDITIONS TO OBLIGATION OF WBI. The obligation of WBI to consummate the Merger is also subject to the fulfillment or written waiver by WBI prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of SFG set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and WBI shall have received a certificate, dated the Effective Date, signed on behalf of SFG by the Chief Executive Officer and the Chief Financial Officer of SFG to such effect.

          (b) Performance of Obligations of SFG. SFG shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and WBI shall have received a certificate, dated the Effective Date, signed on behalf of SFG by the Chief Executive Officer and the Chief Financial Officer of SFG to such effect.

          (c) Tax Opinion. WBI shall have received an opinion of counsel to SFG or SFG's independent auditors, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of WBI who receive shares of SFG Common Stock in exchange for shares of WBI Common Stock, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to SFG or SFG's independent auditors, as the case may be, may require and rely upon representations contained in letters from WBI and SFG.

          (d) Opinion of SFG's Counsel. WBI shall have received an opinion of counsel to SFG, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) SFG is a corporation duly organized and in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly executed by SFG and constitutes the binding obligation of SFG, enforceable against SFG in accordance with its terms, (iii) the SFG Common Stock to be issued as Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, and (iv) that upon the filing of the certificate of merger with the DSS, the Parent Merger shall become effective.

          (e) Fairness Opinion. WBI shall have received a fairness opinion from Stifel, Nicolaus & Company, Incorporated, financial advisor to WBI, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration is fair to the stockholders of WBI from a financial point of view.

     7.03 CONDITIONS TO OBLIGATION OF SFG. The obligation of SFG to consummate the Merger is also subject to the fulfillment or written waiver by SFG prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of WBI set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and SFG shall have received a certificate, dated the Effective Date, signed on behalf of WBI by the Chief Executive Officer and the Chief Financial Officer of WBI to such effect.

          (b) Performance of Obligations of WBI. WBI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and SFG shall have received a certificate, dated the Effective Date, signed on behalf of WBI by the Chief Executive Officer and the Chief Financial Officer of WBI to such effect.

          (c) Opinion of WBI's Counsel. SFG shall have received an opinion of Silver, Freedman & Taff, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) WBI is a corporation duly organized and in good standing under the laws of the State of Delaware, (ii) this Agreement has been duly executed by WBI and constitutes a binding obligation on WBI, enforceable in accordance with its terms against WBI, and (iii) that upon the filing of the certificate of merger with the DSS, the Parent Merger shall become effective.

          (d) Dissenters. Holders of not more than 7% of the WBI Common Stock shall have preserved their elections to perfect appraisal rights under
     Section 262 of the DGCL.

          (e) Affiliate Agreements. SFG shall have received the agreements referred to in Section 6.07 from each affiliate of WBI.

                                  ARTICLE VIII

                                  TERMINATION

     8.01 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of SFG and WBI, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by SFG or WBI, if its Board of Directors so determines by vote of a majority of the members of its entire

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

     Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) Delay. At any time prior to the Effective Time, by SFG or WBI, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by September 30, 1999, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
     Section 8.01(c).

          (d) No Approval. By WBI or SFG, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the WBI stockholders fail to adopt this Agreement at the WBI Meeting.

          (e) By WBI, if the Average NASDAQ Closing Price (as defined below) of SFG Common Stock is less than $24.25, subject to adjustment for events occurring under Section 3.05, provided however, that prior to WBI exercising any right of termination pursuant to this Section 8.01(e), SFG may, at its option, for a period of three (3) business days, offer to distribute to WBI stockholders, in connection with Section 3.01, an additional number of shares of SFG Common Stock to offset the amount by which the Average NASDAQ Closing Price is below $24.25 subject to adjustment for events occurring under Section 3.05. In the event that SFG offers the stockholders of WBI additional shares of SFG Common Stock in accordance herewith, the right of WBI to terminate this Agreement under this Section 8.01 (e) shall be null and void, and the Merger Consideration shall be adjusted in accordance herewith. For purposes of this Section 8.01
     (e), the Average NASDAQ Closing Price shall mean the arithmetic mean of the NASDAQ closing prices of SFG Common Stock for the ten (10) trading days immediately preceding the eighth (8th) trading day prior to the Effective Date.

     8.02 EFFECT OF TERMINATION AND ABANDONMENT, ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state

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

having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12, 6.13, 6.16, and 6.17 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

     9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the WBI Meeting, this Agreement may not be amended if it would violate the DGCL or the federal securities laws.

     9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

     9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between WBI and SFG. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by SFG.

     9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to WBI, to:

     Wood Bancorp, Inc.
     124 E. Court St.
     Bowling Green, OH 43402
     Attn: Robert E. Spitler, Chairman and Richard L. Gordley, CEO

     With a copy to:

     Silver, Freedman and Taff
     1100 New York Avenue, NW
     Floor Seven
     Washington, DC 20005
     Attn: Jeffrey M. Werthan, Esq.

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

     If to SFG, to:

     Sky Financial Group, Inc.
     10 E. Main Street
     Salineville, OH 43945
     Attn: Marty E. Adams, President and COO

     With a copy to:

     Sky Financial Group, Inc.
     221 S. Church Street
     Bowling Green, OH 43402
     Attn: W. Granger Souder, General Counsel

     9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, any separate agreement entered into by the parties on even date herewith, and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement or Stock Option Agreement). Except for Section 6.12, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                         *             *             *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                       Wood Bancorp, Inc.

                                       By: /s/ RICHARD L. GORDLEY
                                          --------------------------------------
                                           Richard L. Gordley
                                           Chief Executive Officer

                                       Sky Financial Group, Inc.

                                       By: /s/ MARTY E. ADAMS
                                          --------------------------------------
                                           Marty E. Adams
                                           President and COO

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

                                  DATED AS OF

                               DECEMBER 16, 1998

                                 BY AND BETWEEN

                           SKY FINANCIAL GROUP, INC.

                                      AND

                               WOOD BANCORP, INC.

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of December 16, 1998, between Sky Financial Group, Inc., an Ohio corporation ("Grantee"), and Wood Bancorp, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer are simultaneously entering into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 560,926 fully paid and nonassessable shares of the common stock, par value $.01 per share, of Issuer ("Common Stock") at a price per share equal to $16.00; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee and director benefit plans prior to the date hereof) at a price less than such price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) of the Merger Agreement (but only if the breach giving rise to the termination was willful) ( a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement by Issuer pursuant to Section 8.01(b) thereof as a result of the material breach by Grantee of its representations, warranties, covenants or agreements contained in the Merger Agreement.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or its financial institution subsidiary (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) The shareholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or the Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of December 16, 1998, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a re sult of any assignment or division of this Agreement.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
     Section 2(b)(i) hereof, except that the percentage referred to in clause
     (z) shall be 50%.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute

Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11.  Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event an Initial Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

     13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $2.8 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

     (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
14).

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                       WOOD BANCORP, INC.

                                       By: /s/ RICHARD L. GORDLEY
                                          --------------------------------------
                                           Richard L. Gordley
                                           President and Chief Executive Officer

                                       SKY FINANCIAL GROUP, INC.

                                       By: /s/ MARTY E. ADAMS
                                          --------------------------------------
                                           Marty E. Adams
                                           President and Chief Operating Officer

                                                                         ANNEX C

                                FAIRNESS OPINION

                                       OF

                        STIFEL, NICOLAUS & COMPANY, INC.

                                     DATED

                                 JUNE 10, 1999

June 10, 1999

Board of Directors
Wood Bancorp, Inc.
124 East Court Street
Bowling Green, OH 43402

Members of the Board:

You have requested our opinion as to the fairness from a financial point of view to the shareholders of Wood Bancorp, Inc. ("Wood") of the exchange ratio (the "Exchange Ratio") of 0.7315 shares of common stock, no par value, of Sky Financial Group, Inc. ("Sky") to be exchanged for each share of common stock, $0.01 par value per share, of Wood pursuant to the terms of the Agreement and Plan of Merger, dated as of December 16, 1998 (the "Agreement") by and between Sky and Wood. For the purposes of our opinion, we have assumed that the merger of Wood with Sky pursuant to the Agreement (the "Merger") will constitute a tax-free reorganization as contemplated by the Agreement and the Merger will qualify as a pooling-of-interests for accounting purposes.

Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Wood and Sky and have completed our financial analysis of this transaction. In the ordinary course of its business, Stifel actively trades equity securities of Wood and Sky for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

In rendering our opinion, we have reviewed, among other things: of the Agreement; the financial statements of Wood and Sky included in their respective 10-Ks for the 5 years ended June 30, 1998 and December 31, 1998, respectively, and their respective 10-Qs for the quarter ended March 31, 1999; certain internal financial analyses and forecasts for Wood and Sky prepared by the respective management; and certain pro forma financial forecasts for Wood and Sky on a combined basis, giving effect to the Merger, prepared by the management of Wood utilizing Wood's and Sky's internal financial forecasts. We have conducted conversations with Wood's and Sky's senior management regarding recent developments and management's financial forecasts for Wood and Sky. In addition, we have spoken to members of Wood's and Sky's senior management regarding factors which affect each entity's business. We have also compared certain financial and securities data of Wood and Sky with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Wood and Sky, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the commercial banking and thrift industries generally.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Wood and Sky as to the future operating and financial performance of Wood and Sky, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also assumed, with your consent, that the forecasts for Sky and Wood used in preparing the pro forma financial forecasts for the combined company resulting from the merger would be realized in the amounts and time periods estimated and that they provide a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Wood or Sky since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of Wood and Sky are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of Wood's or Sky's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of Wood or Sky. We relied on advice of Wood's counsel and accountants as to all legal and accounting matters with respect to Wood, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of Wood for its information and assistance in connection with its consideration of the financial terms of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of Wood or Sky might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the Exchange Ratio pursuant to the Agreement is fair to the holders of Wood Common Stock from a financial point of view.

Very truly yours,

                    STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of Liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master there, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

          (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c) By the stockholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Section 36 of the code of regulations of Sky Financial Group, Inc. states as follows:

          Section 36. Indemnification. The corporation shall indemnify any director or officer and any former director or officer of the corporation and any such director or officer who is or has served at the request of the corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgment fines, and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

     In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Sky Financial's code of regulations as of the date of the agreement; (ii) the benefits provided by Sky Financial's code of regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Sky Financial; (vi) the benefits which would have been available to the indemnitee under a Sky Financial insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits that are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   2.1     Agreement and Plan of Merger, dated as of December 16, 1998 between Sky Financial Group, Inc. and Wood Bancorp, Inc.
           (included as Annex A to the proxy statement/prospectus).
   2.2     Agreement and Plan of Merger, dated as of December 14, 1998 as amended and restated as of April 19, 1999 by and among
           Sky Financial Group, Inc., First Western Bancorp, Inc. and
           First Western Acquisition Corporation (incorporated by
           reference to Exhibit 2 of Form S-4 Registration Statement
           No. 333-78997 of the Registrant).
   3.1     Registrant's Sixth Amended and Restated Articles of
           Incorporation (incorporated by reference to Exhibit 3.1 of
           Form S-4 Registration Statement No. 333-78997 of the
           Registrant).
   3.2     Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3.2 of Form S-4 Registration
           Statement No. 333-78997 of the Registrant).
   5       Opinion of Squire, Sanders & Dempsey L.L.P. regarding
           legality.
   8       Form of Opinion of Squire, Sanders & Dempsey L.L.P.
           regarding tax matters.
  12       Fairness Opinion of Stifel, Nicolaus & Company, Incorporated
           (included as Annex C to the proxy statement/prospectus).
  15       Letter re: unaudited interim financial information.
  23.1     Consent of Squire, Sanders & Dempsey L.L.P. (included in
           Exhibit 5).
  23.2     Consent of Stifel, Nicolaus & Company, Incorporated.
  23.3     Consent of Crowe, Chizek and Company LLP.
  23.4     Consent of Crowe, Chizek and Company LLP.
  23.5     Consent of Deloitte & Touche LLP.
  24       Power of Attorney (included as part of the Signature Page to the Form S-4 Registration Statement).
  99.1     Proxy Card of Wood Bancorp, Inc.
  99.2     Stock Option Agreement, dated as of December 16, 1998, by
           and between Sky Financial Group, Inc. and Wood Bancorp
           Bancorp, Inc. (included as Annex B to the proxy
           statement/prospectus).
  99.3     Consent of Person Named as About to Become a Director.

ITEM 22. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered there, and the offering of such securities at that time will be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3; and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered there, and the offering of such securities at that time will be deemed to be the initial bona fide offering.

(c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered here, and the offering of such securities at that time will be deemed to be the initial bona fide offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio on May 28, 1999.

                                       SKY FINANCIAL GROUP, INC.

                                       By:        /s/ MARTY E. ADAMS
                                          --------------------------------------
                                           Marty E. Adams
                                           President and Chief Operating Officer

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----

      /s/ MARTY E. ADAMS         President, Chief Operating         May 28, 1999
-------------------------------  Officer and Director
        Marty E. Adams

    /s/ DAVID R. FRANCISCO       Chairman of the Board, Chief       May 28, 1999
-------------------------------  Executive Officer, Treasurer,
      David R. Francisco         Principal Executive Officer,
                                 Principal Financial Officer and
                                 Director

     /s/ EDWARD J. REITER        Senior Chairman of the Board of    May 28, 1999
-------------------------------  Directors and Director
       Edward J. Reiter

      /s/ JAMES C. MCBANE        Vice Chairman of the Board of      May 28, 1999
-------------------------------  Directors and Director
        James C. McBane

   /s/ FRED H. JOHNSON, III      Director                           May 28, 1999
-------------------------------
     Fred H. Johnson, III

     /s/ KEITH D. BURGETT        Director                           May 28, 1999
-------------------------------
       Keith D. Burgett

     /s/ WILLARD L. DAVIS        Director                           May 28, 1999
-------------------------------
       Willard L. Davis

   /s/ KENNETH E. MCCONNELL      Director                           May 28, 1999
-------------------------------
     Kenneth E. McConnell

      /s/ GLENN F. THORNE        Director                           May 28, 1999
-------------------------------
        Glenn F. Thorne

   /s/ GERARD P. MASTROIANNI     Director                           May 28, 1999
-------------------------------
     Gerard P. Mastroianni

      /s/ DEL E. GOEDEKER        Director                           May 28, 1999
-------------------------------
        Del E. Goedeker

           SIGNATURE                          TITLE                     DATE
           ---------                          -----                     ----
    /s/ JOSEPH W. TOSH, II       Director                           May 28, 1999
-------------------------------
      Joseph W. Tosh, II

       /s/ H. LEE KINNEY         Director                           May 28, 1999
-------------------------------
         H. Lee Kinney

      /s/ GERALD D. ALLER        Director                           May 28, 1999
-------------------------------
        Gerald D. Aller

      /s/ DAVID A. BRYAN         Director                           May 28, 1999
-------------------------------
        David A. Bryan

    /s/ D. JAMES HITTICKER       Director                           May 28, 1999
-------------------------------
      D. James Hitticker

    /s/ MARILYN O. MCALEAR       Director                           May 28, 1999
-------------------------------
      Marilyn O. McAlear

     /s/ THOMAS S. NONEMAN       Director                           May 28, 1999
-------------------------------
       Thomas S. Noneman

   /s/ EMERSON J. ROSS, JR.      Director                           May 28, 1999
-------------------------------
     Emerson J. Ross, Jr.

    /s/ DOUGLAS J. SHIERSON      Director                           May 28, 1999
-------------------------------
      Douglas J. Shierson

    /s/ C. GREGORY SPANGLER      Director                           May 28, 1999
-------------------------------
      C. Gregory Spangler

     /s/ ROBERT E. STEARNS       Director                           May 28, 1999
-------------------------------
       Robert E. Stearns

     The undersigned attorney-in-fact, by signing his name below, does hereby sign this registration statement on Form S-4 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously in this registration statement.

/s/ W. GRANGER SOUDER, JR.
-----------------------------
W. Granger Souder, Jr.
Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   2.1     Agreement and Plan of Merger, dated as of December 16, 1998 between Sky Financial Group, Inc. and Wood Bancorp, Inc.
           (included as Annex A to the proxy statement/prospectus).
   2.2     Agreement and Plan of Merger, dated as of December 14, 1998 as amended and restated as of April 19, 1999 by and among
           Sky Financial Group, Inc., First Western Bancorp, Inc. and
           First Western Acquisition Corporation (incorporated by
           reference to Exhibit 2 of Form S-4 Registration Statement
           No. 333-78997 of the Registrant).
   3.1     Registrant's Sixth Amended and Restated Articles of
           Incorporation (incorporated by reference to Exhibit 3.1 of
           Form S-4 Registration Statement No. 333-78997 of the
           Registrant).
   3.2     Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3.2 of Form S-4 Registration
           Statement No. 333-78997 of the Registrant).
   5       Opinion of Squire, Sanders & Dempsey L.L.P. regarding
           legality.
   8       Form of Opinion of Squire, Sanders & Dempsey L.L.P.
           regarding tax matters.
  12       Fairness Opinion of Stifel, Nicolaus & Company, Incorporated
           (included as Annex C to the proxy statement/prospectus).
  15       Letter re: unaudited interim financial information.
  23.1     Consent of Squire, Sanders & Dempsey L.L.P. (included in
           Exhibit 5).
  23.2     Consent of Stifel, Nicolaus & Company, Incorporated.
  23.3     Consent of Crowe, Chizek and Company LLP.
  23.4     Consent of Crowe, Chizek and Company LLP.
  23.5     Consent of Deloitte & Touche LLP.
  24       Power of Attorney (included as part of the Signature Page to the Form S-4 Registration Statement).
  99.1     Proxy Card of Wood Bancorp, Inc.
  99.2     Stock Option Agreement, dated as of December 16, 1998, by
           and between Sky Financial Group, Inc. and Wood Bancorp
           Bancorp, Inc. (included as Annex B to the proxy
           statement/prospectus).
  99.3     Consent of Person Named as About to Become a Director.